      As filed with the Securities and Exchange Commission on June 29, 1999
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   7363                            38-3323099
    (State or other jurisdiction of                (Primary Standard                   (I.R.S. Employer
    incorporation or organization)        Industrial Classification Code Number)      Identification No.)


MSX International Business Services, Inc. ........................              7363                           38-3323109
MSX International Engineering Services, Inc. .....................              8711                           38-3323110
MSX International (Holdings), Inc. ...............................              6719                           38-3325699
MSX International (USA), Inc. ....................................              6719                           38-3325698
MSX International Technology Services, Inc. ......................              7363                           38-2703800
(Exact name of registrant as specified in its charter)............   (Primary Standard Industrial           (I.R.S. Employer
                                                                          Classification Code               Identification No.)
                                                                               Number)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                               275 Rex Boulevard
                          Auburn Hills, Michigan 48326
                                 (248) 299-1000
   (Address and telephone number of registrant's principal executive offices)

                                  Carol Creel
                       Vice President and General Counsel
                               275 Rex Boulevard
                          Auburn Hills, Michigan 48326
                                 (248) 299-1000
           (Name, address and telephone number of agent for service)
                             ----------------------
                                   Copies to:
                            DAVID W. FERGUSON, ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                             ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                           Amount           Proposed            Proposed
       Titles of Each Class of              to be        Maximum Offering   Maximum Aggregate      Amount of
     Securities to be Registered          Registered     Price Per Note(1)  Offering Price(1)    Registration Fee
--------------------------------------------------------------------------------------------------------------------
11 3/8% Senior Subordinated Notes
    due 2008.......................      $30,000,000           100%           $30,000,000            $8,340
--------------------------------------------------------------------------------------------------------------------
Guarantees of 11 3/8% Senior
    Subordinated Notes due 2008....         (2)                (2)                (2)                 (2)
====================================================================================================================

(1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Senior Subordinated Notes registered hereby.

                             ----------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 29, 1999



                                OFFER TO EXCHANGE
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                           FOR ANY AND ALL OUTSTANDING
                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF
                             MSX INTERNATIONAL, INC.
                               ------------------

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
             , 1999, UNLESS EXTENDED.

     We are offering to exchange up to $30,000,000 aggregate principal amount of our 11 3/8% Senior Subordinated Notes due 2008, Series B (the "exchange notes"), which have been registered under the Securities Act of 1933, for $30,000,000 aggregate principal amount of our existing 11 3/8% Senior Subordinated Notes due 2008, Series B (the "old notes" or the "Series B Notes" and, together with the exchange notes and our currently outstanding $100,000,000 aggregate principal amount of 11 3/8% Senior Subordinated Notes, the "Notes"). This $100,000,000 aggregate principal amount of notes was originally issued pursuant to Rule 144A and Regulation S under the Securities Act in January 1998 and exchanged for registered notes in August 1998 in an exchange offer similar to this offer. The $100,000,000 issuance is sometimes referred to in this prospectus as the Series A Notes. We are offering to issue the exchange notes to satisfy our obligations contained in the registration agreement entered into when the old notes were sold in transactions pursuant to Rule 144A and Regulation S under the Securities Act and therefore not registered with the SEC.

     The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act, and certain transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

     Exchange Offer:

     - You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, IBJ Whitehall & Trust Company,
          by 5:00 p.m, New York City time, on              .

     - If your old notes are held in book-entry form at the Depository Trust Company (DTC), you must instruct DTC through your signed letter of transmittal that you wish to exchange your old notes for exchange notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of old notes for exchange notes.

     - You should read the section titled "The Exchange Offer" for additional information on how to exchange your old notes for exchange notes.

     -    We will not receive any proceeds from the exchange offer.

     The notes are our general unsecured senior subordinated obligations and are subordinated in right of payment to all of our senior indebtedness, including any borrowings under our credit facility. At April 4, 1999, we had approximately $118.9 million of outstanding senior indebtedness.

     SEE "RISK FACTORS" BEGINNING ON PAGE FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE OLD NOTES PRIOR TO TENDERING THEIR OLD NOTES FOR THE EXCHANGE NOTES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1999.

                               ------------------
                                TABLE OF CONTENTS
                               ------------------

                                                                                             Page
                                                                                             ----

FORWARD-LOOKING STATEMENTS...................................................................  2
PROSPECTUS SUMMARY...........................................................................  3
RISK FACTORS................................................................................. 13
USE OF PROCEEDS.............................................................................. 19
CAPITALIZATION............................................................................... 19
PRO FORMA FINANCIAL DATA..................................................................... 20
SELECTED FINANCIAL AND OTHER DATA............................................................ 29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS................................................................. 31
BUSINESS..................................................................................... 40
MANAGEMENT................................................................................... 46
PRINCIPAL STOCKHOLDERS....................................................................... 50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................... 51
DESCRIPTION OF CAPITAL STOCK................................................................. 53
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS.................................................... 55
THE EXCHANGE OFFER........................................................................... 57
DESCRIPTION OF NOTES......................................................................... 63
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES....................................... 90
PLAN OF DISTRIBUTION......................................................................... 91
LEGAL MATTERS................................................................................ 91
EXPERTS...................................................................................... 91
AVAILABLE INFORMATION........................................................................ 92
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................................... F-1


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These factors include, but are not limited to, MSX International's leverage, its reliance on major customers in the automotive industry, the degree and nature of competition, MSX International's ability to recruit and place qualified personnel, risks associated with its acquisition strategy, and employment liability risk.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information (including the financial statements and the related notes) included elsewhere in this prospectus.

                                   THE COMPANY

     MSX International, Inc. ("MSXI") is a leading supplier of people and technology-driven engineering and business services, principally to the automotive industry in the United States and Europe, with the capability to provide services on a worldwide basis. Through internal growth and acquisitions, MSXI is now a single source provider of a broad range of complementary outsourcing services, provided both at customer and MSXI facilities. Services offered by MSXI include technical and professional contract staffing; product development services; training services; digital document and information storage and retrieval; process improvement consulting; comprehensive marketing information processing and teleservices. MSXI is also a provider of purchasing support services, which include processes to manage the procurement of staffing, training and other professional services.

     MSXI is a Delaware holding company formed in 1996 and owned by Citicorp Venture Capital Ltd. ("CVC"), MascoTech, Inc. ("MascoTech") and certain members of management. On January 3, 1997, MSXI acquired (the "TSG Acquisition") selected assets and operations of the former engineering and technical business service units of MascoTech Automotive Systems Group, Inc. ("MASG") and MascoTech. Through the consummation of the TSG Acquisition, MSXI also acquired (the "APX Acquisition") the net assets of APX International ("APX") which previously had been acquired by MASG as of November 6, 1996. All references herein to MSXI, unless the context otherwise requires, shall mean MSX International, Inc., including its consolidated subsidiaries, and its predecessor for accounting purposes, the Technical Services Group of MascoTech ("TSG").

     Effective August 31, 1997, MSXI acquired (the "GRI Acquisition") all of the issued and outstanding stock of Geometric Results Incorporated ("GRI") from Ford Motor Company ("Ford"). In connection with this acquisition, MSXI entered into two five-year agreements with Ford to manage certain temporary staffing procurement services for Ford (the "Ford Master Vendor Agreement") and to continue providing certain general business services (the "Ford Master Supply Agreement").

     By adding GRI's capabilities to its traditional strength in technical staffing and design and engineering services, MSXI expanded its ability to sell a broad range of complementary services to both existing and new customers within and outside the automotive industry. MSXI believes that it is the only company currently providing such a broad range of services to the automotive industry on a worldwide basis.

     In January 1998, MSXI completed the private placement of $100 million of the Series A Notes. In August 1998, MSXI exchanged these notes for publicly registered notes.

     Since January 1998, MSXI has completed seven acquisitions and made two equity investments. These transactions have expanded MSXI's geographic coverage, service offerings, and reach to customers outside the automotive industry.

     MSXI employed or sourced over 12,000 individuals at 64 operating facilities in 23 countries as of January 3, 1999. MSXI continues to pursue a dual growth strategy focused on both internal development and complementary acquisitions.

                               THE EXCHANGE OFFER


The Exchange Offer...................................     Up to $30 million aggregate principal amount of exchange
                                                          notes are being offered in exchange for a like aggregate
                                                          principal amount of old notes. We are making the
                                                          Exchange Offer in order to satisfy our obligations under
                                                          the registration agreement relating to the old notes.
                                                          For a description of the procedures for tendering old
                                                          notes, see "The Exchange Offer  -  Procedures for
                                                          Tendering Old Notes."

Expiration Time......................................     5:00 p.m., New York City time, on           , 1999 (the
                                                          "expiration time") unless the Exchange Offer is extended
                                                          by MSXI (in which case the term "expiration time" means
                                                          the latest date and time to which the Exchange Offer is
                                                          extended). Any waiver, extension or termination of the
                                                          Exchange Offer will be publicly announced by us through
                                                          a release to the Dow Jones News Service and as otherwise
                                                          required by applicable law or regulations. See "The
                                                          Exchange Offer  -  Terms of the Exchange Offer; Period for
                                                          Tendering Old Notes."

Certain Conditions to the
Exchange Offer.......................................     The Exchange Offer is subject to certain conditions. We
                                                          reserve the right, subject to applicable law, at any
                                                          time and from time to time, (1) to delay the acceptance
                                                          of the old notes for exchange, (2) to terminate the
                                                          Exchange Offer if certain specified conditions have not
                                                          been satisfied, (3) to extend the expiration time of the
                                                          Exchange Offer and retain all old notes tendered
                                                          pursuant to the Exchange Offer, subject, however, to the
                                                          right of holders of old notes to withdraw their tendered
                                                          old notes, or (4) to amend the terms of the Exchange
                                                          Offer in any respect. See "The Exchange Offer  -  Terms of the Exchange Offer; Period for Tendering Old Notes" and
                                                          " -  Certain Conditions to the Exchange Offer."

Withdrawal Rights....................................     Tenders of old notes may be withdrawn at any time prior
                                                          to the expiration time by delivering a written notice of
                                                          this withdrawal to the exchange agent in conformity with
                                                          certain procedures set forth below under "The Exchange
                                                          Offer  -  Withdrawal Rights."

Procedures for Tendering Old
Notes................................................     Tendering holders of old notes must complete and sign a
                                                          Letter of Transmittal in accordance with the
                                                          instructions contained therein and forward the same by
                                                          mail, facsimile or hand delivery, together with any
                                                          other required documents, to the exchange agent (as
                                                          defined below) at the address set forth herein by the
                                                          expiration time, either with the old notes to be
                                                          tendered or in compliance with the specified procedures
                                                          for guaranteed delivery of old notes. Certain brokers,
                                                          dealers, commercial banks, trust companies


                                                          and other nominees may also effect tenders by book-entry
                                                          transfer. We urge holders of old notes registered in the
                                                          name of a broker, dealer, commercial bank, trust company
                                                          or other nominee to contact this person promptly if they
                                                          wish to tender old notes pursuant to the Exchange Offer.
                                                          See "The Exchange Offer - Procedures for Tendering Old
                                                          Notes." Letters of transmittal and certificates
                                                          representing old notes should not be sent directly to us.
                                                          These documents should only be sent to the exchange agent.
                                                          Questions regarding how to tender and requests for
                                                          information should be directed to the Exchange Agent. See
                                                          "The Exchange Offer - Exchange Agent."

Guaranteed Delivery
Procedures...........................................     Holders of old notes who wish to tender their old notes
                                                          and whose old notes are not immediately available or who
                                                          cannot deliver their old notes, a Letter of Transmittal
                                                          or any other document required by the Letter of
                                                          Transmittal to the exchange agent prior to the
                                                          expiration time, must tender their old notes according
                                                          to the guaranteed delivery procedures set forth in "The
                                                          Exchange Offer  -  Guaranteed Delivery Procedures."

Resales of exchange notes............................     We are making the Exchange Offer in reliance on the
                                                          position of the staff of the Division of Corporation
                                                          Finance of the Commission as set forth in certain
                                                          interpretive letters addressed to third parties in other
                                                          transactions. However, we have not sought our own
                                                          interpretive letter and there can be no assurance that
                                                          the staff of the Division of Corporation Finance of the
                                                          Commission would make a similar determination with
                                                          respect to the Exchange Offer as it has in previous
                                                          interpretive letters to third parties. Based on these
                                                          interpretations by the staff of the Division of
                                                          Corporation Finance, and subject to the two immediately
                                                          following sentences, we believe that exchange notes
                                                          issued pursuant to this Exchange Offer in exchange for
                                                          old notes may be offered for resale, resold and
                                                          otherwise transferred by a holder of exchange notes
                                                          (other than a holder who is a broker-dealer) without
                                                          further compliance with the registration and prospectus
                                                          delivery requirements of the Securities Act, provided
                                                          that these exchange notes are acquired in the ordinary
                                                          course of the holder's business and that the holder is
                                                          not participating, and has no arrangement or
                                                          understanding with any person to participate, in a
                                                          distribution (within the meaning of the Securities Act)
                                                          of the exchange notes. However, any holder of old notes
                                                          who is an "affiliate" of MSXI or who intends to
                                                          participate in the Exchange Offer for the purpose of
                                                          distributing the exchange notes, or any broker-dealer
                                                          who purchased the old notes from MSXI to resell pursuant
                                                          to Rule 144A or any other available exemption under the
                                                          Securities Act, (a) will not be able to rely on the
                                                          interpretations of the staff of the Division of
                                                          Corporation Finance of the Commission set forth in the


                                                          above-mentioned interpretive letters, (b) will not be
                                                          permitted or entitled to tender these old notes in the
                                                          Exchange Offer and (c) must comply with the registration
                                                          and prospectus delivery requirements of the Securities
                                                          Act in connection with any sale or other transfer of
                                                          these old notes unless the sale is made pursuant to an
                                                          exemption from these requirements.

                                                          Each holder of old notes who wishes to exchange old notes
                                                          for exchange notes in the Exchange Offer will be required
                                                          to represent that (1) it is not an "affiliate" of MSXI
                                                          within the meaning of Rule 405 under the Securities Act,
                                                          (2) any exchange notes to be received by it are being
                                                          acquired in the ordinary course of its business and (3) it has no arrangement or understanding with any person to
                                                          participate in a distribution (within the meaning of the
                                                          Securities Act) of the exchange notes.

                                                          Each broker-dealer that receives exchange notes for its
                                                          own account in exchange for old notes, where the old notes were acquired as the result of market-making activities or other trading activities, must acknowledge that it will
                                                          deliver a prospectus in connection with any resale of
                                                          these exchange notes. The letter of transmittal states
                                                          that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
                                                          "underwriter" within the meaning of the Securities Act.
                                                          This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for
                                                          old notes where the old notes were acquired by the
                                                          broker-dealer for its own account as a result of
                                                          market-making or other trading activities. Subject to
                                                          certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange
                                                          Offer - Resale of Exchange Notes," MSXI has agreed that
                                                          this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any of these resales for a period ending 180 days
                                                          after the expiration time or, if earlier, when all the
                                                          exchange notes have been disposed of by the broker-dealer.
                                                          See "Plan of Distribution." Any holder who is an
                                                          "affiliate" of MSXI may not rely on these interpretive
                                                          letters and must comply with the registration and
                                                          prospectus delivery requirements of the Securities Act in
                                                          connection with any resale transaction. See "The Exchange
                                                          Offer - Resales of Exchange Notes."

Acceptance of Old Notes and
Offer, Delivery of Exchange
Notes................................................     Subject to the terms and conditions of the Exchange
                                                          Offer, MSXI will accept for exchange any and all old
                                                          notes which are properly tendered in the Exchange Offer,
                                                          and not


                                                          withdrawn, prior to 5:00 p.m. New York City time, on the
                                                          expiration time. Subject to these terms and conditions,
                                                          the exchange notes issued pursuant to the Exchange Offer
                                                          will be delivered promptly following the expiration time.
                                                          See "The Exchange Offer - Acceptance of Old Notes for
                                                          Exchange; Delivery of Exchange Notes."

Exchange Agent.......................................     The exchange agent with respect to the Exchange Offer is
                                                          IBJ Whitehall Bank & Trust Company (the "exchange agent").
                                                          The addresses and telephone and facsimile numbers of the
                                                          exchange agent are set forth in "The Exchange Offer -
                                                          Exchange Agent" and in the letter of transmittal.

Material United States Federal
Income Tax Consequences..............................     The exchange of old notes for exchange notes pursuant to
                                                          the Exchange Offer is not a taxable event for U.S.
                                                          federal income tax purposes.



                               THE EXCHANGE NOTES

     The following summary description of the exchange notes is qualified in its entirety by the more detailed information set forth under the caption "Description of Notes" contained elsewhere in this prospectus.


Exchange Notes.......................................     Up to $30 million aggregate principal amount of 11 3/8%
                                                          Senior Subordinated Notes due 2008. The exchange notes
                                                          will be issued and the old notes were issued under the
                                                          indenture, dated January 15, 1998 (the "Indenture"). The
                                                          terms of the exchange notes are identical in all
                                                          material respects to the terms of the old notes, except
                                                          that the offer and sale of the exchange notes have been
                                                          registered under the Securities Act and therefore the
                                                          exchange notes are not subject to certain restrictions
                                                          on transfer applicable to the old notes, will not
                                                          contain legends relating thereto and will not be
                                                          entitled to registration rights or other rights under
                                                          the Registration Agreement. See "The Exchange Offer  -
                                                          Purpose of the Exchange Offer" and "Description of
                                                          Notes."

Maturity Date........................................     January 15, 2008.

Interest Payment Dates...............................     January 15 and July 15 of each year, commencing July 15,
                                                          1999.

Subsidiary Guarantees................................     The exchange notes have been guaranteed on a senior
                                                          subordinated basis by each Domestic Restricted Subsidiary
                                                          that is an Obligor or Guarantor with respect to any
                                                          obligations under one or more Bank Credit Agreements.

Subordination........................................     The exchange notes and the Subsidiary Guarantees will be
                                                          general unsecured senior subordinated obligations of
                                                          MSXI and the Subsidiary Guarantors, as applicable. The
                                                          exchange


                                                          notes and the Subsidiary Guarantees will be subordinated
                                                          in right of payment to the prior payment in full of all
                                                          existing and future Senior Indebtedness, and will rank
                                                          pari passu with all present and future Senior Subordinated
                                                          Indebtedness and senior to all present and future
                                                          Indebtedness (as defined) that is by its terms expressly
                                                          subordinated to the Notes. As of April 4, 1999, after
                                                          giving pro forma effect to the offering of the old notes,
                                                          and the acquisitions of Management Resources International,
                                                          Inc. and Rice Cohen International, Inc., MSXI had $104.5
                                                          million of outstanding Senior Indebtedness and the Subsidiary
                                                          Guarantors had $87.6 million of outstanding Senior
                                                          Indebtedness. See "Description of Notes - Subordination."

Sinking Fund.........................................     None.

Optional Redemption..................................     The exchange notes will be redeemable at the option of
                                                          MSXI, in whole or in part, at any time on or after
                                                          January 15, 2003, at the redemption prices set forth
                                                          herein plus accrued and unpaid interest, if any, to the
                                                          date of redemption. See "Description of Notes  -  Optional
                                                          Redemption." In addition, at any time prior to January
                                                          15, 2001, MSXI may redeem, at its option, up to an
                                                          aggregate amount of 35% of the original principal amount
                                                          of exchange notes with the proceeds of one or more
                                                          Public Equity Offerings following which there is a
                                                          Public Market at a redemption price of 111.375% of the
                                                          principal amount the exchange notes plus accrued and
                                                          unpaid interest, if any, to the redemption date,
                                                          provided that at least 65% of the original aggregate
                                                          principal amount of exchange notes remains outstanding
                                                          immediately after each one of these redemptions.

Change of Control....................................     Upon the occurrence of a Change of Control, each holder
                                                          of exchange notes will have the right to require MSXI to
                                                          repurchase all or a portion of its exchange notes at a
                                                          price in cash equal to 101% of the aggregate principal
                                                          amount of these notes, plus accrued and unpaid interest,
                                                          if any, to the date of repurchase. In the event of a
                                                          Change in Control, there can be no assurance that MSXI
                                                          will have the financial resources or be permitted under
                                                          the terms of its other indebtedness to repurchase or
                                                          redeem the exchange notes. See "Description of Notes
                                                          Change of Control."

Certain Covenants....................................     The indenture pursuant to which the exchange notes will
                                                          be issued contains certain covenants that, among other
                                                          things, will limit the ability of MSXI and its Restricted
                                                          Subsidiaries (as defined) to:

                                                          -   incur additional Indebtedness (as defined),

                                                          -   make Restricted Payments (as defined),

                                                          -   sell assets of MSXI and its Restricted
                                                              Subsidiaries,


                                                          -   issue or sell capital stock (as defined) of a
                                                              Restricted Subsidiary,

                                                          -   enter into certain transactions with affiliates,

                                                          -   create certain liens,

                                                          -   enter into certain mergers and consolidations and

                                                          -   incur Indebtedness which is subordinate to
                                                              Senior Indebtedness and senior to the exchange notes.

                                                          The covenants are subject to a number of significant
                                                          exceptions and qualifications. See "Description of Notes
                                                          Certain Covenants."

Possible Limited Market for the Exchange Notes.......     The exchange notes will trade as a single class with
                                                          MSXI's existing $100,000,000 aggregate principal amount
                                                          of registered notes, for which there is a limited
                                                          trading market. There can be no assurance as to the
                                                          liquidity of any market for the exchange notes. We
                                                          currently do not intend to apply for listing of the
                                                          notes on any securities exchange or for quotation
                                                          through Nasdaq.

Use of Proceeds......................................     We will not receive any cash proceeds from the issuance
                                                          of the exchange notes.

            MATERIAL CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The sale of the old notes was not registered under the Securities Act or any state securities laws and therefore the old notes may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from these laws or in a transaction not subject to these laws, and in each case in compliance with other conditions and restrictions, including MSXI's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any proposed transfer. Old notes which remain outstanding after completion of the Exchange Offer will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the Exchange Offer, holders of old notes which remain outstanding will not be entitled to any rights to have the resale of these old notes registered under the Securities Act or to any similar rights under the Registration Agreement. MSXI currently does not intend to register under the Securities Act the resale of any old notes which remain outstanding after completion of the Exchange Offer.

     To the extent that old notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered old notes could be adversely affected. In addition, although the old notes are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that old notes are tendered and accepted in connection with the Exchange Offer, any trading market for old notes which remain outstanding after the Exchange Offer could be adversely affected.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary combined financial data of MSXI for the year ended December 31, 1996 has been derived from the audited historical combined financial statements of TSG, the predecessor to MSXI for accounting purposes, as of and for the period then ended. The summary historical consolidated financial data of MSXI as of and for the fiscal years ended December 28, 1997 and January 3, 1999 have been derived from the audited historical consolidated financial statements of MSXI as of and for the fiscal years then ended. The unaudited pro forma consolidated financial data of MSXI as of and for the fiscal year ended January 3, 1999 have been derived from the audited historical financial statements of MSXI as of and for the fiscal year ended January 3, 1999. The unaudited historical consolidated financial data of MSXI as of and for the fiscal quarters ended March 29, 1998 and April 4, 1999 have been derived from the historical unaudited consolidated financial statements of MSXI as of and for the fiscal quarters then ended. The unaudited pro forma financial data of MSXI as of and for the fiscal quarter ended April 4, 1999 have been derived from the unaudited historical consolidated financial statements of MSXI as of and for the fiscal quarter ended April 4, 1999. The following data should be read in conjunction with "Pro Forma Financial Data," "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere herein. The summary unaudited pro forma financial data do not purport to represent what MSXI's results of operations or financial position would actually have been had the offering of the old notes or the acquisitions occurred at such times. This data also does not purport to project MSXI's results of operations or financial position for or at any future period or date.


                                                   FISCAL YEAR        FISCAL YEAR ENDED
                                       YEAR ENDED     ENDED           JANUARY 3, 1999(C)
                                      DECEMBER 31, DECEMBER 28, --------------------------
                                          1996       1997(C)      HISTORICAL  PRO FORMA(A)
                                      ------------ ------------ ------------- ------------
STATEMENT OF OPERATIONS DATA:
Net sales.......................      $  228,260   $  564,546   $ 1,081,042   $ 1,191,353
Cost of sales...................         192,510      514,019       997,014     1,087,987
                                      ----------   ----------   -----------   -----------
Gross profit....................          35,750       50,527        84,028       103,366
Selling, general and
  administrative expenses.......          26,240       36,007        57,257        68,066
Michigan Single Business Tax....           1,510        2,868         3,516         4,071
Restructuring costs.............              --        2,000            --            --
                                      ----------   ----------   -----------   -----------
Operating income................           8,000        9,652        23,255        31,229
Interest expense, net...........           1,310       12,400        17,416        23,051
Other income (expense), net.....              70           --            --            --
                                      ----------   ----------   -----------   -----------
Income (loss) before taxes......           6,620       (2,748)        5,839         8,178
Income tax provision (benefit)..           2,800          225         3,068         4,779
                                      ----------   ----------   -----------   -----------
Net income (loss)...............      $    3,820   $   (2,973)  $     2,771   $     3,399
                                      ==========   ==========   ===========   ===========

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents.......      $    7,070   $   11,575   $     4,248
Receivables, net................          58,860      178,938       208,451
Total assets....................          94,150      287,176       356,724
Total debt and capital lease
  obligations...................           4,200      153,246       185,081
Contractual acquisition
  obligation....................                                     15,000
Redeemable Series A
  Preferred Stock...............              --       36,000        36,000
Shareholders' equity (deficit)..          69,450      (26,364)      (26,105)

OTHER DATA:
EBITDA(D).......................      $   14,480   $   22,379   $    40,369   $    51,693
Capital expenditures............           4,840       11,518        11,559        12,667
Depreciation and amortization...           4,970        9,859        13,598        16,393


                                                 FISCAL QUARTERS ENDED
                                     --------------------------------------------
                                              HISTORICAL            PRO FORMA(B)
                                     -----------------------------  -------------
                                     MARCH 29, 1998  APRIL 4, 1999  APRIL 4, 1999
                                     --------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Net sales.......................     $    255,056    $   339,488    $  341,777
Cost of sales...................          236,719        315,184       316,632
                                     ------------    -----------    ----------
Gross profit....................           18,337         24,304        25,145
Selling, general and
  administrative expenses.......           12,504         14,151        14,260
Michigan Single Business Tax....              772          1,315         1,315
Restructuring costs.............               --             --            --
                                     ------------    -----------    ----------
Operating income................            5,061          8,838         9,570
Interest expense, net...........            4,313          4,659         5,284
Other income (expense), net.....               --             --            --
                                     ------------    -----------    ----------
Income (loss) before taxes......              748          4,179         4,286
Income tax provision (benefit)..              370          1,729         1,765
                                     ------------    -----------    ----------
Net income (loss)...............     $        378    $     2,450    $    2,521
                                     ============    ===========    ==========

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents.......     $     15,038    $     3,642    $    3,642
Receivables, net................          177,936        230,905       231,520
Total assets....................          289,382        381,665       381,686
Total debt and capital lease
  obligations...................          161,403        203,456       218,455
Contractual acquisition
  obligation....................               --         15,000            --
Redeemable Series A
  Preferred Stock...............           36,000         36,000        36,000
Shareholders' equity (deficit)..          (26,762)       (24,809)      (24,809)

OTHER DATA:
EBITDA(D).......................     $      9,672    $    13,512    $   14,372
Capital expenditures............            1,763          3,010         3,010
Depreciation and amortization...            3,839          3,359         3,487


                                                   FISCAL YEAR        FISCAL YEAR ENDED
                                       YEAR ENDED     ENDED           JANUARY 3, 1999(C)
                                      DECEMBER 31, DECEMBER 28, --------------------------
                                          1996       1997(C)      HISTORICAL  PRO FORMA(A)
                                      ------------ ------------ ------------- ------------
Ratio of earnings to fixed
  charges(E)....................            3.1x           --           1.2x          1.2x
Ratio of EBITDA to interest
  expense, net..................                                                      2.2x

                                                   FISCAL QUARTERS ENDED
                                       ---------------------------------------------
                                                HISTORICAL             PRO FORMA(B)
                                       -----------------------------   -------------
                                       MARCH 29, 1998  APRIL 4, 1999   APRIL 4, 1999
                                       --------------  -------------   -------------
Ratio of earnings to fixed
  charges(E)....................                1.1x           1.7x           1.6x
Ratio of EBITDA to interest
  expense, net                                                                2.7x


(A) The summary unaudited pro forma statement of operations gives effect to the Lexus and Lexstra, MegaTech and Other Acquisitions as well as the offering of the old notes. See "Pro Forma Financial Data."

(B) The summary unaudited pro forma information gives effect to the Rice Cohen and Management Resources acquisitions which occurred after April 4, 1999, the offering of the old notes and the sale of real property with an estimated fair value of $15 million and payment of a $15 million contractual acquisition obligation, both related to the MegaTech acquisition. See "Pro Forma Financial Data."

(C) Beginning in 1997, MSXI adopted a 52-53 week fiscal year which ends on the Sunday nearest December 31. The fiscal year ended January 3, 1999 was a 53 week fiscal year.

(D) EBITDA represents income before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax, and other income (expense), net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles.)

(E) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes and fixed charges. Fixed charges consist of interest expense, an assumed interest component of operating leases and amortization of deferred financing costs. For the fiscal year ended December 28, 1997, earnings were inadequate to cover fixed charges by approximately $2.7 million.

                                  RISK FACTORS

     This prospectus contains statements which constitute forward-looking statements. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief, outlook, estimate or expectations of MSXI, its directors or its officers primarily with respect to future events and the future financial performance of MSXI. Holders of the old notes are cautioned that any of these forward-looking statements are not guarantees of future events or performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements. In addition to the other matters described in this prospectus, holders of the old notes should consider the specific factors set forth below before accepting the Exchange Offer.

WE ARE HIGHLY LEVERAGED

     MSXI is highly leveraged. As of April 4, 1999, MSXI's total debt, contractual acquisition obligation, and capital lease obligations totaled $218.5 million (exclusive of $31.2 million of undrawn capacity under the Senior Credit Facility (also referred to as the "Credit Facility")) and MSXI's ratio of total debt, contractual acquisition obligation, and capital lease obligations to total capitalization was 95.1%. The degree to which MSXI is leveraged could have important consequences to holders of the exchange notes (and to holders of the old notes), including the following: (1) MSXI's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (2) a substantial portion of MSXI's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to MSXI for its operations and expansion plans; and (3) MSXI may be more vulnerable to a downturn in general economic conditions or its business. The discretion of MSXI's management with respect to certain business matters is limited by covenants contained in the Credit Facility and the Indenture as well as future debt instruments. Among other things, the covenants contained in the Indenture restrict, condition or prohibit MSXI from incurring additional indebtedness, creating liens on its assets, making certain asset dispositions and entering into certain transactions with affiliates. In addition, the Credit Facility contains financial and operating covenants and prohibitions, including requirements that MSXI maintain certain financial ratios. There can be no assurance that MSXI's leverage and these restrictions will not materially and adversely affect MSXI's ability to finance its future operations or capital needs or to engage in other business activities. Moreover, a failure to comply with the obligations contained in the Indenture or any other agreements with respect to additional financing, including the Credit Facility or any replacement facility, could result in an event of default under these agreements, which could permit acceleration of the related debt and acceleration of debt under future debt agreements that may contain cross acceleration or cross default provisions. See "Description of Notes."

     MSXI's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control and to the ability of MSXI to access payments and advances from its subsidiaries in amounts and at times sufficient to fund its debt obligations. There can be no assurance that MSXI's operating results or access to payments and advances from its subsidiaries will be sufficient for payment of MSXI's indebtedness, including the Notes (and on any outstanding old notes). See " - Our holding company structure may impair the ability of holders to receive payment on the Notes."

OUR HOLDING COMPANY STRUCTURE MAY IMPAIR THE ABILITY OF HOLDERS TO RECEIVE PAYMENT ON THE NOTES

     MSXI is a holding company and conducts all of its operations through subsidiaries. Consequently, the ability of MSXI to pay its obligations, including its obligation to pay interest on and principal of the exchange notes, whether at their maturity or upon an earlier redemption at the option of MSXI or the holders of these notes, will be dependent on the ability of MSXI to receive dividends and other payments or advances from its subsidiaries or to obtain additional capital or other payments or advances, in cash or otherwise, from its subsidiaries, which have no obligation to provide any dividends, payments or advances, other than pursuant to the Subsidiary Guarantees, or from another source. Each of MSXI's Domestic Restricted Subsidiaries that is an obligor or Guarantor with respect to any obligations under one or more Bank Credit Agreements is a Subsidiary Guarantor.

     The right of MSXI to receive assets of any of its subsidiaries upon liquidation or reorganization (and the consequent right of holders to participate in those assets) of a subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors). Accordingly, the exchange notes, as is the case with the old notes, effectively will be subordinated to all liabilities of MSXI's subsidiaries, including trade payables, except to the extent that MSXI is itself recognized as a creditor of a subsidiary, in which case the claims of MSXI would still be subordinated to any security interest in the assets of that subsidiary, and any indebtedness of this particular subsidiary senior to that held by MSXI. The aggregate amount of debt and other liabilities of MSXI's subsidiaries was approximately $187.3 million as of April 4, 1999 (excluding debt owed by any subsidiary to MSXI).

WE ARE RELIANT ON THE AUTOMOTIVE INDUSTRY

     Sales of MSXI's services to the automotive market (including OEM suppliers) accounted for approximately 86% of MSXI's pro forma net sales for the fiscal year ended January 3, 1999. As a result, MSXI's principal operations are directly related to domestic and foreign automotive vehicle design, planning and production. Automotive sales and production are highly cyclical, dependent on consumer spending and subject to the impact of domestic and international economic conditions. In addition, automotive production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and design planning and production could materially adversely affect MSXI's results of operations or financial condition. Because of MSXI's reliance on the automotive industry, which is centered in Southeastern Michigan, as of January 3, 1999, approximately 31% of MSXI's facilities were located in Michigan and over 50% of MSXI's employees were based in Michigan. In the future, a majority of MSXI's business is likely to remain in Michigan, and therefore might be affected by any extraordinarily adverse conditions in Michigan.

WE ARE RELIANT ON OUR MAJOR CUSTOMERS

     In the fiscal year ended January 3, 1999, sales to Ford, MSXI's largest customer, accounted for approximately 47% of its Outsourcing Services and substantially all of its Purchasing Support Services. A substantial portion of sales to Ford were made pursuant to the Ford Master Vendor Agreement and the Ford Master Supply Agreement, which were entered into for five year terms when MSXI acquired GRI in August 1997. Under the Ford Master Supply Agreement, MSXI has been designated as Ford's sole or preferred supplier of business and technical services. The agreement is scheduled to terminate in August 2002, but is subject to earlier termination by Ford in the event that MSXI fails to satisfy certain standards of performance and competitiveness. There can be no assurance that Ford will continue to require all of the services currently provided or that Ford will not develop alternative sources, including its in-house operations, for the services currently purchased under the Ford Master Supply Agreement.

     The Ford Master Vendor Agreement designates MSXI as the sole "master vendor" of selected Contract Staffing services to specified Ford business units. These services consist of management of the selection, retention and payment of suppliers of personnel to Ford through the Master Vendor Program. In exchange for these services, Ford pays certain agreed upon compensation to MSXI. In the United States, this compensation includes payment for the personnel supplied to Ford at prescribed hourly billing rates, together with certain agreed upon fees. These billing rates are adjusted to reflect inflation on an annual basis. MSXI is not entitled to compensation from Ford for personnel costs that exceed the prescribed billing rates, except as approved by Ford. In the United Kingdom, MSXI receives compensation in the form of a direct fee and passes through supplier charges directly to Ford. The Ford Master Vendor Agreement specifies that certain percentages of Ford's requirements for personnel be filled with MSXI's Contract Staffing employees. The Ford Master Vendor Agreement is scheduled to terminate in August 2002, although the parties have agreed to negotiate in good faith to extend the term for an additional five-year period. The Ford Master Vendor Agreement is also subject to certain termination rights, including Ford's right to terminate upon MSXI's failure to satisfy certain standards of performance and competitiveness or upon the occurrence of a change in Ford's business, brought about by adverse economic conditions, that eliminates the need for the services. Termination of the Ford Master Vendor or the Ford Master Supply Agreement by Ford could have a material adverse effect on MSXI's business, operating results or financial condition. See "Business - General Information."

     In connection with the Master Vendor Program and with certain services provided under the Ford Master Supply Agreement, MSXI collects receivables at approximately the same time it makes payment to its suppliers. However, in connection with its other programs, MSXI typically is reimbursed by its customers within invoicing terms, which is generally a 60 day period after it pays its employees. If any of MSXI's large customers, including Ford, were to experience a liquidity problem that resulted in the customer being unable to reimburse MSXI, MSXI could, in turn, develop a liquidity problem. Development of this type of a liquidity problem could have a material adverse effect on MSXI's business, operating results or financial condition.

TERMINATION OF CUSTOMER RELATIONSHIPS MAY CAUSE US TO HAVE UNCOVERED FINANCIAL COMMITMENTS

     As a leading, single source provider of staffing, engineering and business services, MSXI provides its customers with a broad range of complementary services tailored to suit its customers' needs. Accordingly, as customers' needs arise, MSXI must often make significant financial commitments and incur overhead expenses in order to complete projects or fulfill purchase orders. In the event that MSXI's customers cancel or cease to maintain their arrangements with MSXI or MSXI is unable to procure similar business from new customers, MSXI may not be able to generate sufficient revenues to offset its financial commitments or overhead expenses. There can be no assurance that the work flow under its current arrangements will continue or that these arrangements will be replaced by similar arrangements with the same or new customers.

OUR PRINCIPAL SHAREHOLDERS MAY EXERice CohenSE CONTROL OVER OUR OPERATIONS

     CVC and MascoTech beneficially own approximately 81.3% of MSXI's outstanding Common Stock and members of the management of MSXI beneficially own approximately 14% of MSXI's outstanding common stock. If these stockholders were to vote all of their shares in a similar manner, they would effectively control MSXI. In addition, they would have sufficient voting power to elect the entire Board of Directors of MSXI and, in general, to determine the outcome of certain proposed corporate transactions, including mergers, consolidations and the sale of all or substantially all of MSXI's assets, and to prevent or cause a change in control of MSXI. Further, CVC, MascoTech and certain members of management have entered into a Stockholders' Agreement (as defined) in which they have agreed to vote their shares in a manner so as to elect the entire Board of Directors of MSXI. See "Certain Relationships and Related Transactions - Stockholders' Agreement."

THE INDUSTRIES IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE

     Each industry in which MSXI operates is highly competitive. MSXI competes not only with full-service and highly specialized companies in national, regional and local markets, but also competes with businesses that have the ability to perform MSXI's services in-house. MSXI's competitors may have greater name recognition and greater marketing, financial and other resources than MSXI, and MSXI's in-house competitors often have the capability to offer more highly integrated services at lower cost. There can be no assurance that MSXI will be able to compete effectively against its competitors in the future or that businesses will continue to outsource the types of services that MSXI offers. Continued or increased competition could limit MSXI's ability to maintain or increase its market share and margins and could have a material adverse effect on MSXI's business, financial condition or results of operation.

FLUCTUATIONS IN THE GENERAL ECONOMY MAY ADVERSELY AFFECT OUR OPERATIONS

     Historically, the general level of economic activity has significantly affected the demand for MSXI's services. As economic activity has slowed, the use of third-party services often has been curtailed before permanent employees have been laid off. An economic downturn on a national or local basis may adversely affect the demand for MSXI's services and may have a material adverse effect on MSXI's results of operations or financial condition. As economic activity has increased, the demand for third-party services has similarly increased. During periods of increased economic activity and generally higher levels of employment, MSXI may face increased competitive pricing pressures. There can be no assurance that these pricing pressures will not adversely affect MSXI's results of operations.

WE ARE DEPENDENT ON THE AVAILABILITY OF QUALIFIED PERSONNEL

     MSXI depends upon its ability to attract and retain personnel, particularly technical personnel, who possess the skills and experience necessary to meet the needs of its clients. Competition for individuals with proven technical or professional skills is intense. MSXI competes with other staffing companies as well as MSXI's customers and other employers for qualified personnel. There can be no assurance that qualified personnel will continue to be available to MSXI in sufficient numbers and upon economic terms acceptable to MSXI. If the cost of attracting and retaining personnel increases, there can be no assurance that MSXI will be able to pass this increased cost through to its customers, and therefore these increases may have a significant effect on MSXI's results of operations and financial condition.

WE ARE SUBJECT TO FOREIGN EXCHANGE RISKS BECAUSE OF OUR FOREIGN OPERATIONS

     As a result of MSXI's global expansion, non-United States net sales accounted for approximately 16% of MSXI's pro forma net sales for the fiscal year ended January 3, 1999. A significant percentage of these sales are denominated in currencies other than U.S. dollars. MSXI anticipates that its percentage of net sales generated outside the U.S. will increase in the future. Changes in exchange rates therefore may have a significant effect on MSXI's results of operations and financial condition.

OUR ACQUISITION STRATEGY IS SUBJECT TO A NUMBER OF RISKS

     MSXI plans to continue to make selective strategic acquisitions to enhance its global market position and broaden its service offerings. There can be no assurance, however, that MSXI will be able to identify additional acquisitions or that, if identified, any anticipated benefits will be realized from these acquisitions. The availability of additional acquisition financing cannot be assured and, depending on the terms of these additional acquisitions, could be restricted by the terms of the Credit Facility and/or the Indenture. The process of integrating acquired operations into MSXI's existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of MSXI's existing operations. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond the control of MSXI. Possible future acquisitions by MSXI could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect MSXI's results of operations and financial condition.

OUR OPERATING RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD

     Results for any quarter or fiscal year are not necessarily indicative of the results that MSXI may achieve for any subsequent quarter or fiscal year. The timing or completion of material projects could result in fluctuations in MSXI's results of operations for particular quarterly or annual periods.

WE MAY BE LIABLE FOR THE ACTIONS OF OUR EMPLOYEES

     MSXI, in the course of providing services to its customers, places its employees in the workplaces of other businesses. An attendant risk of this activity includes possible claims of errors and omissions, misuse of client proprietary information, discrimination and harassment, theft of client property, other criminal activity or torts, workers' compensation claims and other claims. While MSXI has not historically experienced any material claims of these types, there can be no assurance that MSXI will not experience these types of claims in the future. In some instances, MSXI has agreed to indemnify clients against some of the foregoing matters.

A COURT COULD FIND THE SUBSIDIARY GUARANTEES TO BE A FRAUDULENT CONVEYANCE

     Although the exchange notes are obligations of MSXI, they will be unconditionally guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors. MSXI is a holding company that derives all of its operating income and cash flow from its subsidiaries. The performance by each Subsidiary Guarantor of its obligations with respect to its Subsidiary Guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such Subsidiary Guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring its Subsidiary Guarantee of the old notes and the exchange of the old notes for exchange notes, and that, at the time of incurrence, the Subsidiary
Guarantor: (1) was insolvent, (2) was rendered insolvent by reason of the incurrence or grant, (3) was engaged in a business or transaction for which the assets remaining with the Subsidiary Guarantor constituted unreasonably small capital or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured, then the court, subject to applicable statutes of limitation, could void the Subsidiary Guarantor's obligations under its Subsidiary Guarantee, recover payments made under the Subsidiary Guarantee, subordinate the Subsidiary Guarantee to other indebtedness of the Subsidiary Guarantor or take other action detrimental to the holders of the notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Subsidiary Guarantees, if it determined that the transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Subsidiary Guarantees, to the claims of all existing and future creditors on similar grounds. The Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of MSXI, and only indirectly for the benefit of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. Neither MSXI nor any Subsidiary Guarantor believes that, after giving effect to the Offering, any of the Subsidiary Guarantors (1) was insolvent or rendered insolvent by the incurrence of the Guarantees in connection with the Offering, (2) was not in possession of sufficient capital to run their business effectively or (3) incurred debts beyond its ability to pay as the same mature or become due.

     There can be no assurance as to what standard a court would apply in order to determine whether a Subsidiary Guarantor was "insolvent" upon the sale of the old notes or that, regardless of the method of valuation, a court would not determine that the Subsidiary Guarantor was insolvent at the time of the sale of the old notes.

OUR ABILITY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL MAY BE LIMITED

     Upon the occurrence of a Change of Control, each holder of notes will have the right to require MSXI to repurchase all or a portion of these holder's notes at a price in cash equal to 101% of the aggregate principal amount of these notes, plus accrued and unpaid interest, if any, to the date of repurchase. However, MSXI's ability to repurchase the notes upon a Change of Control may be limited by the terms of then existing contractual obligations of MSXI and its subsidiaries. In addition, the occurrence of a Change of Control will constitute an event of default under the Credit Facility. The Credit Facility prohibits the purchase of the notes unless and until the time the indebtedness under the Credit Facility is paid in full. There can be no assurance that MSXI will have the financial resources to repay amounts due under the Credit Facility, or to repurchase or redeem the Notes. If MSXI fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, this failure will constitute an event of default under the Indenture. See " - We are Highly Leveraged" above.

     With respect to the sale of assets referred to in the definition of Change of Control, the meaning of the phrase "all or substantially all" as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the notes are subject to an offer to repurchase.

     The Change of Control provision may not necessarily afford the holders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving MSXI that may adversely affect the holders, because these transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger these provisions. Except as described under "Description of Exchange Notes - Change of Control," the Indenture does not contain provisions that permit the holders of the notes to require MSXI to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

THERE MAY BE A LIMITED MARKET FOR THE EXCHANGE NOTES

     The exchange notes will trade as a single class with MSXI's existing $100,000,000 aggregate principal amount of registered notes, for which there is a limited trading market. The exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of MSXI. MSXI does not intend to apply for a listing of the exchange notes on any securities exchange or for quotation on Nasdaq. There can be no assurance as to the liquidity of any market for the notes.

ANY OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER

     The old notes have not been registered under the Securities Act or any state securities laws and, unless registered, the old notes may not be offered or sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. See "Notice to Investors". Pursuant to the Registration Agreement, MSXI has agreed to file within 90 days of Issue Date and cause to become effective within 180 days of the issue date a registration statement relating to an exchange offer for the old notes or, in lieu thereof, to file and cause to become effective a resale shelf registration for the old notes. If not exchanged in the Exchange Offer, the old notes generally will be permitted to be resold or otherwise transferred, subject to the restrictions described under "Exchange Offer; Registration Rights" and "Notice to Investors", by each holder without the requirement of further registration. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of old notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the old notes, or, in the case of non-tendering holders of old notes, the trading market for the old notes following the Exchange Offer.

     The liquidity of, and trading market for, old notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect the liquidity and trading markets independent of the financial performance and prospects of MSXI.

                                 USE OF PROCEEDS

     MSXI will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as described in this prospectus, MSXI will receive old notes in like principal amount. The old notes surrendered in exchange for the exchange notes will be retired and canceled. Accordingly, the issuance of the exchange notes will not result in any change in the indebtedness of MSXI.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of MSXI as of April 4, 1999 on an historical basis and on a pro forma basis to give effect to the offering of the old notes and the application of the proceeds therefrom. See "Use of Proceeds" and "Pro Forma Financial Data." This table should be read in conjunction with the consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                AS OF APRIL 4, 1999
                                                                            --------------------------
                                                                              ACTUAL        PRO FORMA
                                                                            -----------   ------------
                                                                              (DOLLARS IN THOUSANDS)

Notes payable and current portion of long-term debt.....................    $     4,572   $      4,572
Contractual acquisition obligation (A)..................................         15,000         15,000(A)
Long-term debt, less current portion:
   Credit Facility, as amended and restated (B)........................          98,754         70,564
   11 3/8% Senior Subordinated Notes due 2008 (C).......................        100,000        129,415
                                                                            -----------   ------------
Total long-term debt, less current portion..............................        198,754        199,979
Long-term capital lease obligations.....................................            130            130
Redeemable Series A Preferred Stock.....................................         36,000         36,000
Shareholders' equity (deficit):
  Common Stock, $.01 par: authorized, 2,000,000 shares; issued and
    outstanding 97,004 shares...........................................              1              1
Additional paid in capital..............................................        (24,644)       (24,644)
Other comprehensive income (loss).......................................         (2,414)        (2,414)
Accumulated deficit.....................................................          2,248          2,248
                                                                            -----------   ------------
  Total shareholders' equity (deficit)..................................        (24,809)       (24,809)
                                                                            -----------   ------------
    Total capitalization................................................    $   229,647   $    230,872
                                                                            ===========   ============

------------------
(A) Under a stock purchase agreement, a wholly owned subsidiary of MSX International, Inc. purchased all of the outstanding shares of MegaTech Engineering Inc. ("MEI")(the "MegaTech Acquisition") from Becker Group, Inc., a wholly owned subsidiary of Johnson Controls, Inc. MSXI did not assume any bank debt. The total("JCI") purchase price for the stock of MEI was $30 million of which $15 million was paid at the closing using borrowings under the Credit Facility. The remaining $15 million (which is non-interest bearing) will be paid to JCI no later than June 30, 1999. The payment will be intially funded by bank borrowings under the existing Credit Facility which will be reduced by the proceeds from the sale of the real property acquired which is anticipated to be completed in July 1999. This real property has been presented in the historical consolidated financial statements of MSXI as of January 3, 1999, as buildings held for sale and the related amount due to JCI has been presented in the historic consolidated financial statements of MSXI as of January 3, 1999, as a contractual acquisition obligation.

(B) The Credit Facility provides for borrowings of up to $130 million. Availability under the Credit Facility is subject to satisfaction of a borrowing base requirement and certain other conditions. See "Description of Certain Other Indebtedness."

(C) The pro forma balance gives effect to the issuance by MSXI of $30 million aggregate principal amount of old notes, which are reflected net of discount of $585,000.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data have been derived from the audited historical consolidated financial statements as of and for the fiscal year ended January 3, 1999 for MSXI, from the audited historical financial statements for the ten months ended October 31, 1998 for Lexstra International, Inc. and for Lexus Temporaries, Inc., from the audited historical financial statements for the fiscal year ended December 26, 1998 for MegaTech Engineering, Inc., from the unaudited historical financial statements for the seven months ended July 26, 1998 for Gold Arrow Contract Services, Ltd., from the unaudited historical financial statements for the fiscal year ended December 31, 1998 for Pilot Computer Services, Inc., from the unaudited historical financial statements for the year ended December 31, 1998 of Rice Cohen International, Inc., and from the unaudited historical financial statements for the year ended December 31, 1998 of Management Resources International, Inc.

     Effective October 31, 1998, MSXI acquired Lexstra International, Inc. and Lexus Temporaries, Inc. (the "Lexus and Lexstra Acquisitions"). Effective July 26, 1998 MSXI acquired Gold Arrow Contract Services, Ltd. (the "Gold Arrow Acquisition"). Effective December 18, 1998, MSXI acquired Pilot Computer Services, Inc. (the "Pilot Acquisition"). Effective December 26, 1998, MSXI acquired MegaTech Engineering, Inc. (the "MegaTech Acquisition"). Effective April 5, 1999, MSXI acquired Rice Cohen International, Inc. (the "Rice Cohen Acquisition"). Effective June 21, 1999, MSXI acquired Management Resources International, Inc. (the "Management Resources Acquisition"). The pro forma information gives effect to (i) the Lexus and Lexstra, Gold Arrow, Pilot, MegaTech, Rice Cohen and Management Resources acquisitions and (ii) the offering of the old notes, as described in the notes to the unaudited pro forma consolidated financial statements.

     The audited historical consolidated financial statements of MSXI for the fiscal year ended January 3, 1999 include the results of operations of the acquired companies from their dates of acquisition, except for the Rice Cohen and Management Resources acquisitions which were made subsequent to January 3, 1999.

     The unaudited pro forma consolidated balance sheet gives effect to the Offering and the sale of real property with an estimated fair value of $15 million and payment of a $15 million contractual acquisition obligation, as if these transactions had occurred on April 4, 1999. The unaudited pro forma consolidated income statement gives effect to the May 1999 offering of the old notes and to the Lexus and Lexstra, Gold Arrow, Pilot, MegaTech, Rice Cohen and Management Resources acquisitions as if these transactions had occurred on December 29, 1997. The unaudited pro forma financial data do not purport to represent what MSXI's results of operations or financial position would actually have been had these transactions occurred at these times. This data also does not purport to project MSXI's results of operations or financial position for or at any future period or date.

     The unaudited pro forma financial data should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto included elsewhere in this prospectus.

                      PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               AS OF APRIL 4, 1999

                                                                                                                PRO FORMA
                                                                                                       ---------------------------
                                                                                       RICE COHEN AND
                                                                                         MANAGEMENT     ACQUISITION
                                                                            MSXI         RESOURCES      ADJUSTMENTS     COMBINED
                                                                         ----------    -------------   ------------   ------------
                                                                                           (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents............................................. $    3,642                                    $   3,642
  Receivables, net......................................................    230,905          $615                        231,520
  Inventory.............................................................      1,435                                        1,435
  Prepaid expenses and other assets.....................................      7,951            74                          8,025
  Deferred income taxes, net............................................        900                                          900
                                                                         ----------    ----------                      ---------
    Total current assets................................................ $  244,833           689                        245,522
                                                                         ----------    ----------                      ---------
Property & equipment, net...............................................     35,500           133                         35,633
Buildings held for sale.................................................     15,000                                       15,000
Goodwill, net of accumulated amortization of $2,337.....................     58,369                    $ 12,974 (A)       71,343
Other assets............................................................     15,645                                       15,645
Deferred income taxes, net..............................................     12,318                                       12,318
                                                                         ----------    ----------                      ---------
    Total assets........................................................ $  381,665    $      822                      $ 395,461
                                                                         ==========    ==========                      =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long term debt................... $    4,572                                    $   4,572
  Accounts payable......................................................     98,967    $       22                         98,989
  Accrued payroll and benefits..........................................     25,318                                       25,318
  Other accrued liabilities.............................................     21,733                                       21,733
  Contractual acquisition obligation....................................     15,000                                       15,000

  Deferred income taxes, net............................................      1,736                                        1,736
                                                                         ----------    ----------                      ---------
    Total current liabilities...........................................    167,326            22                        167,348
Long-term debt..........................................................    198,754                      13,774 (B)      212,528


Long-term deferred compensation liability and other.....................      4,394                                        4,394
                                                                         ----------    ----------                      ---------
  Total liabilities.....................................................    370,474            22                        384,270
                                                                         ----------    ----------                      ---------
Redeemable Series A Preferred Stock, authorized 500,000 shares;
  issued and outstanding 360,000 shares.................................     36,000                                       36,000
                                                                         ----------    ----------                      ---------
Shareholders' equity (deficit):                                             (24,809)          800          (800)(C)      (24,809)
                                                                         ----------    ----------                      ---------
    Total liabilities and shareholders' equity (deficit)............... .$  381,665    $      822                      $ 395,461
                                                                         ==========    ==========                      =========

                                                                                   PRO FORMA
                                                                         ----------------------------
                                                                          OFFERING
                                                                         ADJUSTMENTS        COMBINED
                                                                         -----------      ------------
                                                                           (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents............................................. $ 29,415 (D)
                                                                          (28,190)(E)
                                                                           (1,225)(F)     $     3,642
  Receivables, net......................................................                      231,520
  Inventory.............................................................                        1,435
  Prepaid expenses and other assets.....................................                        8,025
  Deferred income taxes, net............................................                          900
                                                                                          -----------
    Total current assets................................................                  $   245,522
                                                                                          -----------
Property & equipment, net...............................................                       35,633
Buildings held for sale.................................................  (15,000)(G)               -
Goodwill, net of accumulated amortization of $2,337.....................                       71,343
Other assets............................................................    1,225 (F)          16,870
Deferred income taxes, net..............................................                       12,318
                                                                                          -----------
    Total assets........................................................                  $   381,686
                                                                                          ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long term debt...................                  $     4,572
  Accounts payable......................................................                       98,989
  Accrued payroll and benefits..........................................                       25,318
  Other accrued liabilities.............................................                       21,733
  Contractual acquisition obligation....................................  (15,000)(G)              --

  Deferred income taxes, net............................................                        1,736
                                                                                          -----------
    Total current liabilities...........................................                      152,348
Long-term debt..........................................................   29,415 (D)
                                                                          (28,190)(E)         213,753


Long-term deferred compensation liability and other.....................                        4,394
                                                                                          -----------
  Total liabilities.....................................................                      370,495
                                                                                          -----------
Redeemable Series A Preferred Stock, authorized 500,000 shares;
  issued and outstanding 360,000 shares.................................                       36,000
                                                                                          -----------
Shareholders' equity (deficit):.........................................                      (24,809)
                                                                                          -----------
    Total liabilities and shareholders' equity (deficit)................                  $   381,686
                                                                                          ===========

See notes to pro forma consolidated financial statements.

               PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                       FISCAL YEAR ENDED JANUARY 3, 1999


                                                             ACQUISITIONS                 PRO FORMA ADJUSTMENTS
                                              ------------------------------------------  ---------------------
                                                                                                 LEXUS AND
                                                                                                  LEXSTRA
                                     MSXI       LEXUS    LEXSTRA   MEGATECH     OTHER           ACQUISITIONS
                                 -----------  --------  ---------  --------  -----------        ------------
                                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT
Net Sales....................... $ 1,081,042  $ 17,509  $ 21,268  $ 48,609     $ 24,324

Cost of Sales...................    (997,014)  (14,799)  (15,859)  (39,937)     (21,227)


Gross Profit....................      84,028     2,710     5,409     8,672        3,097
SG&A............................     (57,257)   (1,266)   (3,228)   (6,562)      (1,995)          $  421 (A)
                                                                                                    (420)(B)



MSBT............................      (3,516)                         (522)
Operating income................      23,255     1,444     2,181     1,588        1,102
Interest income (expense), net..     (17,416)      (90)       (4)      (66)        (187)              94 (C)
                                                                                                  (1,324)(D)

Equity in net loss of EASi
  MegaTech Engineering
  LLC...........................                                      (280)
Income before income taxes......       5,839     1,354     2,177     1,242          915
Income tax provision............      (3,068)                         (667)         (55)             503 (E)
                                                                                                  (1,342)(F)

Net Income...................... $     2,771  $  1,354  $  2,177  $    575  $       860

OTHER DATA
EBITDA (AA)..................... $    40,369  $  1,450  $  2,205  $  3,322  $     1,132
Capital expenditures............ $    11,559  $      6  $     51  $  1,051  $        --
Depreciation and amortization... $    13,598  $      6  $     24  $  1,492  $        30

                                             PRO FORMA ADJUSTMENTS
                                   -----------------------------------------
                                      MEGATECH         OTHER
                                    ACQUISITION     ACQUISITIONS   OFFERING       PRO FORMA
                                   ------------    -------------   ---------      ----------
                                                  (DOLLARS IN THOUSANDS)
INCOME STATEMENT
Net Sales.......................   $  7,989 (G)    $     2,461 (Q)
                                    (11,849)(H)                                   $1,191,353
Cost of Sales...................     (7,509)(G)
                                      8,444 (H)
                                        (86)(I)                                   (1,087,987)
Gross Profit....................                                                     103,366
SG&A............................        (33)(G)           (673)(R)
                                     (1,292)(G)
                                      2,177 (H)
                                      1,748 (J)
                                       (150)(K)
                                        431 (L)                                      (68,066)
MSBT............................                                                      (4,071)
Operating income................                                                      31,229
Interest income (expense), net..         (8)(H)            203 (S)   $ 2,001 (W)
                                         74 (M)         (1,514)(T)    (3,413)(X)
                                     (1,200)(N)                         (201)(Y)     (23,051)
Equity in net loss of EASi
  MegaTech Engineering
  LLC...........................        280 (O)
Income before income taxes......                                                       8,178
Income tax provision............        172 (H)           (256)(U)       548 (Z)
                                        183 (P)           (162)(V)
                                                                                  $   (4,779)
Net Income......................                                                  $    3,399

OTHER DATA
EBITDA (AB).....................                                                  $   51,693
Capital expenditures............                                                  $   12,667
Depreciation and amortization...                                                  $   16,393

Ratio of EBITDA to interest income (expense), net...............................        2.2x
Ratio of earnings to fixed charges (AB).........................................        1.2x


            See notes to pro forma consolidated financial statements.

               PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                       FISCAL QUARTER ENDED APRIL 4, 1999

                                                                                     PRO FORMA ADJUSTMENTS
                                                                             ------------------------------------
                                                            RICE COHEN AND       RICE COHEN AND
                                                          MANAGEMENT RESOURCES   MANAGEMENT RESOURCES
                                               MSXI           ACQUISITIONS           ACQUISITIONS        OFFERING    PRO FORMA
                                            ----------    --------------------  ---------------------    --------   -----------
                                                                               (DOLLARS IN THOUSANDS)

INCOME STATEMENT
Net Sales.................................  $  339,488     $    2,289                                                $ 341,777
Cost of Sales.............................    (315,184)        (1,679)           $     183 (A)
                                                                                        49 (B)                        (316,632)
                                            ----------     ----------                                                ---------
Gross Profit..............................      24,304            610                                                   25,145
SG&A......................................     (14,151)                               (109)(C)                         (14,260)
MSBT......................................      (1,315)                                                                 (1,315)
                                            ----------     ----------
Operating income..........................       8,838            610                                                    9,570
Interest income (expense), net ...........      (4,659)            --                 (227)(D)           $ 493 (G)
                                            ----------     ----------
                                                                                                          (841)(H)
                                                                                                           (50)(I)      (5,284)
Income before income taxes................       4,179            610                                                    4,286
Income tax benefit (provision)............      (1,729)            (2)                  36 (E)             135 (J)
                                            ----------     ----------                 (205)(F)                          (1,765)
                                                                                                                     ---------
Net Income................................  $    2,450     $      608                                                $   2,521
                                            ==========     ==========                                                =========
OTHER DATA
EBITDA (K)................................  $   13,512     $      629                                                $  14,372
Capital expenditures......................  $    3,010             --                                                $   3,010
Depreciation and amortization.............  $    3,359     $       19                                                $   3,487

Ratio of EBITDA to interest income (expense), net..............................................................            2.7x
Ratio of earnings to fixed charges (L).........................................................................            1.6x


     See notes to pro forma consolidated financial statements.

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

     The following pro forma adjustments are based on available information and certain management estimates and assumptions. MSXI believes that these adjustments provide a reasonable basis for presenting all of the significant effects of the Lexus and Lexstra, Gold Arrow, Pilot, MegaTech, Rice Cohen and Management Resources acquisitions and the May 1999 offering of the old notes and that the pro forma adjustments are properly applied in the unaudited pro forma consolidated financial statements.

     The unaudited pro forma financial data do not purport to represent what MSXI's results of operations or financial position would actually have been had these transactions occurred at such times. This data also does not purport to project MSXI's results of operations or financial position for or at any future period or date.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET AS OF APRIL 4, 1999

     The accompanying unaudited pro forma consolidated balance sheet as of April 4, 1999 has been prepared to reflect the acquisitions of Rice Cohen and Management Resources by MSXI for an aggregate purchase price of $13.8 million and the payment of a portion of outstanding indebtedness under the Credit Facility from the net proceeds of the offering of the old notes. Pro forma adjustments are made to reflect:

     (A) The excess of acquisition cost over the fair value of net assets acquired (goodwill).

     (B)  Borrowings under the Credit Facility to complete the acquisitions.

     (C) The elimination of the shareholders' equity accounts of Rice Cohen and Management Resources.

     (D) The issuance by MSXI of $30 million aggregate principal amount of old notes, which are reflected net of a discount of $585 thousand.

     (E) The application of the net proceeds from the issuance of the old notes to repay a portion of outstanding indebtedness under the Credit Facility.

     (F) The payment of an estimated $1.225 million for fees and expenses related to the offering of the old notes.

     (G) The sale of real property with an estimated fair value of $15 million and payment of a $15 million contractual acquisition obligation.

     Under the stock purchase agreement related to the MegaTech Acquisition, a wholly owned subsidiary of MSXI purchased all of the outstanding shares of MEI from Becker Group, Inc., a wholly owned subsidiary of Johnson Controls, Inc. The total purchase price of the stock of MEI was $30 million of which $15 million was paid at closing using borrowing under Credit Facility. The remaining $15 million (which is non-interest bearing) will be paid to JCI no later than June 30, 1999. The payment will be initially funded by bank borrowings under the existing Credit Facility which will be reduced by the proceeds from the sale of the real property acquired, which is anticipated to be completed in July 1999. In the historical consolidated balance sheet of MSXI, such real property has been presented as buildings held for sale and the related amount due to JCI has been presented as a contractual acquisition obligation.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED INCOME STATEMENT FOR THE FISCAL YEAR ENDED JANUARY 3, 1999

     The accompanying unaudited pro forma consolidated income statement for the fiscal year ended January 3, 1999 include the following adjustments to present results as if the Lexus and Lexstra Acquisitions, the MegaTech Acquisition, and the Gold Arrow, Pilot, Rice Cohen and Management Resources acquisitions (collectively, the "Other Acquisitions"), and the offering of the old notes had been consummated on December 29, 1997.

     Lexus and Lexstra Acquisitions

     (A) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Acquisition.

     (B) Record amortization of aggregate goodwill of $15.1 million resulting from the acquisitions over an estimated useful life of 30 years.

     (C) Eliminate net interest expense related to the historical financing of the acquired businesses.

(UNAUDITED)

     (D) Record interest expense associated with borrowing of $18.4 million under the Credit Facility used to finance the acquisition at an assumed annual interest rate of 7.19%, which is based on the interest rates in effect at the date of the acquisitions.

           The impact on interest expense of a 1/8 of 1% change in the interest rate related to the Credit Facility is approximately $28,000 on an annual basis.

     (E) Record the income tax benefit resulting from the pro forma adjustments related to the acquisitions at an assumed effective income tax rate of 38%.

     (F) Lexstra International, Inc. and Lexus Temporaries, Inc. had both elected to be taxed under Subchapter-S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders were taxed individually on their pro rata share of taxable income. This adjustment is to record the assumed income tax provision that would have been incurred had Lexstra International, Inc. and Lexus Temporaries, Inc. been taxable corporations taxed at an assumed effective income tax rate of 38%.

     MegaTech Acquisition

     (G) Record the results of operations of Tooling Concepts, a division of JCI, transferred to MegaTech prior to the acquisition of MegaTech by MSXI.

     (H) Eliminate the results of operations of MegaTech Engineering GmbH, transferred from MegaTech prior to the acquisition of MegaTech by MSXI.

     (I) Adjust rental expense to reflect new contractual agreements negotiated in connection with the MegaTech Acquisition.

     (J) Eliminate certain corporate costs for compensation expenses, corporate interest, aircraft charges and other costs, which relate to portions of the MegaTech business that were not acquired by MSXI.

     (K) Record amortization of the aggregate goodwill of $5.4 million resulting from the acquisition over an estimated useful life of 30 years.

     (L) Eliminate costs associated with buildings not acquired with the MegaTech Acquisition.

     (M) Eliminate net interest expense related to the historical financing of the acquired businesses.

     (N) Record interest expense associated with borrowings of $15 million under the Credit Facility used to finance the acquisition at an assumed annual interest rate of 8.0%, which is based on the interest rates in effect at the date of the acquisition.

           The impact on interest expense of a 1/8 of 1% change in the interest rate related to the Credit Facility is approximately $19,000 on an annual basis.

     (O) Eliminate the operating loss of EASi MegaTech Engineering LLC, an equity investee, which was not acquired with the MegaTech Acquisition.

     (P) Record the income tax benefit resulting from the pro forma adjustments related to the acquisition at an assumed effective income tax rate of 34%.

                                  (UNAUDITED)

     Other Acquisitions

     (Q) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Rice Cohen Acquisition.

     (R) Record amortization of the aggregate goodwill of $20.9 million resulting from the Other Acquisitions over an estimated useful life of 30 years.

     (S) Eliminate net interest expense related to the historical financing of the acquired businesses.

     (T) Record interest expense associated with borrowings of $21.0 million under the Credit Facility used to finance the acquisitions at an assumed annual interest rate of 7.2%, which is based on the weighted average of the interest rates in effect at the dates of the acquisitions.

           The impact on interest expense of a 1/8 of 1% change in the interest rate related to the Credit Facility is approximately $17,000 on an annual basis.

     (U) Record the income tax provision resulting from the pro forma adjustments related to the Pilot, Rice Cohen and Management Resources acquisitions at assumed effective income tax rates of 34% and the Gold Arrow Acquisition at assumed effective income tax rates of 53%.

     (V) Adjust the historical income tax provisions related to the Pilot, Rice Cohen and Management Resources acquisitions to reflect assumed effective income tax rates of 34% and the Gold Arrow Acquisition at an assumed effective income tax rates of 53%.

     The Offering of the Old Notes

     (W) Record reduction of interest expense associated with the use of $28.2 million of net proceeds to reduce amounts outstanding under the Credit Facility at an assumed interest rate of 7.1%.

           The impact on interest expense of a 1/8 of 1% change in the interest rate related to the Credit Facility is approximately $37,000 on an annual basis.

     (X) Record interest expense associated with the old notes at an annual interest rate of 11 3/8%.

     (Y) Record amortization of the costs associated with the offering of the old notes.

     (Z) Record the income tax benefit resulting from the pro forma adjustments related to the offering of the old notes, at an assumed effective income tax rate of 34%.

     Other Data

     (AA) EBITDA represents income before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax, and other income (expense), net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

     (AB) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes and fixed charges. Fixed charges consist of interest expense, an assumed interest component of operating leases and amortization of deferred financing costs.

                                  (UNAUDITED)

ADJUSTMENTS TO PRO FORMA CONSOLIDATED INCOME STATEMENT FOR THE FISCAL QUARTER ENDED APRIL 4, 1999

     The accompanying unaudited pro forma consolidated income statement for the fiscal quarter ended April 4, 1999 includes the following adjustments to present results as if the Rice Cohen and Management Resources acquisitions and the offering of the old notes had been consummated on December 29, 1997, and includes the historical results of Lexus and Lexstra, Gold Arrow, Pilot and MegaTech which were acquired prior to January 3, 1999 and whose results are included in the unaudited historical consolidated financial statements of MSXI as of and for the fiscal quarter ended April 4, 1999.

     (A) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Rice Cohen Acquisition.

     (B) Eliminate legal expenses directly attributable to the Rice Cohen Acquisition.

     (C) Record amortization of the aggregate goodwill of $13.0 million resulting from the Acquisitions over an estimated useful life of 30 years.

     (D) Record interest expense associated with borrowings of $13.7 million under the Credit Facility used to finance the acquisitions at an assumed annual interest rate of 6.7% which is based on the weighted average of the interest rates in effect at the dates of the acquisitions.

     (E) Record the income tax benefit resulting from the pro forma adjustments related to the Rice Cohen and Management Resources acquisitions at an assumed effective income tax rate of 34%.

     (F) Adjust the historical income tax provision related to the Rice Cohen and Management Resources acquisitions to reflect an assumed effective income tax rate of 34%.

     (G) Record the reduction of interest expense associated with the use of $28.2 million of net proceeds to reduce amounts outstanding under the Credit Facility at an assumed interest rate of 7.2%, which is based on the weighted average of the interest rates in effect at the dates of the acquisitions.

     (H) Record interest expense associated with the Notes at an annual interest rate of 11.375%.

     (I) Record amortization of the costs associated with the offering of the old notes.

     (J) Record the income tax benefit resulting from the pro forma adjustments related to the offering of the old notes, at an assumed effective income tax rate of 34%.

     OTHER DATA

     (K) EBITDA represents income before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax, and other income (expense), net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

     (L) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes and fixed charges. Fixed charges consist of interest expense, an assumed interest component of operating leases and amortization of deferred financing costs.

                        SELECTED FINANCIAL AND OTHER DATA

     The following selected historical combined financial data of MSXI for the years ended December 31, 1994, 1995 and 1996 have been derived from the audited historical combined financial statements of TSG, MSXI's predecessor for accounting purposes for the years then ended. The selected historical consolidated financial data of MSXI as of and for the fiscal years ended December 28, 1997 and January 3, 1999 have been derived from the audited historical financial statements of MSXI as of and for the fiscal years then ended. The selected historical unaudited consolidated financial data of MSXI as of and for the fiscal quarters ended March 29, 1998 and April 4, 1999 have been derived from the unaudited historical financial statements of MSXI as of and for the fiscal quarters then ended. The selected financial and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the accompanying consolidated financial statements and notes included elsewhere in this prospectus.

                                           YEAR ENDED DECEMBER 31,      FISCAL YEAR ENDED (A)   FISCAL QUARTER ENDED (B)
                                       ------------------------------- ----------------------- -------------------------
                                                                        DECEMBER    JANUARY 3,   MARCH 29,    APRIL 4,
                                         1994       1995       1996     28, 1997      1999        1998         1999 (C)
                                       ---------  ---------  --------- ---------- ------------ ----------- -------------
                                                                                                     (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Net sales............................  $184,540   $216,130   $228,260   $564,546  $1,081,042   $255,056    $339,488
Cost of sales........................  (149,950)  (178,760)  (192,510)  (514,019)   (997,014)  (236,719)   (315,184)
                                       --------   --------   --------   --------  ----------   --------    --------
Gross profit.........................    34,590     37,370     35,750     50,527      84,028     18,337      24,304
Selling, general and administrative
  expenses...........................   (23,550)   (25,230)   (26,240)   (36,007)    (57,257)   (12,504)    (14,151)
Michigan Single Business Tax.........    (1,760)    (1,500)    (1,510)    (2,868)     (3,516)      (772)     (1,315)
Restructuring costs..................        --         --         --     (2,000)         --         --          --
                                       --------   --------   --------   --------  ----------   --------    --------
Operating income ....................     9,280     10,640      8,000      9,652      23,255      5,061       8,838
Interest expense, net................      (920)    (1,470)    (1,310)   (12,400)    (17,416)    (4,313)     (4,659)
Other income (expense), net..........       180      1,070        (70)        --          --         --          --
                                       --------   --------   --------   --------  ----------   --------    --------
Income (loss) before taxes...........     8,540     10,240      6,620    (2,748)       5,839        748       4,179
Income tax provision.................    (3,140)    (3,820)    (2,800)      (225)     (3,068)      (370)      1,729
                                       --------   --------   --------   --------  ----------   --------    --------
Net income (loss)...................   $  5,400   $  6,420   $  3,820   $(2,973)  $    2,771   $    378    $  2,450
                                       ========   ========   ========   ========  ==========   ========    ========

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents............  $  1,540   $  1,800   $  7,070   $ 11,575  $    4,248   $ 15,038    $  3,642
Receivables, net.....................    47,240     60,190     58,860    178,938     208,451    177,936     230,905
Total assets.........................    69,490     87,480     94,150    287,176     356,724    289,382     381,665
Total debt and capital lease
obligations..........................     3,370      3,550      4,200    153,246     185,081    161,403     203,466
Contractual acquisition
obligation(D)........................        --         --         --         --      15,000         --      15,000
Redeemable Series A Preferred Stock          --         --         --     36,000      36,000     36,000      36,000
Shareholders' equity (deficit).......    46,430     63,650     69,450    (26,364)    (26,105)   (26,762)    (24,809)

OTHER DATA:
EBITDA (E)...........................  $ 15,430   $ 16,680   $ 14,480   $ 22,379  $   40,369   $  9,672    $ 13,512
Capital Expenditures.................     7,030      8,400      4,840     11,518      11,559      1,763       3,010
Depreciation and amortization........     4,390      4,540      4,970      9,859      13,598      3,839       3,359
Ratio of earnings to fixed charges (F)      4.1x       3.4x       3.1x         -         1.2x       1.1x        1.7x

------------------

(A) Beginning in 1997, MSXI adopted a 52-53 week fiscal year which ends on the Sunday nearest December 31. The fiscal year ended January 3, 1999 was a 53 week fiscal year.

(B) In the opinion of MSXI, the selected historical unaudited consolidated financial data of MSXI as of and for the fiscal quarters ended March 29, 1998 and April 4, 1999 contain all adjustments which are normal and recurring in nature necessary to present fairly the selected historical unaudited consolidated financial data for the fiscal quarters then ended. The operating results for the fiscal quarters ended March 29, 1998 and April 4, 1999 are not necessarily indicative of the results of operations for the entire year.

(c) The selected historical unaudited consolidated financial data of MSXI as of and for the fiscal quarter ended April 4, 1999 include the financial position, results of operations and cash flows of Lexus and Lexstra, Gold Arrow, Pilot and MRI as such businesses were acquired prior to January 3, 1999.

(D) Under a stock purchase agreement, a wholly owned subsidiary of MSX International, Inc. purchased one hundred percent of the outstanding shares of MEI from Becker Group, Inc., a wholly owned subsidiary of JCI (the "MegaTech Acquisition"). MSXI did not assume any bank debt. The total purchase price for the stock of MEI was $30 million, of which $15 million was paid at the closing using borrowings under the Credit Facility. The remaining $15 million (which is non-interest bearing) will be paid to JCI no later than June 30, 1999. The payment will be initially funded by bank borrowings under the existing Credit Facility which will be reduced by the proceeds from the sale of the real property acquired which is anticipated to be completed in July 1999. This real property has been presented in the historic consolidated financial statements of MSXI as of January 3, 1999, as buildings held for sale and the related amount due to JCI has been presented in the historic consolidated financial statements of MSXI as of January 3, 1999, as a contractual acquisition obligation.

(E) EBITDA represents income (loss) before income taxes plus interest expense, net, depreciation, amortization, Michigan Single Business Tax and other income/(expense), net. EBITDA is presented as additional information because management believes it to be a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(F) For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before income taxes and fixed charges. Fixed charges consist of interest expense, an assumed interest component of operating leases and amortization of deferred financing costs. For the fiscal year ended December 28, 1997, earnings were inadequate to cover fixed charges by approximately $2.7 million.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following analysis of financial condition and results of operations of MSXI should be read in conjunction with MSX International's combined and consolidated financial statements and the related notes thereto included elsewhere herein.

     MSXI was organized to pursue growth opportunities in technology-driven engineering and business services. In January 1997, MSXI completed the TSG Acquisition, which included acquiring the assets of APX which had been previously acquired by MASG. Since then, MSXI has pursued a strategy of internal growth and complementary acquisitions. Acquisitions have expanded MSXI's geographic coverage, its service offerings, and its reach to customers outside the automotive industry. In August 1997, MSXI completed the GRI Acquisition. Since January 1998, MSXI has completed seven additional acquisitions and made two equity investments.

     The results of operations for the fiscal years ended December 28, 1997 and January 3, 1999 include the results of operations of acquired companies from the dates of their acquisition. As a result, the financial performance of MSXI for the fiscal years ended December 28, 1997 and January 3, 1999 are not directly comparable to the results of operations for the immediately preceding year.

GENERAL

     MSXI is a holding company formed and owned by Citicorp Venture Capital, Ltd., MascoTech, Inc., and certain members of management. MSXI believes that it is well positioned to increase its market share among existing customers and in the global automotive market, as well as to expand into non-automotive markets. As it pursues additional strategic acquisitions, MSXI also intends to continue to rationalize its cost structure through the elimination of redundant back office activities, operating facilities, management and administrative offices.

     MSXI operates in two industry segments: Outsourcing Services and Purchasing Support Services.

     Outsourcing Services provides technical support services to commercial enterprises, including technical and professional contract staffing, product development support, and other business services. During the fiscal year ended January 3, 1999, MSXI had over 150 customers in this segment, including Ford, General Motors, and DaimlerChrysler, who accounted for 47.0%, 17.0%, and 16.2% of net sales for the fiscal year ended January 3, 1999. MSXI achieved earnings before interest and taxes, including Michigan Single Business Tax ("EBIT"), of $22.3 million on net sales in the Outsourcing Services segment totaling $515.9 million. As a result of the GRI Acquisition, a substantial portion of MSXI's sales to Ford of other business services are generated pursuant to the Ford Master Supply Agreement, a five-year agreement that was executed when MSXI acquired GRI. MSXI is the sole or preferred provider of outsourcing services identified in the agreement to various business units of Ford.

     In its Purchasing Support Services segment, MSXI provides administrative support to large companies for the purchase of contract staffing, training, and other professional services. For fiscal 1998, this segment generated EBIT of $4.4 million on net sales totaling $591.5 million. MSXI generates substantially all of its net sales in its Purchasing Support Services segment pursuant to the Ford Master Supply Agreement, as well as the Ford Master Vendor Agreement, which describes staffing services provided by MSXI to Ford. MSXI manages and administers the purchasing of several service commodities, including contract staffing, training, and other professional services. This includes order processing, administration and payment of vendor invoices related to these services. MSXI believes that it can expand this business by offering comparable services, which include a variety of automated processes, to customers other than Ford and by adding other purchased commodities to the procurement process.

     MSXI recorded $26.4 million of inter-company sales from its contract staffing unit to its Purchasing Support Services business in fiscal 1998.

CONSOLIDATED RESULTS OF OPERATIONS

     FISCAL QUARTER ENDED APRIL 4, 1999 COMPARED WITH THE FISCAL QUARTER ENDED MARCH 29, 1998

     Net sales

     MSXI's net sales for the quarter ended April 4, 1999 increased $84.4 million (33.1%) from $255.1 million to $339.5 million, as compared to the quarter ended March 29, 1998. The increase in net sales resulted from internal growth of $54.4 million and sales from acquired businesses of approximately $30.0 million.

     Net sales of MSXI's Purchasing Support Services segment for the quarter ended April 4, 1999 was $170.3 million, an increase of $25.1 million (17.3%), as compared to $145.2 million for the quarter ended March 29, 1998. The increase in net sales resulted from greater demand for customer administrative support services.

     Net sales of MSXI's Outsourcing Services segment for the quarter ended April 4, 1999 was $178.4 million, an increase of $63.7 million (55.5%), as compared to $114.7 million for the quarter ended March 29, 1998. The increase in net sales is comprised of increased volume and approximately $30.0 million of net sales from acquired businesses. In addition to MSXI's acquisitions, increased sales related to the opening of new locations, customers' consolidation of their supplier base and increased demand for automotive design and engineering services both in the United States and the United Kingdom.

     Gross Profit

     Gross profit for the quarter ended April 4, 1999 increased $6.0 million (32.5%) from $18.3 million to $24.3 million, as compared to the quarter ended March 29, 1998. This increase resulted from improved sales volume and the acquisition of businesses.

     Gross profit as a percentage of net sales for the quarters ended April 4, 1999 and March 29, 1998 was 7.2% in each quarter. Improvements in the gross profit margin from MSXI's Outsourcing Services segment was offset from increased sales volume in MSXI's Purchasing Support Services segment that are at lower gross profit margins.

     Selling, General and Administrative Expenses

     MSXI's selling, general and administrative expenses for the quarter ended April 4, 1999 increased $1.6 million (13.2%) from $12.5 million to $14.1 million, as compared to the quarter ended March 29, 1998. Selling, general and administrative expenses as a percentage of net sales for the quarter ended April 4, 1999 was 4.2% as compared to 4.9% for the prior year quarter ended March 29, 1998. The decline as a percentage of net sales principally related to the continued consolidation of centralized administrative services and the increase in net sales volume during the period.

     Operating Income

     Principally as a result of the foregoing, offset by an increase in Michigan Single Business Tax of $0.5 million, MSXI's operating income for the quarter ended April 4, 1999 increased $3.7 million (74.6%) from $5.1 million to $8.8 million, as compared to the quarter ended March 29, 1998. Operating income as a percentage of net sales for the quarter ended April 4, 1999 increased from 2.0% to 2.6%, as compared to the quarter ended March 29, 1998.

     FISCAL YEAR ENDED JANUARY 3, 1999 COMPARED WITH THE FISCAL YEAR ENDED DECEMBER 28, 1997

     Net Sales

     MSXI's net sales for fiscal 1998 increased $516.5 million (91.5%) from $564.5 million to $1,081.0 million, as compared to the fiscal year ended December 28, 1997. This increase resulted principally from the inclusion of a full year of operations from the GRI Acquisition in fiscal 1998 as compared to four months in fiscal 1997. Net sales of

MSXI's Purchasing Support Services segment increased $394.3 million, which related entirely to the inclusion of a full year of operations of the GRI Acquisition. Net sales of MSXI's Outsourcing Services segment increased $141.6 million. The increase in net sales of this segment is comprised of $78.7 million relating to a full year of operations from the GRI Acquisition, increased volume in contract staffing services of $44.4 million, which includes $16.1 million from acquisitions of businesses in fiscal 1998, and an increase in revenues from product development totaling $18.5 million. In addition to its acquisitions, the increase in contract staffing is related to a combination of internal growth, including the opening of new locations, and increased sales resulting from customers' consolidation of their supplier base. Net sales from product development support increased primarily due to an increase in customer orders for automotive design and engineering in the United Kingdom.

     Gross Profit

     Gross profit for fiscal 1998 increased $33.5 million (66.3%), from $50.5 million to $84.0 million, as compared to fiscal 1997. This increase resulted principally from the inclusion of a full year of operations from the GRI Acquisition in fiscal 1998 as compared to four months in fiscal 1997. In addition, MSXI's contract staffing and product development support services improved in both sales volume and margins.

     Gross profit as a percentage of net sales for fiscal 1998 decreased from 9.0% to 7.8%, as compared to fiscal 1997, principally due to the inclusion of the gross profits from MSXI's Purchasing Support Services operations acquired from GRI, which has a higher sales volume and lower margins than MSXI's Outsourcing Services.

     Selling, General and Administrative Expenses

     MSXI's selling, general and administrative expenses in fiscal 1998 increased $21.3 million (59.0%), from $36.0 million to $57.3 million, as compared to fiscal 1997. This increase resulted principally from the inclusion of a full year of operations from the GRI Acquisition in fiscal 1998 as compared to four months in fiscal 1997, increased investment in MSXI's human resources and business systems to support acquisitions and internal growth, and the implementation of a performance incentive plan. Selling, general and administrative expenses as a percentage of net sales in fiscal 1998 was 5.3% as compared to 6.4% in fiscal 1997. The decline as a percentage of net sales principally related to the continued consolidation of centralized administrative services and the increase in net sales volume during the period.

     In fiscal 1997 there was a one-time, pre-tax charge of $2.0 million for restructuring costs relating to the closure of two facilities.

     Operating Income

     Principally as a result of the foregoing, offset by an increase in Michigan Single Business Tax of $0.6 million, MSXI's operating income for fiscal 1998 increased $13.6 million (140.9%), from $9.7 million to $23.3 million, as compared to fiscal 1997. Operating income as a percentage of net sales for fiscal 1998 increased from 1.7% to 2.2%, as compared to fiscal 1997.

     FISCAL YEAR ENDED DECEMBER 28, 1997 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1996

     Net Sales

     MSXI's net sales for fiscal 1997 increased $336.2 million (147.3%), from $228.3 million to $564.5 million, as compared to 1996. This increase resulted principally from the APX Acquisition and the GRI Acquisition. These increases were offset by a decline in the Outsourcing Services segment's net sales from product development support in the United States due to the completion of a multi-year project, the early termination of an engineering project in Europe and the planned elimination of an unprofitable shop facility in the United States.

     Gross Profit

     MSXI's gross profit for fiscal 1997, which includes gross profits from GRI for four months, increased $14.8 million (41.5%), from $35.7 million to $50.5 million, as compared to 1996. This increase resulted principally from the APX and GRI Acquisitions. Gross profit as a percentage of net sales for fiscal 1997 decreased from 15.7% to 9.0% as compared to 1996, principally due to the inclusion of gross profits from MSXI's Purchasing Support Services acquired from GRI, which is at a lower margin than MSXI's Outsourcing Services, and due to lower margins earned on sales of product development services as a result of under-absorbed fixed costs resulting from the decrease in sales in Europe and North America. Gross profit as a percentage of net sales also decreased as a result of a change in the pricing of certain manufacturing engineering purchase orders from fixed-price to time-and-materials.

     Selling, General and Administrative Expenses

     MSXI's selling, general and administrative expenses for fiscal 1997 increased $9.8 million (37.4%), from $26.2 million to $36.0 million, as compared to 1996. This increase resulted principally from the APX and the GRI Acquisitions. In addition, there was a one-time, pre-tax charge of $2.0 million in 1997 related to the closure of two facilities. Selling, general and administrative expenses as a percentage of net sales for fiscal 1997 decreased from 11.5% to 6.4%, as compared to 1996. This decrease principally related to the consolidation of centralized administrative services and the increase in net sales volume during the period.

     Operating Income

     Principally as a result of the foregoing, offset by an increase in Michigan Single Business Tax of $1.4 million, MSXI's operating income for fiscal 1997 increased $1.7 million (21.3%), from $8.0 million to $9.7 million, as compared to 1996. Operating income as a percentage of sales for fiscal 1997 decreased from 3.5% to 1.7% as compared to 1996.

LIQUIDITY AND CAPITAL RESOURCES

     MSXI's principal capital requirements are for the acquisition of businesses, capital expenditures, and working capital to support growth. These requirements have been met through a combination of bank debt, issuance of senior subordinated notes and cash from operations.

     Shortly after its inception in late 1996, MSXI completed the TSG Acquisition at a purchase price of $145.6 million. The TSG Acquisition, which followed the initial capitalization of MSXI, was financed through $3.8 million of common equity, $36.0 million of Redeemable Series A Preferred Stock, $70.0 million of senior subordinated debt, and $35.8 million of borrowings under credit facilities between MSXI and Bank One Corporation as agent and its affiliates (the "Old Credit Facility"). On August 31, 1997, MSXI acquired GRI for $60.0 million which was financed with borrowings under the Old Credit Facility, offset in part by substantial cash balances acquired.

     MSXI typically pays its employees on a weekly basis and is reimbursed by its customers within invoicing terms, which is generally a 60 day period after MSXI pays its employees. However, in connection with Purchasing Support Services, MSXI collects related receivables at approximately the same time it makes payment to its suppliers.

     Net cash used for operating activities increased $10.7 million from $(0.2) million for the quarter ended March 29, 1998 to $(10.9) million for the quarter ended April 4, 1999. This use of cash from operating activities resulted from a change in receivables of $23.4 million during the quarter ended April 4, 1999 as compared to the prior year quarter and other items of $3.2 million offset in part by an increase in net income of $2.1 million and a change in current liabilities of $13.8 million. The changes in receivables relate to increased sales volume and timing of customer collections. Net cash from operating activities for fiscal 1998 increased $24.7 million from $1.8 million in fiscal 1997 to $26.5 million in fiscal 1998. This increase was principally due to an increase in net income of $5.7 million, a change in non-cash charges for depreciation and amortization of $4.3 million, and a change in other items of $14.7 million, principally due to the timing of receipts and payments associated with MSXI's Purchasing

Support Services as well as improved collections of accounts receivable in the United Kingdom. Net cash from operating activities for fiscal 1997 decreased $6.0 million, from $7.8 million in 1996 to $1.8 million in fiscal 1997. The decrease was principally due to an unfavorable change in net income of $(6.8) million, offset by an increase in non-cash charges for depreciation and amortization of $4.9 million, and a decrease in other items affecting cash provided by operating activities of $(4.1) million.

     Net cash used for investing activities increased $3.6 million from $1.8 million for the quarter ended March 29, 1998 to $5.4 million for the quarter ended April 4, 1999. This change relates to capital expenditures and an investment in Cadform. Net cash used for investing activities for fiscal 1998 decreased $117.4 million from $170.7 million to $53.3 million, as compared to fiscal 1997. Acquisitions in fiscal 1998 were not as large as in fiscal 1997, which included the TSG Acquisition and the GRI Acquisition. Capital expenditures for fiscal 1998 and fiscal 1997 were $11.6 million and $11.5 million, respectively. The majority of these capital expenditures were to acquire equipment for specific customer projects, including computer systems and improvements on leased facilities. In the year ended December 31, 1996, TSG, MSXI's predecessor for accounting purposes, invested $4.8 million, principally for capital expenditures.

     Net cash from financing activities increased $10.7 million from $6.2 million for the quarter ended March 29, 1998 to $16.9 for the quarter ended April 4, 1999. Financing requirements during the quarter ended April 4, 1999 increased to support the net cash used for operating activities as noted above. Net cash from financing activities for fiscal 1998 decreased $162.1 million from the comparable prior period. Financing requirements decreased commensurate with the declines in investing activities and the improvement in cash flow from operating activities after the initial capitalization of MSXI. Net cash from financing activities for fiscal 1997, increased $177.4 million, from $4.2 million to $181.6 million, as compared to fiscal 1996. This increase was due to the CVC and MascoTech bridge loans, aggregating $40.0 million, the issuance of $3.8 million of Common Stock, $36.0 million of Redeemable Series A Preferred Stock, a $30.0 million Senior Subordinated Note and borrowings under the old credit facility.

     On January 22, 1998, MSXI issued, in a private placement, $100 million aggregate principal amount of 11-3/8% unsecured senior subordinated notes maturing January 15, 2008. On August 20, 1998, MSXI consummated an offer to exchange registered notes for those notes.

     Concurrent with the private placement of those notes, MSXI entered into a $100 million Credit Facility with Bank One Corporation (the "Credit Facility") to replace a previous credit facility. On April 14, 1998, MSXI syndicated the Credit Facility to add additional commercial lenders and amended and restated the Credit Facility to add a $30 million term loan portion. On the same date, MSXI borrowed the full amount available under the term loan and used the funds to reduce outstanding balances under the revolving loan portion of the Credit Facility. As of April 4, 1999, $98.7 million was outstanding under the Credit Facility as amended and restated.

     MSXI's total indebtedness consists of the Notes, borrowings under the Credit Facility and borrowings under various short-term arrangements. Additional information regarding theses obligations is set forth in the notes to MSXI's condensed consolidated financial statements included in this prospectus. The ability of MSXI to meet its debt service obligations will be dependent upon the future performance of MSXI, which will be impacted by general economic conditions and other factors.

     During fiscal 1998, MSXI finalized the purchase price of the APX Acquisition, which resulted in a favorable purchase price adjustment totaling $4.8 million. This amount was collected in October 1998.

CORPORATE DEVELOPMENT

     Acquisitions

     MSXI has completed several strategic acquisitions that have expanded its geographic coverage, service offerings, and reach to customers outside the automotive industry.

     On August 4, 1998, MSXI acquired Gold Arrow Contract Services, Ltd., a technical and information technology staffing services company located in the United Kingdom with annual sales of approximately $20 million. Funding for the transaction was provided by borrowings under the Credit Facility as amended and restated.

     Effective October 31, 1998, MSXI acquired Lexstra International, Inc. and Lexus Temporaries, Inc., providers of contract computer consultants, systems analysts and network support personnel. The companies are headquartered in New York, NY and have offices in Boston, MA, Red Bank, NJ and Silver Springs, MD. The companies have combined annual sales of approximately $46.9 million. The purchase price was $24 million at closing, with additional payments contingent on achieving improved operating results for the years 1998 through 2000. Funding for the initial transaction was provided by borrowings under the Credit Facility as amended and restated.

     On December 18, 1998, MSXI acquired Pilot Computer Services, Inc. This Concord, California-based company provides computer professionals experienced in systems development, systems enhancement and project management.

     Effective December 26, 1998, MSXI acquired MegaTech Engineering, Inc. ("MEI") from Johnson Controls, Incorporated ("JCI"). MEI offers technical staffing and product development support services. The total purchase price was $30 million, including $15 million which was paid at the closing using borrowings under the Credit Agreement as amended and restated. The balance of the purchase price is due, without interest, in fiscal 1999 and is expected to be provided by the proceeds from the sale of real property acquired. As part of the transaction, MSXI significantly enhanced its opportunity to provide services to JCI. It also strengthened its training resources by acquiring a training academy that operates a degree-granting program in automotive design and engineering in conjunction with Central Michigan University.

     In early April 1999, MSXI acquired Rice Cohen International, a permanent placement staffing company based in Yardley, Pennsylvania with annual sales of approximately $5.0 million.

     On June 21, 1999 MSXI acquired Management Resources International, Inc., a provider of training services and courseware in quality systems, with annual sales of about $3.5 million.

     Additional information related to certain of these developments is set forth in the notes to MSXI's combined and consolidated financial statements captioned "Acquisitions of Business" included in the Financial Statements section of this prospectus.

     Equity Investments

     On January 8, 1999, MSXI acquired an approximate 25% interest in Cadform GmbH, a German company with sales of approximately $22 million that provides product design and tooling services to the automotive industry. Based in Homberg
(Ohm), Germany, Cadform specializes in automotive interior systems and cast aluminum products. Cadform plans to engage in joint projects with MSXI. As part of the investment, MSXI obtained an option to acquire an additional interest in Cadform.

     On May 28, 1999, MSXI acquired a 30% interest in Quandoccorre Srl and Quandoccorre Interinale SpA, two affiliated Italian companies with combined sales of approximately $10 million. Quandoccorre Srl provides consulting services on a project basis. Quandoccorre Interinale SpA is one of a limited number of companies licensed under new Italian legislation to provide staffing services. MSXI expects to pursue complementary opportunities for growth in Italy, including expansion of its engineering and product development support capabilities. If the two companies achieve specific performance targets in 1999, MSXI anticipates that it will acquire the remaining interests in the companies.

DEBT OFFERING

     On May 18, 1999, MSXI issued, in a private placement, $30 million aggregate principal amount of 11-3/8% unsecured subordinated notes maturing January 15, 2008 (the "old notes"). The old notes were issued, net of discount, in an aggregate amount of $29.4 million. These old notes are substantially identical to, and rank pari passu in right of payment with, the $100 million aggregate principal amount of 11-3/8% unsecured subordinated Series A Notes issued by MSXI on January 22, 1998. These old notes and the Series A Notes will trade as separate securities prior to the completion of the exchange offer relating to the old notes (the "Exchange Offer"). It is anticipated that the Exchange Offer will be consummated within 210 days of the issuance of the old notes. The net proceeds received from the issuance of the old notes were used to repay outstanding indebtedness under MSXI's Credit Facility.

UNITED KINGDOM WORKING TIME DIRECTIVE

     MSXI is monitoring developments in the United Kingdom related to government mandated, minimum vacation benefits for employees. Prompted by the commonization of employment legislation across Europe, the United Kingdom adopted a "Working Time Directive" in Fall 1998. The Directive requires payment of a minimum three week vacation benefit to employees, retroactive to October 1998. In October 1999, the minimum vacation benefit will be raised to four weeks. The application of the Directive to all employment classes is not yet finalized, nor is it resolved whether staffing vendors or their customers will bear the expected increase in employment costs. MSXI is working with professional advisors to assess the likely result of the Working Time Directive and alternative benefit strategies. MSXI believes that the ultimate impact of the Directive will not have a material impact on the financial position, results of operations and cash flows of MSXI, taken as a whole.

INFLATION

     Although MSXI cannot anticipate future inflation, it does not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on its results of operations. While MSXI's contracts typically do not include automatic adjustments for inflation, the Ford Master Vendor Agreement does provide for automatic adjustments for inflation for services provided under the Master Vendor Program.

SEASONALITY

     MSXI's quarterly operating results are affected primarily by the number of billing days in the quarter and the seasonality of its customers' businesses. Demand for services of MSXI have historically been lower during the year-end holidays.

YEAR 2000

     The Year 2000 issue ("Y2K") is the result of computer programs having been written using two digits, rather than four, to define the applicable year. Any of the computers, computer programs and manufacturing and administrative equipment that have date sensitive software may recognize a date having "00" as the year 1900 rather than the year 2000. If any of MSXI's systems or equipment use only two digits, systems failures or miscalculations may result. This may cause disruptions of operations including, among other things, a temporary inability to process transactions or send and receive electronic data with third parties, or to engage in similar normal business activities.

     MSXI, on a coordinated basis and with the assistance of consultants, is addressing Y2K. MSXI's Y2K methodology categorizes its assets into four areas: applications, facility systems, PCs and peripherals, and third party providers.

     Applications have been classified depending on the associated business unit or corporate sponsor. Managers are in place with responsibility for prioritization, assessment, remediation planning and implementation, and testing. Five hundred applications have been identified, of which 88 are considered critical. Substantially all critical applications are scheduled for remediation and testing by June 30, 1999. Although there can be no assurances that MSXI will identify and correct every Y2K defect, MSXI believes it has in place a comprehensive program to identify, remediate and test all applicable applications.

     MSXI has inventoried all facility systems (e.g., HVAC, security, telephones, etc.) worldwide. Non-compliance reports have been distributed to individual business units. Less than five percent of all facility systems were not Y2K compliant. Business units will replace, retire or repair facility systems as necessary.

     PCs and peripherals have been inventoried worldwide. All PCs were upgraded to ensure hardware and software compliance by the end of the first fiscal quarter of 1999. Substantially all network operations hardware and software have been upgraded and are compliant as of the date of this prospectus.

     The majority of third party providers and key suppliers have been contacted with a letter requesting Y2K status. Contingency planning has commenced with the identification of critical facilities and systems. Specific back-up systems plans were finalized by the end of the first fiscal quarter of 1999. The ability of key service providers, such as utility companies, to facilitate MSXI's need is of paramount importance. In some cases, especially with respect to its utility vendors, alternative suppliers may not be available.

     For its information technology, MSXI currently uses a mid-range, non-mainframe based computer environment which is complemented by a series of local area networks ("LAN's") that are connected via a wide-area network ("WAN"). Enabled versions of MSXI's financial, human resource and business systems are in place. MSXI incorporates limited use of machinery and equipment with embedded technology.

     MSXI's most significant risks with respect to Y2K problems are lost revenue and damaged relations with MSXI's customers resulting from a delay in the delivery of goods and services and the effect of shutting down production or a customer's facility. MSXI believes the risk may be somewhat mitigated as the majority of MSXI's revenue is generated from the sale of business systems, systems technology and staffing services as opposed to the delivery of manufactured product.

     MSXI's cost for Y2K compliance preparation in 1998 was approximately $500,000. Y2K remediation costs for 1999 are expected to reach $2.0 million, which include upgrades, repairs and programming. As the Y2K project continues, MSXI may discover additional Y2K problems, may not be able to develop, implement or test remediation or contingency plans, or may find that the cost of these activities exceed current expectations. In many cases, MSXI must rely on assurances from suppliers that new and upgraded information systems as well as key services will be Y2K compliant. While MSXI plans to validate supplier representations, it cannot be sure that its tests will be adequate, or that, if problems are identified they will be addressed in a timely and satisfactory manner. Even if MSXI, in a timely manner, completes all of its assessments, implements and tests all remediation plans, and develops contingency plans, some problems may not be identified or corrected in time to prevent material adverse consequences or business interruptions to MSXI.

EUROCURRENCY

     On January 1, 1999, the member states of the European Economic and Monetary Union agreed to adopt the Euro as their common legal currency. The existing member state currencies are scheduled to remain legal tender as denominations of the Euro until at least January 1, 2002, but not later than July 1, 2002. During this transition period, monetary transactions may be settled using either the Euro or the existing member state currencies.

       MSXI has both operating divisions and customers located in Europe. In 1998, combined revenues from these sources were approximately 14.8% of total revenues. MSXI has operations in substantially all European Economic and Monetary Union participating countries, as well as in the United Kingdom, which has elected not to participate in the Euro conversion at this time. The affected operations plan to make the Euro the functional currency sometime during the transition period, although certain of MSXI's European operations have already entered into Euro-based transactions, such as bank borrowings and collection of accounts receivable.

     It is difficult to assess the competitive impact of the Euro conversion on MSXI's operations, both in Europe and in the United States. In markets where sales are made in U.S. dollars, there may be pressure to denominate sales in the Euro. However, exchange risks resulting from these transactions could be mitigated through hedging. It is not anticipated that changes to information technology and other systems which are necessary for the Euro conversion will be material. MSXI is currently assessing the impact the Euro conversion may have on items such as taxation and other issues.

     MSXI is in the process of implementing system software required for the Euro currency conversion and does not anticipate the conversion to have a significant impact on the operations, financial position or liquidity of its European businesses.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     MSXI is exposed to certain market risks, including interest rates and currency exchange rates. Risk exposure relating to these market risks are summarized below. This information should be read in connection with the Combined and Consolidated Financial Statements and the related notes thereto included elsewhere in this prospectus.

     Currency Rate Management

     For fiscal 1998, approximately 16% of MSXI's net sales were from foreign markets. To date, MSXI has been able to minimize its currency exposure by receiving its foreign revenues in local currency, which are naturally hedged as the corresponding costs are usually in the same currency.

     Interest Rate Management

     MSXI manages its interest cost using a combination of fixed and variable rate debt. As of January 3, 1999, MSXI has $100 million of senior subordinated notes outstanding at a fixed interest rate of 11 3/8%. In addition, MSXI has a $130 million credit facility at variable rates of interest. As of January 3, 1999, $80.4 million of the Credit Facility was outstanding at interest rates ranging from 6.75% to 7.81%. A 1% increase in the credit facility's applicable interest rate would result in additional interest expense of approximately $0.8 million per year.

     As of January 3, 1999 the fair value of the Series A Notes was $97.5 million compared to its carrying value of $100 million.

     Sales with Major Customers.

     Three customers accounted for approximately 75%, 8% and 8%, respectively, of consolidated net sales for fiscal 1998.

                                    BUSINESS

     MSXI is a leading supplier of people and technology-driven engineering and business services, principally to the automotive industry in the United States and Europe, with the capability to provide services on a worldwide basis. Through internal growth and acquisitions, MSXI is now a single source provider of a broad range of complementary outsourcing services, provided both at customer and MSXI facilities. Services offered by MSXI include technical and professional contract staffing; product development services; training services; digital document and information storage and retrieval; process improvement consulting; comprehensive marketing information processing; teleservices; and purchasing support services, which include processes to manage the procurement of staffing, training and other professional services.

     On January 3, 1997, MSXI completed the TSG Acquisition wherein it acquired selected assets and operations of the former engineering and technical business service units of MASG and MascoTech. Through the consummation of the TSG Acquisition, MSXI also acquired the net assets of APX which previously had been acquired by MASG as of November 6, 1996. All references herein to MSXI, unless the context otherwise requires, shall mean MSX International, Inc., including its consolidated subsidiaries, and its predecessor for accounting purposes, TSG.

     Effective August 31, 1997, MSXI completed the GRI Acquisition through which all of the issued and outstanding stock of GRI was acquired from Ford Motor Company ("Ford"). In connection with this acquisition, MSXI entered into the Ford Master Vendor Agreement and the Ford Master Supply Agreement.

     By adding GRI's capabilities to its traditional strength in technical staffing and design and engineering services, MSXI expanded its ability to sell a broad range of complementary services to both existing and new customers within and outside the automotive industry. MSXI believes that it is the only company currently providing such a broad range of services to the automotive industry on a worldwide basis.

     MSXI employed or sourced over 12,000 individuals at 64 operating facilities in 23 countries as of January 3, 1999. MSXI continues to pursue a dual growth strategy focused on both internal development and complementary acquisitions.

SEGMENT INFORMATION

     MSXI reports its services in two segments: Outsourcing Services and Purchasing Support Services and analyzes its operations to the level of earnings before income taxes. The following table sets forth, for the three years ended January 3, 1999, and the fiscal quarters ended March 29, 1998 and April 4, 1999, the net sales and earnings before interest and taxes, including Michigan Single Business Tax, ("EBIT"), as defined for each industry segment.

                                                 FISCAL YEAR      FISCAL YEAR    FISCAL QUARTER    FISCAL QUARTER
                                 YEAR ENDED         ENDED            ENDED           ENDED              ENDED
                                DECEMBER 31,     DECEMBER 28,      JANUARY 3,       MARCH 29,         APRIL 4,
                                    1996             1997             1999             1998             1999
                                -----------      -----------      ------------     -----------       ----------
                                                                (IN THOUSAND)
NET SALES (1)
Outsourcing Services ............$  228,260       $  374,207       $  515,880       $  114,698       $  178,375
Purchasing Support Services......        --          197,186          591,538          145,240          170,312
                                 ----------       ----------       ----------       ----------       ----------
                                 $  228,260       $  571,393       $1,107,418       $  259,938       $  348,687
                                 ==========       ==========       ==========       ==========       ==========
EBIT -
Outsourcing Services ............$    9,440       $   10,368       $   22,339       $    5,196       $    8,881
Purchasing Support Services......        --            2,152            4,432              637            1,272
                                 ----------       ----------       ----------       ----------       ----------
                                 $    9,440       $   12,520       $   26,771       $    5,833       $   10,153
                                 ==========       ==========       ==========       ==========       ==========

----------------
(1) Results do not reflect the elimination of inter-segment sales, which were $6.8 million and $26.4 million, respectively, in the fiscal years 1997 and 1998 and $4.9 million and $9.2 million, respectively, in the fiscal quarters ended March 29, 1998 and April 4, 1999.

OUTSOURCING SERVICES

     In MSXI's Outsourcing Services segment, MSXI provides technical support services. These services include technical and professional contract staffing, product development support and other business services. Sales in the Outsourcing Services segment are based principally on fees charged for resources provided to support development, manufacturing and distribution of customer products and services. MSXI's customers are increasingly relying on third parties to provide them with these and other essential services, allowing customers to improve operating efficiency by focusing on core competencies.

     MSXI provides a multi-discipline, technical and professional staffing service with international delivery, recruiting, and training capability. MSXI principally provides engineers, designers, and technicians, primarily to the automotive industry, and information technology personnel to a variety of industries. MSXI is a leader in automotive technical staffing worldwide. Through internal growth and recent acquisitions, it has also developed information technology staffing capabilities on the West Coast and in the mid-Atlantic states.

     MSXI provides a complete range of vehicle engineering services covering all phases of the product development cycle. These services, which are primarily provided at MSXI's own facilities, include computer-aided design and engineering, product and manufacturing engineering, assembly tooling, program management, and specialty vehicle support for original equipment manufacturer ("OEM") marketing programs and non-automotive vehicle applications. As of January 3, 1999, approximately $210 million of its engineering services sales are either "booked" or recurring based on long-term relationships, compared to approximately $170 million in January 1998.

     The remaining services provided by MSXI in the Outsourcing Services segment are a broad range of technology-based business services. These include design and delivery of training programs, digital document and information storage and retrieval, internet-based systems development and integration, comprehensive marketing information processing, teleservices such as hotline and customer assistance, process improvement implementation, and other services.

     In the Outsourcing Services segment, MSXI obtains its sales from more than 150 customers including the major United States and European automotive OEMs and a number of automotive suppliers. Ford, General Motors Corporation, and DaimlerChrysler Corporation, respectively, accounted for 47.0%, 17.0%, and 16.2% of net sales in this segment for the fiscal year ended January 3, 1999.

PURCHASING SUPPORT SERVICES

     In MSXI's Purchasing Support Services segment, MSXI provides administrative support to large companies for the purchase of various services. Customers in this segment use MSXI and its automated processes to manage the procurement of staffing, training, consulting and other professional services. Sales from this segment include the billings from sub-suppliers for their services rendered, plus a small mark-up for management and processing. For the fiscal year ended January 3, 1999, the Purchasing Support Services segment obtained its sales primarily from Ford.

     Additional financial information concerning MSXI's segments as of January 3, 1999 and for each of the three years in the period ended January 3, 1999 and the fiscal quarters ended March 29, 1998 and April 4, 1999 is set forth in the Notes to MSXI's combined and consolidated financial statements captioned "Segment Information" included in the Financial Statements section of this prospectus.

     Recent Acquisitions

     The following table sets forth certain information on the businesses acquired since January 1998. The aggregate unaudited pro forma 1998 net sales of these companies totaled approximately $115.0 million.

                                  MONTH                                   GEOGRAPHIC                                     NUMBER
NAME                             ACQUIRED             SERVICES             COVERAGE                MARKETS              OF SITES
-------------------             -----------        --------------       ---------------     ---------------------       --------
Gold Arrow Contract             August 1998        Information          United Kingdom,     Automotive, financial           2
Services, Ltd.                                     technology and       Northern Europe     services, and other
                                                   technical                                commercial markets
                                                   staffing

Lexstra International, Inc.     October 1998       Information          Mid-Atlantic        Financial services and          4
                                                   technology           Region              other commercial markets
                                                   staffing

Lexus Temporaries, Inc.         October 1998       Network support      Mid-Atlantic        Telecommunications              4
                                                   staffing             Region

Pilot Computer Services,        December 1998      Information          California          Government, health              3
Inc.                                               technology                               care, and other
                                                   staffing                                 commercial markets

MegaTech Engineering, Inc.      December 1998      Technical            Michigan            Automotive original             1
                                                   staffing and                             equipment manufacturers
                                                   product                                  and suppliers
                                                   development
                                                   services

Rice Cohen International        April 1999         Permanent staff      Mid-Atlantic        Selected services               1
                                                   placement            region              markets

                                  MONTH                                   GEOGRAPHIC                                      NUMBER
NAME                             ACQUIRED             SERVICES             COVERAGE                MARKETS              OF SITES
-------------------             -----------        --------------       ---------------     ---------------------       --------
Management Resources            June 1999          Training             Midwest             Quality systems                 1
International, Inc.                                Services and
                                                   courseware in
                                                   quality systems

     Equity Investments

     In January 1999, MSXI acquired an approximate 25% interest and an option to acquire an additional interest in Cadform GmbH ("Cadform"), a German company that provides design and tooling services to the automotive industry. Cadform is based in Homberg (Ohm), Germany. It specializes in engineering for automotive interior systems and cast aluminum products. MSXI and Cadform plan to engage in joint projects to leverage their combined product development capabilities.

     In May 1999, MSXI acquired a 30% interest in Quandoccorre Srl and Quandoccorre Internale SpA, two affiliated Italian companies with combined sales of approximately $10 million. Quandoccorre Srl provides consulting services on a project basis. Quandoccorre Internale SpA is one of a limited number of companies licensed under new Italian legislation to provide staffing services. MSXI expects to pursue complementary opportunities for growth in Italy, including expansion of its staffing, engineering and product development support capabilities. If the two companies achieve specific performance targets in 1999, MSXI anticipates that it will acquire the remaining interest in the companies.

INTERNATIONAL OPERATIONS

     MSXI's international presence is an important competitive advantage in winning and retaining new business and meeting the global sourcing, quality and engineering requirements of many of its customers. MSXI, through its subsidiaries, has businesses located in 23 countries. Foreign operations are subject to political, monetary, economic and other risks accompanying international business. In the fiscal year ended January 3, 1999, 16% of MSXI's net sales were generated outside the United States.

     MSXI expanded its UK staffing services capabilities in 1998 through the acquisition of Gold Arrow Contract Services, Ltd. ("Gold Arrow"), an information technology and technical staffing company headquartered in Basildon, Essex, England. The Gold Arrow acquisition enhances MSXI's ability to support UK customer requirements for technical staffing in the automotive, financial services, and other industries. Similarly, planned joint projects with Cadform are expected to strengthen MSXI's positioning with German automotive manufacturers and their suppliers. Investments with Quandoccorre Srl and Quandoccorre Internale SpA are expected to position MSXI to expand its staffing, engineering and product development opportunities in Italy.

COMPETITION

     The major domestic and foreign markets for MSXI's products and services are highly competitive. In some cases, MSXI's global competitors include a number of other well-established vendors, as well as customers with their own internal capabilities. Although a number of companies of varying sizes compete with MSXI, no single competitor is in substantial competition with MSXI with respect to all of its services.

     MSXI depends upon its ability to attract, retain and develop personnel, particularly technical personnel, who possess the skills and experience necessary to meet the needs of customers. Competition for individuals with proven technical or professional skills is intense. MSXI competes with other staffing companies, as well as MSXI's customers and other employers for qualified personnel. The acquisition of MEI reinforced MSXI's commitment to training and development. As part of the transaction, MSXI acquired a training academy that operates a degree-granting program in automotive design and engineering in conjunction with Central Michigan University.

     Competition among vendors of outsourced product development services is based on the types of individual and bundled services offered and by the location of customers. The basis of competition includes the size of competing firms, global capability, relevant experience, prior relationships with customers, and price. In the United States, MSXI competes with Modern Engineering, a subsidiary of CDI, and Defiance, among others. European competition includes Bertrandt, Hawtal Whiting, Engineering & Design AG, and Rucker.

     MSXI supplies outsourced technical staffing based on its ability to identify, match, and provide high quality personnel on an efficient basis and at a competitive price. MSXI both manages and competes with many companies in the temporary staffing industry, which is highly competitive, fragmented, and has limited barriers to entry. MSXI uses a variety of resources and techniques to support its recruiting capability, including support of web-enabled recruiting databases, internal training, international recruiting coordination, and competitive benchmarking of compensation and benefits. MSXI's principal competitors in staffing services include CDI, TechAid, Manpower, Kelly Services Technical, Olsten, Randstad (in Europe, only), Volt, and numerous regional information technology staffing firms.

     The degree of competition among suppliers of the remaining outsourced business services provided by MSXI is high. In many cases, MSXI's principal competition is the customer's in-house operations. For certain services, such as training, marketing and imaging services, there are numerous outside competitors, many of whom have greater name recognition and marketing, financial and other resources than MSXI.

     Currently, MSXI's Purchasing Support Services segment primarily provides services to Ford pursuant to agreements that expire in 2002. MSXI remains subject to competitive benchmarking with respect to price, service quality, and responsiveness.

GENERAL INFORMATION

     MSXI believes that it has developed strong relationships with its customers and has a reputation for quality, reliability and service that has been recognized through Ford's Q1 and DaimlerChrysler's Pentastar awards. In addition, most of its operations are certified to the ISO 9001 or 9002 international quality standards. An operation receives ISO certification when an independent assessor determines that the operation is in compliance with a documented quality management system.

     A substantial portion of sales to Ford were made pursuant to the Ford Master Vendor Agreement and the Ford Master Supply Agreement, which were entered into for five year terms when MSXI acquired GRI in August 1997. These agreements are subject to earlier termination in the event that MSXI fails to satisfy certain standards of performance and competitiveness. However, both Ford and MSXI have agreed to negotiate in good faith to extend the terms for an additional five years beyond the initial five year terms. Ford and MSXI have also agreed to maintain an advisory board comprised of executives from both companies to monitor and enhance the relationship between the companies.

     MSXI's quarterly operating results are affected primarily by the number of billing days in the quarter and the seasonality of its customers' businesses. Demand for services of MSXI have historically been lower during the year-end holidays.

     Except as noted above, no material portion of MSXI's business is dependent upon any one customer or is subject to re-negotiation of prices. In general, equipment and technologies required by MSXI to support its service offerings are obtainable from various sources in the quantities desired.

ENVIRONMENTAL

     Compliance with foreign, federal, state and local environmental protection laws and regulations is not expected to result in material capital expenditures by MSXI or to have a material effect on MSXI's results of operations, cash flows, or competitive position.

EMPLOYEES

     The following table sets forth certain information regarding MSXI's employees as of January 3, 1999.


                                                                   NUMBER OF
                                                                   EMPLOYEES
                                                                   ---------
North America ....................................................    5,764
United Kingdom ...................................................    1,111
Germany ..........................................................      335
Rest of Europe ...................................................      563
South America ....................................................       77
Australasia ......................................................       49
                                                                      -----
    Total ........................................................    7,899
                                                                      =====


     Of MSXI's 7,899 employees, approximately 5,600 were paid on an hourly basis. Currently, approximately 200 of MSXI's employees in the United States are members of unions. MSXI believes its current relations with its employees are good.

PROPERTIES

     The following table sets forth certain information regarding the facilities operated by MSXI as of January 3, 1999. MSXI believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current and projected operating needs. All of MSXI's facilities are utilized in its Outsourcing Services segment. Three of these facilities are also utilized to provide Purchase Support Services.


                                                                    NUMBER OF
                                                                   FACILITIES
                                                                   ----------
North America ..................................................       38
United Kingdom .................................................        9
Germany ........................................................        6
Rest of Europe .................................................        6
South America ..................................................        2
Australasia ....................................................        3
                                                                       --
    Total ......................................................       64
                                                                       ==


     As part of the MegaTech Acquisition, MSXI acquired a campus of five buildings located in Warren, Michigan. MSXI expects to complete a sale/leaseback transaction related to this property. Additional financial information regarding this transaction is set forth in the notes to MSXI's combined and consolidated financial statements titled "Acquisition of Businesses" and "Property and Equipment, Net," included in the Financial Statements section of this prospectus. In addition, information regarding this transaction may be found in note (A) to the capitalization table, note (G) to the Pro Forma Financial Data and note (D) to the Selected Financial and Other Data section of this prospectus.

     Excluding the MegaTech buildings held for sale, all but one of MSXI's facilities are leased. MSXI believes that the termination of any one of its leases would not materially adversely affect MSXI.

LEGAL PROCEEDINGS

     MSXI is involved in various proceedings incidental to the ordinary conduct of its business. MSXI believes that none of these proceedings will have a material adverse effect on MSXI's financial condition, results of operations or cash flows.

                                   MANAGEMENT

     The following table sets forth certain information with respect to directors and executive officers of MSXI as of June 22, 1999.

             NAME                        AGE                             POSITION
             ----                        ---                             --------
Erwin H. Billig ...................       73       Chief Executive Officer, Chairman of the Board of Directors
Frederick K. Minturn ..............       42       Executive Vice President; Chief Financial Officer
Roger Fridholm ....................       59       President, Business, Technology and Staffing Services Division
John Risk .........................       61       President, Product Development Services Division
Ralph L. Miller ...................       56       Special Assistant to the Chairman of the Board
Richard M. Cashin, Jr .............       46       Director
David E. Cole .....................       61       Director
Michael A. Delaney ................       45       Director
Lee M. Gardner ....................       52       Director
Richard A. Manoogian ..............       62       Director

     Erwin H. Billig has been Chief Executive Officer since April 28, 1998 and Chairman of the Board of Directors since January 3, 1997. He served as Vice Chairman of MascoTech from 1994 to 1997 and was President and Chief Operating Officer of MascoTech from 1986 to 1994. He is also the Chairman of the Board of Directors of Titan Wheel International, Inc., a director of OEA, Inc. and a director and Vice Chairman of Delco Remy International, Inc.

     Frederick K. Minturn has been Executive Vice President and Chief Financial Officer since January 3, 1997. Mr. Minturn was Group Controller of MascoTech's Automotive Operations from 1991 through December 1996 and served as Vice President from 1994 through December 1996.

     Roger Fridholm has been President of the Business, Technology and Staffing Services Division since May 26, 1998. Mr. Fridholm has also served as President of St. Clair Group, Inc., a private investment company, since 1991 and as Chairman of Ad Hoc Legal Resources LLC since 1995, as President of IPG Services Corporation since 1996, and as President of Ad Hoc, Inc. since 1997, all of which are staffing service companies. Mr. Fridholm is a director of The Stroh Companies, Inc., MascoTech, Inc., MCN Energy Group and Comerica Bank.

     John Risk has been President of the Product Development Services Division since May 11, 1998. Mr. Risk retired from Ford Motor Company in 1997, where he served as executive director of Ford's global midsize and small car lines from 1994 to 1997.

     Ralph L. Miller has been Special Assistant to the Chairman of the Board since April 28, 1998. From January 3, 1997 to April 28, 1998, Mr. Miller served as President and Chief Operating Officer. He was President and Chief Executive Officer of APX International, Inc. from January 1994 through December 1996. He is also a director of Separation Dynamics International Ltd., and iX Systems, Inc.

     Richard M. Cashin, Jr. has been a director since January 3, 1997. Mr. Cashin has been president of CVC since 1994. Mr. Cashin is also a director of Levitz Furniture Inc., Delco Remy International, Inc., LifeStyle Furnishings International Ltd., Fairchild Semiconductor Corporation, FFC Holding, Inc., Cable Systems International, Euramax International, Plc, Titan Wheel International, Inc., Hoover Group Inc., Thermal Engineering, Gerber Childrenswear Inc., JAC Holding Corporation, GVC Holdings, Ballantrae Corporation and Delta Commodities, Inc.

     David E. Cole has been a director since January 3, 1997. Mr. Cole has been the Director of the Office for the Study of Automotive Transportation (OSAT) at the University of Michigan's Transportation Research Institute since 1978. Mr. Cole is a director of Mechanical Dynamics Inc., Thyssen U.S., Saturn Electronics & Engineering, Inc., and Plastech Inc. Mr. Cole is also a director of the Automotive Hall of Fame and is on the Board of Trustees of Hope College.

     Michael A. Delaney has been a director since January 3, 1997. He has been a Vice President of CVC since 1989 and a Managing Director since January of 1998. Mr. Delaney is also a director of Allied Digital Technologies, Inc., GVC Holdings, JAC Holding Corporation, CORT Business Services Corporation, Inc., Palomar Technologies Corporation, Great Lakes Dock & Dredge Corporation, SC Processing, Inc., Triumph Group, Inc., CLARK Material Handling Inc., International Knife and Saw, Inc., Aetna Industries, Inc., AmeriSource Health Corporation and Delco Remy International, Inc.

     Lee M. Gardner has been a director since January 3, 1997. Mr. Gardner has served as President and Chief Operating Officer of MascoTech since 1992.

     Richard A. Manoogian has been a director since January 3, 1997. Mr. Manoogian served as Chairman, Chief Executive Officer and a director of MascoTech from 1984 to 1998 and continues to serve as its Chairman and as a director. Mr. Manoogian is also Chairman of the Board and Chief Executive Office of Masco Corporation and a director of Bank One Corporation, Detroit Renaissance and The American Business Conference.

     Each director of MSXI holds office until a successor is elected and qualified or until the director's earlier resignation or removal.

EXECUTIVE COMPENSATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth certain information with respect to all compensation paid or earned for services rendered to MSXI for the last two fiscal years (except for bonus amounts, which are compensation for services rendered in the immediately preceding year) of those persons who served as (i) MSXI's Chief Executive Officer during fiscal 1998 and (ii) MSXI's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of MSXI at the end of fiscal 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                        ANNUAL COMPENSATION
                                                            ---------------------------------------------
                                            FISCAL YEAR                                    OTHER ANNUAL
         NAME AND PRINCIPAL POSITION          ENDED         SALARY ($)     BONUS ($)     COMPENSATION ($)
         ---------------------------        -----------     ----------     ---------     ----------------
Erwin H. Billig...........................
   Chief Executive Officer, Chairman            1/3/99        240,000                              -
     of the Board of Directors                12/28/97              -             -                -
Frederick K. Minturn......................
   Executive Vice President; Chief              1/3/99        212,500        20,000          105,128(2)
     Financial Officer                        12/28/97        200,000        65,000          100,594(2)
Roger Fridholm............................
   President, Business, Technology, and         1/3/99        152,700             -                -
     Staffing Services Division               12/28/97              -             -                -
John Risk.................................
   President, Product Development               1/3/99        174,667             -                -
     Services Division                        12/28/97              -             -                -
Ralph L. Miller...........................
   Special Assistant to the Chairman            1/3/99        335,400        61,925           16,770(1)
     of the Board                             12/28/97        325,000             -           13,575(1)


----------

(1) Company match of amounts of employee salary deferrals pursuant to MSXI's Deferred Compensation Plan.


(2) Company match of amounts of employee salary deferrals pursuant to MSXI's Deferred Compensation Plan totaling $10,625 in fiscal 1998 and $8,333 in fiscal 1997, combined with the value on the date of vesting in each of fiscal 1997 and 1998 of 4,697 shares of common stock of MascoTech granted pursuant to MascoTech's 1991 Stock Incentive Plan, being compensation for services prior to 1997.


     Pursuant to MSXI's Deferred Compensation Plan, certain of MSXI's management employees have the option of deferring salary and bonus amounts up to a maximum amount of 10% of salary. In addition, deferred discretionary bonuses may be awarded by MSXI to participants in the Deferred Compensation Plan. These deferred amounts and MSXI matches are credited to an account on the books of MSXI, which is credited annually with earnings. In 1997 and 1998, MSXI matched five percent of the amount deferred by participants in the Deferred Compensation Plan.

DIRECTOR COMPENSATION

     Outside directors are entitled to receive $10,000 in annual compensation and $500 per meeting attended. As of the date of this prospectus, Mr. Cole is the only outside director.

EMPLOYMENT AGREEMENTS

     Ralph L. Miller and Frederick K. Minturn. Effective as of January 3, 1997, MSXI entered into employment agreements with Mr. Miller to serve as President and Chief Operating Officer (Mr. Miller's position prior to April 28, 1998) and Mr. Minturn to serve as Executive Vice President and Chief Financial Officer, each for an initial term of two years. Effective May 1, 1998, Mr. Miller's Employment Agreement was amended to reflect the change in duties for Mr. Miller's position and to adjust his compensation (the "Amendment"). The following terms of Mr. Miller's agreement are still effective although his position has changed. The agreements will automatically renew for successive one-year terms unless otherwise terminated in writing by either MSXI or Messrs. Miller or Minturn, as the case may be. Annual base salary for Mr. Miller, pursuant to the Amendment, is $335,400 and for Mr. Minturn is $200,000, subject, in each case, to increases upon approval by the Board of Directors. The agreements also provide that MSXI will pay Mr. Miller and Mr. Minturn an annual performance bonus pursuant to the Performance Incentive Plan described below. Mr. Miller and Mr. Minturn will also be entitled to all other employee benefits maintained for officers and employees of MSXI. MSXI may terminate employment upon death or disability. Either MSXI or Mr. Miller or Mr. Minturn, as applicable, may terminate the agreement, with or without cause (as defined therein). If the agreement is terminated without cause by MSXI or with good reason (as defined therein) by Mr. Miller or Mr. Minturn, as applicable, MSXI will pay to Mr. Miller or Mr. Minturn, as applicable, the full base salary for the remainder of the term then in effect. The agreements also provide that, during the term of their employment, and thereafter for the greater of twelve months or the remainder of the then current term, Mr. Miller and Mr. Minturn will not, directly or indirectly, engage in certain activities competitive with the business of MSXI. Pursuant to the Amendment, MSXI may elect to extend Mr. Miller's non-compete provision for an additional six-month period in exchange for a payment equaling $10,000 per month.

     Roger Fridholm. Mr. Fridholm's services are provided to MSXI pursuant to an agreement with St. Clair Group, Inc. ("St. Clair Group"). Annual compensation paid to St. Clair Group for Mr. Fridholm's services is $250,000, subject to increase upon approval of the Board of Directors. The agreement also provides that MSXI will pay to St. Clair Group a discretionary annual performance bonus for Mr. Fridholm's services. In addition, the agreement provides that St. Clair Group and MSXI may agree to extend Mr. Fridholm's term of service for an additional three years. If this extension is agreed upon, MSXI has agreed to purchase from Mr. Fridholm, for an amount less than $4.0 million, an employee leasing business owned by Mr. Fridholm's spouse.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee are Messrs. Billig, Delaney and Gardner. Messrs. Billig and Delaney also serve on the compensation committee of Delco Remy International, Inc.

     The compensation committee recommended adoption of MSXI's Performance Incentive Plan to reflect MSXI's compensation policy.

PERFORMANCE INCENTIVE PLAN

     MSXI introduced the Performance Incentive Plan ("PIP") in April 1998. All of MSXI's salaried employees, including executive officers, are eligible to receive payments under PIP. PIP offers target awards based on a percentage of an employee's annual base salary. Actual awards are based on individual as well as corporate and business unit performance. Under PIP, each of Mr. Miller, Mr. Minturn, and Mr. Risk may receive a discretionary annual performance bonus, capped at 87.5% of his annual base salary, if MSXI meets or exceeds its target performance.

     Mr. Billig is eligible to receive discretionary annual bonuses as determined by the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table provides certain information regarding the beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of MSXI's common stock as of March 25, 1999 by (1) each stockholder known to MSXI to be the beneficial owner of 5% or more of any class of MSXI's voting securities, (2) each of MSXI's directors and executive officers and (3) all directors and executive officers as a group. So far as is known to MSXI, the persons named in the tables below as beneficially owning the shares set forth below have sole voting power and sole investment power with respect to these shares, unless otherwise indicated.


                                                             AMOUNT BENEFICIALLY OWNED             PERCENT OF CLASS
                                                            ---------------------------        -----------------------
                                                              CLASS A         SERIES A          CLASS A      SERIES A
                                                              COMMON         PREFERRED          COMMON      PREFERRED
NAME OF BENEFICIAL OWNER                                       STOCK           STOCK             STOCK        STOCK
------------------------                                       -----           -----             -----        -----
MascoTech, Inc ........................................       43,752*          180,000            43.8%        50.0%
21001 Van Born Road
Taylor, Michigan 48180

Citicorp Venture Capital, Ltd .........................       32,041*          131,826            32.0%        36.6%
399 Park Avenue, 14th Floor
New York, New York 10043

CCT Partners IV, L.P. .................................        5,468*           22,495             5.5%         6.2%
399 Park Avenue, 14th Floor
New York, New York 10043

Richard M. Cashin, Jr .................................        1,084*            4,466             1.0%         1.2%
399 Park Avenue, 14th Floor
New York, New York 10043

Michael A. Delaney ....................................          332*            1,367             0.3%         0.4%
399 Park Avenue, 14th Floor
New York, New York 10043

Erwin H. Billig(1) ....................................        3,000*               --             3.0%          --
275 Rex Boulevard
Auburn Hills, MI 48326

Frederick K. Minturn ..................................        1,500*               --             1.5%          --
275 Rex Boulevard
Auburn Hills, MI 48326

Roger Fridholm ........................................        1,999*               --             2.0%          --
275 Rex Boulevard
Auburn Hills, MI 48326

John Risk .............................................        1,000*               --             1.0%          --
275 Rex Boulevard
Auburn Hills, MI 48326


                                                             AMOUNT BENEFICIALLY OWNED             PERCENT OF CLASS
                                                            ---------------------------        -----------------------
                                                              CLASS A         SERIES A          CLASS A      SERIES A
                                                              COMMON         PREFERRED          COMMON      PREFERRED
NAME OF BENEFICIAL OWNER                                       STOCK           STOCK             STOCK        STOCK
------------------------                                       -----           -----             -----        -----
Ralph L. Miller(2) ....................................        4,867*            7,697             4.9%         2.1%
275 Rex Boulevard
Auburn Hills, MI 48326

All directors and executive officers as a group .......       13,782            13,530            13.5%         3.8%

------------------
* Consists of an equal number of shares of each of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock and Series A-4 Common Stock (collectively, the "Class A Common Stock")

(1)  In name of Billig Family Limited Partnership.

(2)  As trustee of Kyung Ae Bae and Ralph L. Miller, Trustees.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     On January 3, 1997, in connection with the ownership of certain capital shares of MSXI, MSXI entered into a stockholders' agreement (the "Stockholders' Agreement") with MascoTech, CVC and certain executive officers and directors of MSXI (the "Management Stockholders" and, together with MascoTech and CVC, the "Stockholders"). The Stockholders' Agreement imposes certain restrictions on, and rights with respect to, the transfer of shares of MSXI's Common Stock (as defined) and Series A Preferred Stock held by MascoTech, CVC and the Management Stockholders. The Stockholders Agreement also entitles the Stockholders to certain rights regarding corporate governance of MSXI and to CVC and MascoTech the right to purchase their pro rata share in connection with the issuance of any new shares of Common Stock by MSXI.

     The Stockholders' Agreement sets forth conditions under which the parties may transfer their shares. The Stockholders' Agreement provides for a right of first refusal in favor of MSXI in the event that any Stockholder (the "Selling Stockholder") desires to transfer its shares of Common Stock pursuant to a bona fide third party offer or an involuntary transfer, as defined in the Stockholders Agreement. To the extent that MSXI elects to purchase fewer than all of the shares proposed to be sold by any Selling Stockholder, the Stockholders' Agreement provides for rights of first refusal on a pro rata basis in favor of CVC and MascoTech. Pursuant to an Amendment to the Stockholders' Agreement dated as of August 10, 1998, as a result of the sale by CVC of shares to Mr. Miller, CVC has the right of first refusal with respect to shares owned by Mr. Miller, up to an amount necessary to bring CVC back to its original ownership level. In the case of a bona fide third party offer, without the consent of the Selling Stockholders, neither MSXI nor the other Stockholders may purchase any of the shares pursuant to the right of first refusal unless all the shares are purchased. If the Selling Stockholder is MascoTech or CVC, and the Selling Stockholder proposes to sell shares representing more than 5% of the outstanding shares of Common Stock on a fully-diluted basis or if any Selling Stockholder proposes to transfer shares of Series A Preferred Stock, then the Selling Stockholder must also cause the buyer to give the other Stockholders an option to sell a pro rata number of their respective shares of the same class and on the same terms and conditions as the Selling Stockholder.

     In the event that a Management Stockholder's shares of capital stock are subject to an involuntary transfer (such as a seizure pursuant to a judgment lien or in connection with any voluntary or involuntary bankruptcy proceeding), the Stockholders' Agreement grants similar rights to purchase these shares first to MSXI and then to MascoTech and CVC, pro rata.

     Subject to certain restrictions, following the fifth anniversary of the date of the Stockholders' Agreement and for as long as CVC or MascoTech, as the case may be, or any of their permitted successors and assigns, shall hold more than 60% of the Common Stock of MSXI originally issued to them, the Stockholders' Agreement grants each of MascoTech and CVC certain "drag-along rights." The drag-along rights require the other Stockholders to sell all of their capital stock upon the same terms and conditions as MascoTech and CVC in connection with the sale of all of the shares of MascoTech or CVC, as the case may be, to a third party. In addition, if MascoTech or CVC propose the transfer or sale of all or substantially all of the assets or business of MSXI to any third party, MascoTech or CVC, as the case may be, may require the other Selling Stockholders to take all action necessary to cause MSXI to approve the transaction.

     The Stockholders' Agreement provides that the Board of Directors (the "Board") of MSXI shall consist of seven members consisting of two nominees of CVC, two nominees of MascoTech, one nominee of the Management Stockholders and two disinterested directors. Voting on the Board is weighted so as to provide each MascoTech designate with 17.5%, each CVC designate with 17.5%, the Management designate with 10%, and each disinterested director with10%, respectively, of the voting power on the Board.

REGISTRATION RIGHTS AGREEMENT

     On January 3, 1997, MSXI entered into a registration agreement (the "MSXI Registration Rights Agreement") with CVC, MascoTech and the Management Stockholders. The MSXI Registration Agreement provides that CVC and MascoTech shall be entitled, at any time, to request that MSXI effect an underwritten primary or secondary public offering, which raises aggregate net proceeds to MSXI of at least $50,000,000 or, after June 3, 1998, to request that MSXI effect an underwritten primary or secondary public offering of at least 25% of MSXI's Common Stock on a fully diluted basis; and in connection with any such public offering MSXI is required to use reasonable efforts to include in the offering all other shares, subject to certain exceptions, that the stockholders request for inclusion therein. In addition, at any time following an initial public offering of MSXI's shares, the MSXI Registration Agreement provides that, subject to certain limitations, each of CVC and MascoTech shall be entitled to request three long-form registrations using SEC Form S-1 or S-2 and request unlimited short-form registrations using Form S-3 (any registration effected in accordance with this or the preceding sentence, a "Demand Registration"). If (i) MSXI's Board determines that a Demand Registration must be postponed to avoid the disclosure of material non-public information or (ii) as a result of a pending material financing or acquisition, then MSXI may require CVC or MascoTech, as the case may be, to withdraw its Demand Registration and not submit another Demand Registration for up to sixty days. Whenever MSXI decides to register any of its shares (other than on Forms S-4 and S-8), the CVC, MascoTech and Management Stockholders have the right to register (or "piggyback") their shares on the same terms as MSXI. MSXI is obligated to pay all reasonable fees, costs and expenses in connection with any initial, demand or piggyback registration.

     Notwithstanding these demand registration rights, MSXI shall not be obligated to effect a Demand Registration statement if, within 90 days of the request, a registration statement in which CVC or MascoTech was entitled to participate, pursuant to their demand or piggyback registration rights, was filed. In addition, MSXI and each Stockholder shall be precluded from effecting any public sale or distribution of the shares for a certain period prior to and following the effective date of any initial public offering or any demand or piggyback registration. In each demand registration, holders of registrable securities other than the holders initiating the registration may include their securities in the registration, subject to certain restrictions. The MSXI Registration Agreement contains indemnity and contribution provisions between MSXI and any selling stockholders for losses arising out of any registration effected pursuant to the MSXI Registration Rights Agreement.

OTHER

     The services of Mr. Fridholm are provided to MSXI through his employer, St. Clair Group, a company owned by Mr. Fridholm's spouse. See "Executive Compensation."

     On August 10, 1998, CVC sold to Mr. Miller 1,900 shares of MSXI's Class A Common Stock and 7,815 shares of MSXI's Series A Preferred Stock for a cumulative purchase price of $1 million.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     MSXI's certificate of incorporation ("certificate of incorporation") provides that MSXI is authorized to issue 2,000,000 shares of common stock, par value $0.01 per share, divided into two classes: Class A Common Stock ("Class A Stock") and Class B Common Stock ("Class B Stock" and, together with the Class A Stock, the "common stock").

     Class A Stock is divided into five series consisting of 125,000 shares each of Series A-1 Common Stock ("Series A-1"), Series A-2 Common Stock ("Series A-2"), Series A-3 Common Stock ("Series A-3"), Series A-4 Common Stock ("Series a-4") and 500,000 Shares of Series I Common Stock ("Series I"). Class B Stock is divided into five series consisting of 125,000 shares each of Series B-1 Common Stock ("Series B-1"), Series B-2 Common Stock ("Series B-2"), Series B-3 Common Stock ("Series B-3"), Series B-4 Common Stock ("Series B-4") and 500,000 Shares of Series II Common Stock ("Series II").

     The holders of Class A Stock are entitled to one vote for each share held of record on all matters to be voted on by MSXI's stockholders. The holders of Class B Stock have no voting rights except as required by law or in the certificate of incorporation.

     The holders of all classes of common stock receive dividends ratably. If dividends are declared in shares of common stock, the dividend must be declared and paid at the same rate per share on each class or series of Common Stock and unless 95% of the shares of each class or series approves, the dividends payable in shares of a particular class or series of Common Stock are payable only to holders of the particular class or series of common stock; however, any dividend payable to one class or series of common stock entitles the other class or series to a dividend in the same form and amount on the same date. If the dividends consist of voting securities of MSXI, at the request of each holder of Class B Stock, MSXI must pay dividends to holders of Class B Stock in nonvoting securities of MSXI which are identical to the voting securities and convertible into or exchangeable for voting securities on the same terms as the Class B Stock is convertible to Class A Stock. The holders of all classes are entitled to share ratably in all distributions resulting from any liquidation, dissolution or winding up.

     The holders of (a) Series A-1 can convert their shares into Series B-1, (b) Series A-2 can convert their shares into Series B-2, (c) Series A-3 can convert their shares into B-3, (d) Series A-4 can convert their shares into B-4, and (e) Series I can convert their shares into Series II, in each case at a one-to-one conversion rate. This conversion may occur at any time in the event that the respective holder determines that it might be subject to a Regulatory Problem (as defined in the certificate of incorporation) or an Accounting Determination, as defined in the certificate of incorporation. The holders of each series of Class B Stock can convert their shares into Class A Stock in the same manner as described in (a) through (e) above. Upon the occurrence of a Qualifying Offering (as defined in the Stockholders' Agreement) or a Sale Transaction (as defined in the Stockholders' Agreement), (a) each share of Series A-1, Series A-2, Series a-3, and Series A-4 will be automatically converted into one fully paid and non-assessable share of Series I Stock and (b) each share of Series B-1, Series B-2, Series B-3, and Series B-4 will be automatically converted into one fully paid and non-assessable share of Series II Stock.

PREFERRED STOCK

     MSXI's Certificate of Incorporation provides that MSXI is authorized to issue 1,500,000 shares of preferred stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01, and 1,000,000 shares of New Preferred Stock, par value $0.01 ("New Preferred").

     The Redeemable Series A Preferred Stock has a stated value of $100 per share, and no additional shares may be issued. As long as any shares of the Redeemable Series A Preferred Stock are outstanding, MSXI may not issue preferred stock that is senior or pari passu with respect to payment of dividends, other distributions, or preference on redemption or liquidation without the consent of the holders of 67% of the Redeemable Series A Preferred Stock. Except as required by law or to validate certain actions of MSXI which adversely affect the rights or powers, ranking, or authorized number of shares, the holders of Redeemable Series A Preferred Stock have no voting rights. Dividends on the Redeemable Series A Preferred Stock are payable in cash at a rate per annum equal to 12% of the sum of $100 plus an amount equal to any accrued and unpaid dividends. Dividends on the Redeemable Series A Preferred Stock accrue daily and are cumulative. MSXI may not declare or pay any dividend or other distribution in respect of the Common Stock or other class or series of stock ranking junior to the Redeemable Series A Preferred Stock (collectively the "Junior Stock") unless all accrued and unpaid dividends with respect to Redeemable Series A Preferred Stock have either been paid or contemporaneously are declared and paid; however, MSXI may (a) acquire Junior Stock in an exchange or conversion, (b) pay dividends in shares of Junior Stock, and (c) acquire shares of Common Stock pursuant to the Stockholders' Agreement.

     The New Preferred shall be authorized in one or more series and shall have voting powers, preferences, and other rights and qualifications as the Board of Directors state in a restitution or resolutions provided for an issuance of the New Preferred.

     The Redeemable Series A Preferred Stock is mandatorily redeemable by MSXI at the earlier of (a) December 31, 2008 or (b) the date on which a Sale Transaction by MascoTech or CVC occurs. MSXI may redeem any or all of the Redeemable Series A Preferred Stock at its election prior to the mandatory redemption date. In both instances, the redemption price for the Redeemable Series A Preferred Stock shall be the sum of $100 plus an amount equal to any accrued and unpaid dividends. MSXI may also elect to acquire shares of the Redeemable Series A Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares of the Redeemable Series A Preferred Stock (a "Special Redemption") pursuant to the terms of the Stockholders' Agreement.

     The Redeemable Series A Preferred Stock may be exchanged for MSXI's 12% Junior Subordinated Debentures ("Junior Debentures") at the election of MSXI. MSXI must make its election within 45 days of receipt of notice from MascoTech or CVC of their offer to exchange and sell their Redeemable Series A Preferred Stock ("Exchange Notice"). The Junior Debentures will mature on the mandatory redemption date of the Redeemable Series A Preferred Stock. If MSXI elects to exchange the shares, it must exchange all of the shares designated to be exchanged in the Exchange Notice and all of the shares designated by other holders of Redeemable Series A Preferred Stock in an additional notice. The Credit Facility and the Indenture will restrict the incurrence of additional Indebtedness, including the exchange of the Redeemable Series A Preferred Stock.

                    DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

CREDIT FACILITY

     Concurrently with the January 1998 offering of notes, MSXI entered into the Credit Facility with Bank One Corporation, on behalf of itself and as agent for as syndicate of other lenders. Funds under the Credit Facility are available for acquisitions, working capital and general corporate purposes.

     Interest Rate. Interest on the loans under the Credit Facility is payable quarterly or, if earlier, at the end of each interest period and accrues at an annual rate equal to, at the option of MSXI, (a) a floating-rate (the "Floating Rate") which shall be the higher of (i) the prime rate of Bank One Corporation or a comparable rate of an Affiliate of Bank One Corporation or (ii) 1.0% over the Federal Funds rate, or (b) the London Interbank Offered Rate ("LIBOR") plus the applicable margin, which can range from 0.45% to 1.40% for revolving loans and 0.625% to 1.75% for term loans, in each case based on MSXI's ratio of total debt to EBITDA (each as defined in and calculated pursuant to the Credit Facility).

     Borrowing Base. The Credit Facility, at the time of the issuance of the Series A Notes, initially had a borrowing unit of $100 million. On April 14, 1998, MSXI syndicated the Credit Facility to add a $30 million term loan portion. On the same date, MSXI borrowed the full amount available under the term loan and used the funds to reduce outstanding balances under the revolving loan portion of the Credit Facility. As of April 4, 1999, $98.8 million was outstanding under the Credit Facility as amended and restated. The Credit Facility provides MSXI with available credit of up to $130 million but if MSXI's ratio of total debt to EBITDA exceeds a specified number, the amount available may be limited to a percentage of eligible accounts receivable of MSXI.

     Guarantee and Security Interest. Each significant domestic subsidiary of MSXI guarantees all obligations of MSXI under the Credit Facility. In addition, these obligations will be secured by a pledge of the Stock of these domestic subsidiaries and a first lien on substantially all assets of these domestic subsidiaries and a pledge of 65% of the stock of the significant foreign subsidiaries. The obligations of MSXI under the Credit Facility will rank senior to all other indebtedness of MSXI, including the Notes.

     Covenants. The Credit Facility contains certain reporting covenants and other customary affirmative covenants and various negative covenants including but not limited to certain limitations on mergers, sales of assets, acquisitions, liens, investments, indebtedness, contingent obligations, dividends, subsidiaries' ability to agree to dividend restrictions, affiliate transactions and changes of business. The Credit Facility also contains certain covenants with respect to employee benefit arrangements and environmental matters. The Credit Facility also contains certain financial covenants including but not limited to a ratio of total debt to EBITDA, a fixed charge coverage ratio, and a minimum net worth requirement (each as defined in and calculated pursuant to the Credit Facility).

     Events of Default. The Credit Facility contains customary events of default including without limitation defaults for nonpayment of principal when due, nonpayment of interest and fees within five business days when due, material misrepresentations, default in the performance of most negative covenants, default in performance of any other term or covenant for thirty days after notice (five days after notice for information covenants), bankruptcy or insolvency, ERISA, change of control, unstayed judgments in excess of a certain amount and cross-defaults to any indebtedness equal to or in excess of a certain amount in the aggregate for MSXI or any subsidiary, which default is a payment default or would permit the holders of this indebtedness to cause this indebtedness to become due prior to its stated maturity.

FORD FACILITY

     The Fleet Central Billing-Finance Facility (the "Ford Facility") is an arrangement between MSXI and Ford Motor Company Limited ("Ford Limited") whereby MSXI participates in the Fleet Central Billing Program (the "Program"). Under the Ford Facility, Ford Limited appoints MSXI as an agent to purchase maintenance and service accounts receivable ("Receivables") of selected Ford Limited dealers in the United Kingdom (the "Dealers"). MSXI purchases the Receivables on behalf of Ford at a discount of 2.75% or the rate of discount as may be agreed upon from time to time. Ford provides MSXI with funding to purchase Receivables, and this funding currently bears interest at the one month LIBOR rate plus 1.66% and is subject to adjustment in the future. As of April 4, 1999, there was approximately $4.6 million of indebtedness outstanding under the Ford Facility.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, MSXI will accept for exchange old notes which are properly tendered on or prior to the expiration time and not withdrawn as permitted below. For each $1,000 principal amount of old notes surrendered to MSXI pursuant to this offer, the holder of the old note will receive an new note having a principal amount equal to that of the surrendered old note. MSXI will keep this offer open for not less than 30 business days, or longer if required by applicable law, after the date notice of this offer is mailed to the holders of the old notes. As used below, the term "expiration
time" means 5:00 p.m., New York City time, on           , 1999; provided,
however, that if MSXI has extended the period of time for which this offer is open, the term "expiration time" means the latest time and date to which this offer is extended.

     As of the date of this prospectus, $30 million in aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the security register with respect to old notes maintained by the Trustee. MSXI's obligations to accept old notes for exchange pursuant to this offer is subject to certain conditions as set forth under " - Certain Conditions to the Exchange Offer" below.

     MSXI expressly reserves the right, at any time or from time to time, to extend the period of time during which this offer is open, and thereby delay acceptance for any exchange of any old notes, by giving notice of the extension to these holders. During any such extension, all old notes previously tendered will remain subject to this offer and may be accepted for exchange by MSXI. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder these old notes as promptly as practicable after the expiration or termination of this offer.

     MSXI expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any old notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." MSXI will give notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, this notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to MSXI of old notes by a holder as set forth below and the acceptance of those old notes by MSXI will constitute a binding agreement between the tendering holder and MSXI upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to IBJ Whitehall Bank & Trust Company (the "exchange agent") at the address set forth below under "exchange agent" on or prior to the expiration time. In addition, (1) certificates for old notes must be received by the exchange agent along with the letter of transmittal, (2) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of old notes, if this procedure is available, into the Exchange Agent's account at DTC (as defined) pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Time or
(3) the holder must comply with the guaranteed delivery procedures described below. The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent directly to MSXI.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange pursuant to that letter of transmittal are tendered (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(2) for the account of an eligible institution (as defined below). In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, these guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "eligible institutions"). If old notes are registered in the name of a person other than the person signing the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by MSXI in its sole discretion, duly executed by the registered holder with the signature guaranteed by an eligible institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by MSXI in its sole discretion, which determination shall be final and binding. MSXI reserves the absolute right to reject any and all tenders of any particular old notes not properly tendered or not to accept any particular old notes the acceptance of which might, in the judgment of MSXI or its counsel, be unlawful. MSXI also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular old notes either before or after the expiration time. This right includes the right to waive the ineligibility of any holder who seeks to tender old notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer as to any particular old notes either before or after the expiration time (including the letter of transmittal and the instructions thereto) by MSXI shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of old notes for exchange must be cured within the reasonable period of time as MSXI shall determine. Neither MSXI, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, these old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, this person should so indicate when signing and, unless waived by MSXI, proper evidence satisfactory to MSXI of its authority to so act must be submitted.

     By executing, or otherwise becoming bound by, the letter of transmittal, each holder of the old notes (other than certain specified holders) will represent that (1) it is not an affiliate of MSXI, (2) any exchange notes to be received by it were acquired in the ordinary course of its business and (3) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes. If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. See " - Resales of the Exchange Notes."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, MSXI will accept, promptly after the expiration time, all old notes properly tendered and will issue the exchange notes promptly after acceptance of the old notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, MSXI shall be deemed to have accepted properly tendered old notes for exchange when, as and if MSXI has given oral or written notice of this acceptance to the exchange agent.

     In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for these old notes or a timely Book-Entry Confirmation of these old notes into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing old notes are submitted for a greater principal amount than the holder desires to exchange, these unaccepted or non-exchanged old notes will be returned without expense to the tendering holder these old notes as promptly as practicable after the expiration or termination of the Exchange Offer. In the case of old notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, these non-exchanged old notes will be credited to an account maintained with DTC.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer these old notes into the exchange agent's account in accordance with DTC's procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of this book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of this Book-Entry Confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that MSXI may enforce this agreement against the participant. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal or facsimile this letter, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under " - Exchange Agent" on or prior to the expiration time, or the guaranteed delivery procedure set forth below must be complied with.

     Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the old notes desires to tender these old notes and the old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the Exchange Agent before the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (1) the tender is made through an Eligible Institution, (2) prior to the expiration time, the Exchange Agent receives from this Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile of this letter) and Notice of Guaranteed Delivery, substantially in the form provided by MSXI, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and (3) the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to the expiration time.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "exchange agent." These notices of withdrawal must specify the name of the person having tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of these old notes, and, where certificates for old notes have been transmitted, specify the name in which these old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of this facility. All questions as to the validity, form and eligibility (including time of receipt) of these notices will be determined by MSXI, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, these old notes will be credited to an account maintained with DTC for the old notes. Properly withdrawn old notes may be tendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the expiration time.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, MSXI shall not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the Exchange Offer, if at any time before the expiration time, MSXI determines that the Exchange Offer violates applicable law, any interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing condition is for the sole benefit of MSXI and may be asserted by MSXI regardless of the circumstances giving rise to the condition. The failure by MSXI at any time to exercise the foregoing rights shall not be deemed a waiver of these rights and each of these rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, MSXI will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any of the old notes, if prior to the expiration time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

     IBJ Whitehall Bank & Trust Company has been appointed as the exchange agent for the Exchange Offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the accompanying letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent, addressed as follows:


                                   Deliver To:
               IBJ Whitehall Bank & Trust Company, Exchange Agent
                               By Mail or By Hand:
                                One State Street
                            New York, New York 10004
                 Attention: Luis Perez, Assistant Vice President
                                  By Facsimile:
                                 (212) 858-2952
                              Confirm by Telephone:
                                 (212) 858-2000

     Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     MSXI will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone or in person by officers and employees of MSXI.

     The expenses to be incurred in connection with the Exchange Offer will be paid by MSXI. These expenses include fees and expenses of the exchange agent and the Trustee, accounting and legal fees and printing costs among others.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct MSXI to register exchange notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALE OF THE EXCHANGE NOTES

     Holders of old notes who do not exchange their old notes for exchange notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of these old notes as set forth in the legend thereon as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 11 3/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. MSXI does not currently anticipate that it will register the old notes under the Securities Act. However, (1) if the Initial Purchasers so request with respect to old notes not eligible to be exchanged for exchange notes in the Exchange Offer and held by them following consummation of the Exchange Offer or (2) if any holder of old notes is not eligible to participate in the Exchange Offer or, in the case of any holder of old notes that participates in the Exchange Offer, does not receive freely tradable exchange notes in exchange for old notes, MSXI is obligated to file a registration statement on the appropriate form under the Securities Act relating to the old notes held by these persons.

     Based on interpretations by the staff of the Commission set forth in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2,
1993), MSXI is of the view that exchange notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders, other than (1) any such holder which is an "affiliate" of MSXI within the meaning of Rule 405 under the Securities Act or (2) any broker-dealer that purchases Notes from MSXI to resell pursuant to Rule 144A or any other available exemption, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that these exchange notes are acquired in the ordinary course of the holders' business and the holder has no intention, or any arrangement or understanding with any person, to participate in the distribution of such exchange notes. If any holder has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the Exchange Offer, the holder (1) could not rely on the applicable interpretations of the staff of the Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. This broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of these exchange notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or any exemption from registration or qualification is available and is complied with. MSXI has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions any holder of the exchange notes reasonably requests in writing.

                              DESCRIPTION OF NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the old notes except that (1) the exchange notes are being registered under the Securities Act and (2) holders of the exchange notes will not be entitled to certain rights of holders of the old notes under the Registration Agreement that will terminate upon completion of the Exchange Offer. The old notes were issued under an Indenture dated as of January 15, 1998 (the "Indenture"), among MSXI, the Subsidiary Guarantors and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee").

     The following is a summary of certain provisions of the Indenture and the exchange notes. A copy of the Indenture and the form of notes has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms contained in the Indenture and those terms made a part of it by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section " - Certain Definitions."

     Principal of, premium, if any, and interest on the exchange notes will be payable, and the old notes may be exchanged or transferred, at the office or agency of MSXI, which, unless otherwise provided by MSXI, will be the offices of the Trustee. At the option of MSXI, payment of interest may be made by check mailed to the addresses of the holders as their addresses appear in the note register.

     The exchange notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the exchange notes, but MSXI may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes are general unsecured senior subordinated obligations of MSXI, limited in aggregate principal amount to $130.0 million, and will mature on January 15, 2008. The notes bear interest at the rate of 11 3/8% per annum from January 15, 1998, or from the most recent date to which interest on the notes, or the old notes exchanged for any exchange notes, has been paid or provided for, payable semi-annually to holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 1998. MSXI will pay interest on overdue principal at 1% per annum in excess of this rate, and it will pay interest on overdue installments of interest at this higher rate to the extent lawful.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the notes will not be redeemable at the option of MSXI prior to January 15, 2003. Thereafter, the notes will be redeemable, at MSXI's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on January 15 of the years set forth below:



                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                          -----
2003.........................................................  105.6875%
2004.........................................................  103.7917
2005.........................................................  101.8958
2006 and thereafter..........................................  100.0000


     In addition, at any time and from time to time prior to January 15, 2001, MSXI may redeem at its option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.375% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each of these redemptions.

SELECTION

     In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by another method the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to this note shall state the portion of the principal amount of this note to be redeemed. A new note in principal amount equal to the unredeemed portion of this note will be issued in the name of the holder of this note upon cancellation of the original note.

SUBSIDIARY GUARANTEES

     Each of MSXI's Domestic Restricted Subsidiaries that is an Obligor or Guarantor with respect to any obligations under one or more Bank Credit Agreements has irrevocably and unconditionally guaranteed on a joint and several basis, as primary obligors and not merely as sureties, on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of MSXI under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all these obligations Guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses, including reasonable counsel fees and expenses, incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     MSXI shall cause each Domestic Restricted Subsidiary that at anytime becomes an obligor or Guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which the Domestic Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

     Each Subsidiary Guarantee is a continuing Guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns. A Subsidiary Guarantee will be released upon the sale of all the Capital Stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

SUBORDINATION

     The indebtedness evidenced by the Notes and the Subsidiary Guarantees will be unsecured senior subordinated obligations of MSXI and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes and the payment of any Subsidiary Guarantee is subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of MSXI or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on May 13, 1999 or subsequently incurred, including the obligations of MSXI and such Subsidiary Guarantor under the Senior Credit Facility.

     As of April 4, 1999, (i) MSXI would have had approximately $90.7 million outstanding Senior Indebtedness (excluding unused commitments under the Senior Credit Facility) and (ii) Senior Indebtedness of the Subsidiary Guarantors would have been approximately $73.8 million (excluding Guarantees under the Senior Credit Facility). Although the Indenture contains limitations on the amount of additional Indebtedness that MSXI and its Restricted Subsidiaries may incur, under certain circumstances the amount of this Indebtedness could be substantial and, in any case, this Indebtedness may be Senior Indebtedness. See "Certain Covenants - Limitation on Incurrence of Indebtedness."

     Only Indebtedness of MSXI or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of MSXI and the relevant Subsidiary Guarantor, respectively. MSXI and each Subsidiary Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless this Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. Unsecured Indebtedness is not deemed to be subordinated or junior merely because it is unsecured.

     MSXI may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under " - Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Subordinated Debt") if (1) any Senior Indebtedness is not paid when due or (2) any other default on this Senior Indebtedness occurs and the maturity of this Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and the acceleration has been rescinded or the Senior Indebtedness has been paid in full. However, MSXI may pay the Subordinated Debt without regard to the foregoing if MSXI and the Trustee receive written notice approving the payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clauses (1) and (2) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the related maturity may be accelerated immediately without further notice (except the notice required to effect the acceleration) or upon the expiration of any applicable grace periods, MSXI may not pay the Subordinated Debt for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to MSXI) of written notice (a "Blockage Notice") of the default from the Representative of the holders of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (1) by written notice to the Trustee and MSXI from the Person or Persons who gave the Blockage Notice, (2) because the default giving rise to the Blockage Notice is no longer continuing or (3) because the Designated Senior Indebtedness has been repaid in full).Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of the Designated Senior Indebtedness or the Representative of these holders has accelerated the maturity of such Designated Senior Indebtedness, MSXI may resume payments on the Notes after the end of the payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during this period.

     Upon any payment or distribution of the assets of MSXI of any kind or character upon a total or partial liquidation, winding up, assignment for the benefit of creditors or marshaling of assets or other distribution in a bankruptcy, insolvency, receivership or dissolution or reorganization of or similar proceeding relating to MSXI or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of this Senior Indebtedness before the noteholders are entitled to receive any payment, and, until the Senior Indebtedness is paid in full, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to noteholders that, due to the subordination provisions, should not have been made to them, these noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee are unsecured senior subordinated obligations. This being the cases the rights of noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of this Subsidiary Guarantor. The terms of the subordination provisions described above with respect to MSXI's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of MSXI or a Subsidiary Guarantor who are holders of Senior Indebtedness of MSXI or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the noteholders, and creditors of MSXI who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under " - Defeasance."

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder shall have the right to require that MSXI repurchase all or a portion of the holder's Notes at a purchase price in cash equal to 101% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

     Within 30 days following any Change of Control, MSXI shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that the holder has the right to require MSXI to purchase the holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2) the circumstances and relevant facts and relevant financial information regarding the Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date this notice is mailed); and (4) the instructions determined by MSXI, consistent with the covenant described hereunder, that a holder must follow in order to have its Notes repurchased.

     MSXI shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, MSXI shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of this compliance.

     The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of MSXI may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require MSXI to repurchase the Notes could cause a default under the Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on MSXI. Finally, MSXI's ability to pay cash to the holders upon a repurchase may be limited by MSXI's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. MSXI's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. Under these circumstances, the subordination provisions in the Indenture would likely restrict payment to the holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

     Exchange notes will be in registered certificated form ("Certificated Notes") or registered global form ("Global Notes"). Each Global Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. holders may elect to hold their exchange notes directly or, subject to the rules and procedures of DTC described below, in a Global Note. However, tendering holders of old notes held in global form shall initially receive an interest held in a Global Note and tendering holders of old notes held directly in certificated form shall initially receive exchange notes in certificated form, in each case unless otherwise specified in the letter of transmittal.

     The Depository has advised MSXI as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, which may include the Initial Purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the old notes represented by the Global Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers of the old notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository, with respect to participants' interest, and these participants, with respect to the owners of beneficial interests in the Global Note other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole legal owner and holder of the related exchange notes for all purposes of these exchange notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the exchange notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any exchange notes under the Global Note. MSXI understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take this action, and that the participants would authorize beneficial owners owning through these participants to take this action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     MSXI expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to the irrespective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. MSXI also expects that payments by participants to owners of beneficial interests in the Global Note held through these participants will be governed by standing instructions and customary practices and will be the responsibility of the participants. MSXI will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between these participants and the owners of beneficial interests in the Global Note owning through these participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of this Depository or by a nominee of this Depository to the Depository or another nominee of the Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Trustee nor MSXI will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The exchange notes represented by the Global Note are exchangeable for certificated exchange notes in definitive form of like tenor as these exchange notes in denominations of U.S.$1,000 and integral multiples of this amount if
(1) the Depository notifies MSXI that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (2) MSXI in its discretion at any time determines not to have all of the exchange notes represented by the Global Note or (3) a default entitling the holders of the exchange notes to accelerate the maturity of the old notes has occurred and is continuing. Any new note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in the names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Incurrence of Indebtedness. (a) MSXI shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness, provided, however, that MSXI and the Restricted Subsidiaries may Incur Indebtedness if, immediately after giving effect to this Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to1 if this Indebtedness is Incurred prior to January 15, 2001 or 2.25 to 1 if this Indebtedness is Incurred thereafter.

      (b) Notwithstanding the foregoing paragraph (a), MSXI and the Restricted Subsidiaries may Incur any or all of the following Indebtedness: (1) Indebtedness Incurred pursuant to the Bank Credit Agreements and Guarantees of indebtedness Incurred pursuant to the Bank Credit Agreements; provided, however, that, after giving effect to this type of Incurrence, the aggregate principal amount of the Indebtedness then outstanding does not exceed the greater of (i) $115.0 million less the amount of Net Available Cash from Asset Sales used to permanently reduce indebtedness under the Bank Credit Agreements and (ii) the sum of (x) 85% of the net book value of the accounts receivable of MSXI and its Restricted Subsidiaries, determined in accordance with GAAP and (y) 50% of the net book value of the inventory of MSXI and its Restricted Subsidiaries, determined in accordance with GAAP; (2) Indebtedness represented by (i) the notes issued January 1998 (and the registered notes issued in exchange therefor), (ii) up to $30 million aggregate principal amount of old notes and the exchange notes and (iii) Indebtedness represented by the Subsidiary Guarantees; (3) Indebtedness outstanding on January 22, 1998 (other than Indebtedness described in clause (1) of this paragraph); (4) Indebtedness of MSXI owed to and held by a Wholly-Owned Subsidiary or Indebtedness of a Wholly-Owned

Subsidiary owed to and held by MSXI or a Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in this type of Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of this Indebtedness (other than to MSXI or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of this Indebtedness by the related issuer; (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2), (3) or this clause (5); (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by MSXI or a Restricted Subsidiary in the ordinary course of business (in each case other than an obligation for borrowed money); (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, these Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of MSXI outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by MSXI or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $7.0 million in the aggregate at any time outstanding; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that this Indebtedness is extinguished within five business days of Incurrence; (10) Indebtedness Incurred after the Issue Date representing interest paid-in-kind; or (11) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of MSXI and its Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (1) through (10) above or paragraph (a)), does not exceed $10.0 million.

     (c) Notwithstanding the foregoing, MSXI shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds of this Indebtedness are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless this indebtedness shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable, to at least the same extent as these Subordinated Obligations or
(ii) any Senior Subordinated Indebtedness unless this Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable.

     (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, MSXI, in its sole discretion, will classify this item of Indebtedness and only be required to include the amount and type of this Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Layered Debt. Notwithstanding paragraphs (a) and (b) of the covenant described under " - Limitation on Incurrence of Indebtedness," MSXI shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness if the Indebtedness is subordinate or junior in ranking in right of payment to any Senior Indebtedness of MSXI or the applicable Subsidiary Guarantor, as applicable, unless the Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     Limitation on Restricted Payments. (a) MSXI shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time MSXI or the applicable Restricted Subsidiary makes the Restricted
Payment: (1) a default shall have occurred and be continuing (or would result therefrom); (2) MSXI is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " - Limitation on Incurrence of Indebtedness"; or (3) the aggregate amount of the Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of this property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter prior to the date of the Restricted Payment for which financial statements of MSXI are available (or, in case the Consolidated Net Income accrued during this period (treated as one accounting period) shall be a deficit, minus 100% of this deficit); (B) the aggregate Net Cash Proceeds received subsequent to the Issue Date by MSXI from the issuance or sale of (i) its Capital Stock (other than

Disqualified Stock or the issuance or sale of Capital Stock to a Subsidiary of
MSXI) or (ii) the Capital Stock of a Restricted Subsidiary pursuant to a Qualified TIPS Transaction (other than any issuance or sale to a Subsidiary of MSXI); (C) the amount by which Indebtedness of MSXI or its Restricted Subsidiaries is reduced on MSXI's balance sheet upon the conversion or exchange (other than by a Subsidiary of MSXI) subsequent to the Issue Date, of any Indebtedness of MSXI or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of MSXI (less the amount of any cash, or the fair market value of any other property, distributed by MSXI or any Restricted Subsidiary upon this kind of conversion or exchange); and (D) an amount equal to the sum of the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to MSXI or any Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by MSXI or any Restricted Subsidiary in this Person.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit: (1) any purchase or redemption of Capital Stock or Subordinated Obligations of MSXI or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of MSXI (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of MSXI); provided, however, that (A) this purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from this sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (2) any purchase or redemption of (A) Subordinated Obligations of MSXI made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of MSXI which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under " - Limitation on Incurrence of Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the particular Restricted Subsidiary or MSXI which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under " - Limitation on Incurrence of Indebtedness"; provided, however, that this purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; (3) dividends paid within 60 days after the date of this declaration, if at this date of declaration this dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other default shall have occurred and be continuing (or would result therefrom); provided, further, however, that this dividend shall be included in the calculation of the amount of Restricted Payments; (4) any purchase or redemption or other retirement for value of Capital Stock of MSXI required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of this kind of arrangement in an amount not to exceed $1.5 million in the aggregate; provided, however, that at the time of this purchase or redemption, no other default shall have occurred and be continuing (or would result therefrom); provided, further, however, that this purchase or redemption shall be included in the amount of Restricted Payments; or (5) Guarantees by MSXI or any Restricted Subsidiary of Indebtedness Incurred by MSXI or a Restricted Subsidiary, provided, however, that at the time this Guarantee is Incurred it would be permitted under the covenant described under " - Limitation on Incurrence of Indebtedness"; provided, further, however, that this Guarantee shall be excluded from the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. MSXI shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to MSXI or a Restricted Subsidiary or pay any Indebtedness owed to MSXI,
(b) to make any loans or advances to MSXI or (c) to transfer any of its property or assets to MSXI, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by this Restricted Subsidiary which was entered into on or prior to the date on which this Restricted Subsidiary was acquired by MSXI (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which this Restricted Subsidiary became a Restricted Subsidiary or was acquired by MSXI) and outstanding on this date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant (or effecting a Refinancing of this Refinancing Indebtedness pursuant to this clause (3)) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the


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


encumbrances and restrictions with respect to this Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to the Restricted Subsidiary contained in these agreements; (4) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent the provisions restrict the transfer of the lease or the property leased thereunder; (5) in the case of clause (c) above, restrictions contained insecurity agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent these restrictions restrict the transfer of the property subject to these security agreements or mortgages; (6) any restriction with respect to (x) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of this Restricted Subsidiary or (y) an asset of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of this asset, in each case pending the closing of the sale or disposition; (7) any restriction imposed by applicable law; and (8) any encumbrance or restriction with respect to a Foreign Restricted Subsidiary which is contained in agreements evidencing Indebtedness permitted under the covenant described under " - Limitation on Incurrence of Indebtedness" and which encumbrance or restriction is customary in agreements of this type.

     Limitation on Sales of Assets and Subsidiary Stock. MSXI shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless (i) MSXI or the Restricted Subsidiary receives consideration at the time of the Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to the Asset Disposition and (ii) at least 75% of the consideration therefor received by MSXI or the Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that this clause (ii) shall not apply if MSXI or a Restricted Subsidiary is disposing of assets in exchange for Additional Assets. For the purposes of this covenant, the assumption of Indebtedness of MSXI or any Restricted Subsidiary and the release of MSXI or the Restricted Subsidiary from all liability on the Indebtedness in connection with the Asset Disposition is deemed to be cash.

     With respect to any Asset Disposition occurring on or after the Issue Date from which MSXI or any Restricted Subsidiary receives Net Available Cash, MSXI or the Restricted Subsidiary shall (i) within 365 days after the date the Net Available Cash is received and to the extent MSXI or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to the Net Available Cash to prepay, repay, purchase or legally defease Senior Indebtedness of MSXI or the Restricted Subsidiary, in each case owing to a Person other than MSXI or any Affiliate of MSXI, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by MSXI or another Subsidiary Guarantor) and (ii) apply the excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repay mentor purchase of Senior Indebtedness pursuant to clause (A) above (other than the repayment of Senior Indebtedness Incurred under a Bank Credit Agreement to fund the purchase of an asset which is sold by MSXI within 180 days of its purchase pursuant to a Sale/Leaseback Transaction), MSXI or the Restricted Subsidiary shall retire the Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, this Net Available Cash shall be invested in Temporary Cash Investments.

     If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $3 million, MSXI shall, not later than 30 days after the end of the period during which MSXI is required to apply this Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if MSXI so elects, at any time within this period), make an offer (an "Excess Proceeds Offer") to purchase from the holders of Notes and Other Qualified Notes (determined on a pro rata basis according to the accreted value or aggregate principal amount, as the case may be, of the Notes and the Other Qualified Notes) in an amount equal the Excess Proceeds (rounded down to the nearest multiple of $1,000) on the date, at a purchase price equal to 100% of the principal amount of these Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after



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

application pursuant to the Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by MSXI for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

     MSXI shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that the Excess Proceeds are received by MSXI under the covenant described hereunder and MSXI is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, MSXI shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of this compliance.

     Limitation on Affiliate Transactions. (a) MSXI shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of MSXI (an "Affiliate Transaction") unless the terms the transaction (1) are no less favorable to MSXI or the Restricted Subsidiary than those that could be obtained at the time of the transaction in arm's-length dealings with a Person who is not an Affiliate,
(2) if the Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $1.0 million (i) are set forth in writing and (ii) comply with clause (1), (3) if the Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2.5 million in any one year, (i) are set forth in writing, (ii) comply with clause (2) and (iii) have been approved by a majority of the disinterested members of the Board of Directors, and (4) if the Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (3) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to MSXI and its Restricted Subsidiaries.

      (b) The provisions of the foregoing paragraph (a) shall not prohibit (1) any Restricted Payment permitted to be paid pursuant to the covenant described under " - Limitation on Restricted Payments," (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors,
(3) the grant of stock options or similar rights to employees and directors of MSXI in the ordinary course of business and pursuant to plans approved by the Board of Directors, (4) loans or advances to employees of MSXI or its Subsidiaries; provided, however, the aggregate amount of these loans or advances outstanding at any one time shall not exceed $1.5 million, (5) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of MSXI or any Subsidiary in the ordinary course of business, (6) any Affiliate Transaction between MSXI and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of MSXI), or (7) Existing Affiliate Agreements, including amendments to these agreements or replacements of these agreements entered into after January 22, 1998; provided, however, that the terms of any such amendment or replacement are at least as favorable to MSXI as those that could be obtained at the time of the amendment or replacement in arm's-length dealings with a Person which is not an Affiliate. If MSXI or any Restricted Subsidiary has complied with all of the provisions of the foregoing paragraph (a) other than clause
(4)(ii) of paragraph (a), this paragraph (a) shall not prohibit MSXI or any Restricted Subsidiary from entering into Affiliate Transactions pursuant to which MSXI or any Restricted Subsidiary renders services in the ordinary course of business to CVC or MascoTech or to Affiliates of CVC or MascoTech.

     Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. MSXI shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to MSXI or a Restricted Subsidiary,
(B) directors' qualifying shares and shares owned by foreign shareholders, to the extent required by applicable local laws in foreign countries, (C) pursuant to a Qualified TIPS Transaction or (D) if, immediately after giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of this type Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be


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applied in accordance with the terms of the covenant described under " -
Limitation on Sales of Assets and Subsidiary Stock."

     Limitation on Liens. MSXI shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of MSXI or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes or the Subsidiary Guarantees unless (i) if the Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guarantees, the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the obligation so secured until the time as the obligation is no longer secured by a Lien or (ii) if the Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guarantees, the Lien shall be subordinated to a Lien granted to the holders on the same collateral as that securing the Lien to the same extent as the subordinated Indebtedness is subordinated to the Note and the Subsidiary Guarantees.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of MSXI (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated (the "Designee") does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, MSXI or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee, provided, however, that this direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (a) through (f) of this covenant), (b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of MSXI or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary), (c) MSXI certifies that the designation complies with the covenant described under "Certain Covenants - Limitation on Restricted Payments," (d) the Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of MSXI and its Subsidiaries; (e) the Subsidiary does not directly or indirectly, own any Indebtedness of or Capital Stock in, and has no Investments in, MSXI or any Restricted Subsidiary; and (f) the Subsidiary is a Person with respect to which neither MSXI nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve this Person's financial condition or to cause this Person to achieve any specified levels of operating results. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of this Subsidiary shall be deemed to be Incurred as of this date. For purposes of making one of these designations, all outstanding Investments by MSXI and its Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary will be deemed to be Restricted Payments at the time of this designation and will reduce the amount available for Restricted Payments under clause (3) of the covenant described under "Certain Covenants - Limitation on Restricted Payments." The designation shall only be permitted if the Restricted Payment would be permitted at this time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     This type of designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to the designation or redesignation and an Officers' Certificate (a) certifying that the designation or redesignation complies with the foregoing provisions and (b) giving the effective date of the designation or redesignation, this filing with the Trustee is to occur within 45 days after the end of the fiscal quarter of MSXI in which the designation or redesignation is made, or, in the case of a designation or redesignation made during the last fiscal quarter of MSXI's fiscal year, within 90 days after the end of this fiscal year. Unless designated as an Unrestricted Subsidiary as herein provided, each Subsidiary of MSXI shall be a Restricted Subsidiary. Except as provided herein, no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to the designation (a) MSXI could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants - Limitation on Incurrence of Indebtedness" and (b) no default shall have occurred and be continuing or would result therefrom.



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

     Merger and Consolidation. MSXI shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State of the U.S.A. or the District of Columbia and the Successor Company (if not MSXI) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of MSXI under the Notes and the Indenture; (2) immediately after giving effect to the transaction on a pro forma basis, and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of the transaction as having been Incurred by this Successor Company or the Subsidiary at the time of this transaction, no default shall have occurred and be continuing; (3) except in the case of a merger the sole purpose of which is to change MSXI's jurisdiction of incorporation, immediately after giving effect to the transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under " - Limitation on Incurrence of Indebtedness"; (4) immediately after giving effect to the transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of MSXI immediately prior to the transaction; and (5) MSXI shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing clauses (2), (3) and
(4), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to MSXI or another Restricted Subsidiary.

     The Successor Company shall be the successor to MSXI and shall succeed to, and be substituted for, and may exercise every right and power of, MSXI under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     MSXI shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than MSXI or a Wholly-Owned Subsidiary), unless: (1) the resulting, surviving or transferee Person (if not the Wholly-Owned Subsidiary) shall be a corporation organized and existing under the laws of the United States of America, any State of the U.S.A. or the District of Columbia and the Successor Company (if not the Wholly-Owned Subsidiary) shall expressly assume, by a Guarantee agreement, inform satisfactory to the Trustee, all the obligations of the Subsidiary under its Subsidiary Guarantee; (2) immediately after giving effect to the transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been Incurred by this Person at the time of the transaction), no default shall have occurred and be continuing; and (3) MSXI shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the Guarantee agreement comply with the Indenture. The provisions of clauses (1) and (3) above shall not apply to any transactions which constitute an Asset Disposition if MSXI has complied with the applicable provisions of the covenant described under " - Limitation on Sales of Assets and Subsidiary Stock" above.

     SEC Reports. Notwithstanding that MSXI may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, MSXI shall file with the SEC and provide the Trustee and noteholders and prospective noteholders (upon request) the annual reports and the information, documents and other reports as are specified in these Sections and applicable to a U.S. corporation subject to these Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of this information, documents and reports under these Sections; provided, however, that MSXI shall not be required to file any report, document or other information with the SEC if the SEC does not permit the filing.

DEFAULTS

     An event of default is defined in the Indenture as (1) a default in the payment of interest on the Notes when due (whether or not the payment is prohibited by the provisions described under "Subordination" above), continued for 30 days, (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not the payment is prohibited by the provisions described under "Subordination" above), (3) the failure by MSXI, to comply for 60 days after notice with any of its


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

obligations under the covenants described under " - Limitation on Incurrence of Indebtedness," " - Limitation on Restricted Payments," " - Limitation on Sales of Assets and Subsidiary Stock" and " - Merger and Consolidation," (4) the failure by MSXI to comply for 60 days after notice with its other agreements contained in the Indenture, (5) Indebtedness of MSXI or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders of this Indebtedness because of a default and the total amount of the Indebtedness unpaid or accelerated exceeds $5.0 million (the "cross-acceleration provision"), (6) certain events of bankruptcy, insolvency or reorganization of MSXI or a Significant Subsidiary (the "bankruptcy provisions"), (7) any judgment or decree for the payment of money in excess of $5.0 million is rendered against MSXI or a Restricted Subsidiary, remains outstanding following the judgment and is not discharged, waived or stayed within 60 days after entry of the judgment or decree (the "judgment default provision"), or (8) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and the default continues for 10 days. However, a default under clause (3) or (4) will not constitute an event of default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify MSXI of the default and MSXI does not cure the default within the time specified in clauses (3) and (4) of this paragraph, after receipt of the notice.

     If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon this declaration, this principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of MSXI occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind this type of acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless these holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (1) this holder has previously given the Trustee notice that an event of default is continuing, (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (3) these holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(4) the Trustee has not complied with this request within 60 days after the receipt the request and the offer of security or indemnity and (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within the 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

     The Indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders. In addition, MSXI is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers the certificate know of any default that occurred during the previous year. MSXI also is required to deliver to the Trustee, within 30 days after the occurrence of this default, written notice of any event which would constitute certain defaults, their status and what action MSXI is taking or proposes to take in respect these defaults.


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

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may, among other things, (1) reduce the amount of Notes whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any Note, (3) reduce the principal of or change the Stated Maturity of any Note,
(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under " - Optional Redemption" above, (5) make any Note payable in money other than that stated in the Note, (6) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to this holder's Notes or any Subsidiary Guarantee, (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions or (8) make any change to the subordination provisions of the Indenture that would adversely affect the noteholders.

     Without the consent of any holder, MSXI and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of MSXI under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner so that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of MSXI for the benefit of the holders or to surrender any right or power conferred upon MSXI, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of the Senior Indebtedness (or their Representative) consents to the change.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if this consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, MSXI is required to mail to holders a notice briefly describing the amendment. However, the failure to give this notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. MSXI may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     MSXI at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. MSXI at any time may terminate its obligations under " - Change of Control" and under the covenants described under " - Certain Covenants" (other than the covenant described under " - Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under " - defaults" above and the limitations contained in clauses (3) and (4) under "Certain Covenants - Merger and Consolidation" above ("covenant defeasance").



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

     MSXI may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If MSXI exercises its legal defeasance option, payment of the Notes may not be accelerated because of an event of default with respect thereto. If MSXI exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an event of default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries) or (7) under " - defaults" above or because of the failure of MSXI to comply with clause (3) or (4) under "Certain Covenants - Merger and Consolidation" above. If MSXI exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

     In order to exercise either defeasance option, MSXI must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of this deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if this deposit and defeasance had not occurred (and, in the case of legal defeasance only, the Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change inapplicable Federal income tax law).

CONCERNING THE TRUSTEE

     IBJ Whitehall Bank & Trust Company is to be the Trustee under the Indenture and has been appointed by MSXI as Registrar and Paying Agent with regard to the exchange notes.

     The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an event of default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless the requesting holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by MSXI or a Restricted Subsidiary in a Related Business;
(ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of this Capital Stock by MSXI or another Restricted Subsidiary; provided, however, that the Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any Person that at this time is a Restricted Subsidiary that is not a Wholly-Owned Subsidiary; or (iv) the costs of improving or developing any property owned by MSXI or a Restricted Subsidiary that is used in a Related Business.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain



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

Covenants - Limitation on Restricted Payments," "Certain Covenants - Limitation on Affiliate Transactions" and "Certain Covenants - Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of MSXI or of rights or warrants to purchase this Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of this beneficial owner pursuant to the first sentence of this paragraph.

     "Asset Disposition" means any sale, lease, transfer, Sale/Leaseback Transaction or other disposition (or series of related sales, leases, transfers or dispositions) by MSXI or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries), (ii) all or substantially all the assets of any division, business segment or comparable line of business of MSXI or any Restricted Subsidiary or (iii) any other assets of MSXI or any Restricted Subsidiary outside of the ordinary course of business of MSXI or the Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (x) a disposition by a Restricted Subsidiary to MSXI or by MSXI or a Restricted Subsidiary to a Subsidiary Guarantor, (y) For purposes of the covenant described under "Certain Covenants - Limitation on Sales of Assets and Subsidiary Stock", a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants
- Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1,000,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the Indebtedness or redemption or similar payment with respect to the Preferred Stock multiplied by the amount of the payment by (ii) the sum of all these payments.

     "Bank Credit Agreements" means the Senior Credit Facility and any other bank credit agreement or similar facility now existing or entered into in the future by MSXI or any Restricted Subsidiary, as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that this amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

     "Bank Indebtedness" means any and all present and future amounts payable under or in respect of the Bank Credit Agreements, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in these proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other indebtedness and other Obligations and liabilities payable in respect of the Bank Credit Agreements.

     "Board of Directors" means the Board of Directors of MSXI or any committee of the Board of directors duly authorized to act on behalf of the Board of Directors.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by the obligation shall be the capitalized amount of the obligation determined in accordance with GAAP; and the Stated Maturity of this obligation shall be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of this Person, including any Preferred Stock, but excluding any debt securities convertible into this equity.

     "Change of Control" means the occurrence of any of the following events:

          (i) prior to the first public offering of Voting Stock of MSXI, the Permitted Investors cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of MSXI, any merger, consolidation, liquidation or dissolution of MSXI, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Investors shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Investors beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of this parent entity);

          (ii) after the first public offering of Voting Stock of MSXI, any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange
     Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) the person shall be deemed to have "beneficial ownership" of all shares that this person has the right to acquire, directly or indirectly), of more than 35% of the total voting power of the Voting Stock of MSXI and either (x) the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of MSXI than this other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or (y) the other person is entitled to elect directors having a majority of the total voting power of the Board of Directors; or

          (iii) after the first public offering of Voting Stock of MSXI, during any period of not greater than two consecutive years beginning after the Issue Date, individuals who at the beginning of this period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of MSXI was approved by a vote of a majority of the directors of MSXI then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of this fiscal quarter as the consolidated financial statements of MSXI shall be available) prior to the date of the determination to (ii) Consolidated Interest Expense for the four fiscal quarters; provided, however, that (1) if MSXI or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of this period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for this period shall be calculated after giving effect on a pro forma basis to this Indebtedness as if this Indebtedness had been Incurred on the first day of the period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness as if such discharge had occurred on the first day of the period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount of this Indebtedness shall be deemed to be the average daily balance of the Indebtedness during the four-fiscal-quarter period), (2) if since the beginning of this period MSXI or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for this period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of the Asset Disposition for the period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for this period, and Consolidated Interest Expense for this period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of MSXI or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent MSXI and its Restricted Subsidiaries are no longer liable for this Indebtedness) or otherwise discharged with respect to MSXI and its continuing Restricted Subsidiaries in connection with the Asset Disposition for the period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent MSXI and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after this sale), (3) if since the beginning of the period MSXI shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for this period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of MSXI or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to MSXI and its Restricted Subsidiaries in connection with such Public Equity Offering for this period, (4) if since the beginning of this period MSXI or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for this period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if the Investment or acquisition occurred on the first day of the period and (5) if since the beginning of this period any Person (that subsequently became a Restricted Subsidiary or was merged with or into MSXI or any Restricted Subsidiary since the beginning of this period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by MSXI or a Restricted Subsidiary during this period, EBITDA and Consolidated Interest Expense for this period shall be calculated after giving pro forma effect thereto as if the Asset Disposition, Investment or acquisition occurred on the first day of this period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of MSXI in accordance with Article 11 of Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on this Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to this Indebtedness if the Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest Expense of MSXI and its consolidated Restricted Subsidiaries, plus, to the extent not included in this total interest expense, and to the extent incurred by MSXI or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by MSXI or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income of MSXI and its consolidated Subsidiaries; provided, however, that there shall not be included in this Consolidated Net Income: (i) any net income (or loss) of any Person if this Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, MSXI's equity in the net income of this Person for this period shall be included in the Consolidated Net Income up to the aggregate amount of cash actually distributed by this Person during this period to MSXI or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants - Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by MSXI or a Subsidiary in a pooling of interests transaction for any period prior to the date of the acquisition; (iii) any net income of any Restricted Subsidiary if Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by the Restricted Subsidiary, directly or indirectly, to MSXI, except that (A) subject to the exclusion contained in clause (iv) below, MSXI's equity in the net income of the Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by the Restricted Subsidiary consistent with this restriction during this period to MSXI or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) MSXI's equity in a net loss of



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a Restricted Subsidiary for the period shall be included in determining the
Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of MSXI or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants - Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to MSXI or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of MSXI and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of MSXI ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the prior stated value of all outstanding Capital Stock of MSXI plus (ii) paid-in capital or capital surplus relating to this Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which this Person is a party or a beneficiary.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "CVC Investor" means (i) CVC or any direct or indirect Wholly-Owned Subsidiary of CVC, (ii) Citicorp, N. A. and (iii) any officer, employee or director of CVC so long as this person shall be an employee, officer or director of CVC or any direct or indirect Wholly-Owned Subsidiary of CVC.

     "Default" means any event which is, or after notice or passage of time or both would be, an event of default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of MSXI which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of this indebtedness are committed to lend up to, at least $10 million and is specifically designated by MSXI in the instrument evidencing or governing the Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(2) is convertible or exchangeable, at the option of the holder of this stock, for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder of this stock, in whole or in part, in each case on or prior to the eleven month anniversary of the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase this stock (or the stock is mandatorily redeemable) upon a Change of Control (or upon an event substantially similar to a Change of Control).

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of MSXI other than a Foreign Restricted Subsidiary.

     "EBITDA" for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating the Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income tax expense (including Michigan Single Business Tax expense), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions), less all non-cash items increasing Consolidated Net Income, in each case for this period.



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Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of MSXI shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of this Subsidiary was included in calculating Consolidated Net Income.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Affiliate Agreements" means the Stockholders' Agreement, the MSXI Registration Agreement and any other existing agreement with MascoTech or any of its Affiliates described on Schedule I to the Indenture.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of MSXI which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as then in effect, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) those other statements by those other entities as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of this Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) the Indebtedness or other obligation of the Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of the Indebtedness or other obligation of the payment the indebtedness or to protect the obligee against loss in respect this indebtedness, in whole or in part; provided, however, that the term "Guarantee" shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) guarantees among Restricted Subsidiaries or guarantees by MSXI of Restricted Subsidiaries; provided that the Indebtedness being guaranteed is permitted to be Incurred. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of this Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Series A, Series B, old note or new note as the case may be, Note which is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time this Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by this Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face-amount of this security shall be deemed Incurred upon the issuance of the security. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (1) the principal of and premium (if any) in respect of (A) indebtedness of the Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable; (2) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by the Person; (3) all obligations of the Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement, and any obligation to pay rent or other payment amounts of the Person with respect to any Sale/Leaseback Transaction (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing this property in service or taking delivery and title thereto or the completion of these services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of the Person, these obligations would constitute Indebtedness of the Person); (4) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of the Person to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit); (5) the amount of all obligations of the Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of this Person (whether or not the obligation is assumed by this Person), the amount of the obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (8) to the extent not otherwise included in this definition, Hedging Obligations of the Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at this date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at this date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of the Indebtedness less the remaining unamortized portion of the original issue discount of the Indebtedness at the time determined in conformity with GAAP.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect MSXI or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by the Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants - Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to MSXI's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of MSXI at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon are designation of the Subsidiary as a Restricted Subsidiary, MSXI shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) MSXI's "Investment" in the Subsidiary at the time of the redesignation less (y) the portion (proportionate to MSXI's equity interest in the Subsidiary) of the fair market value of the net assets of the Subsidiary at the time of the redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of the transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the exchange notes are originally issued.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in this nature.

     "Management Investors" means each of the officers, employees and directors of MSXI who own Voting Stock of MSXI on the Issue Date, in each case so long as this person shall remain an officer, employee or director of MSXI.


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
     "MascoTech" means MascoTech, Inc., a Delaware corporation, and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received by MSXI or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of the Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to the Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to the assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law, be repaid out of the proceeds from the Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in the Asset Disposition and retained by MSXI or any Restricted Subsidiary after the Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with this issuance or sale and net of taxes paid or payable as a result this issuance or sale.

     "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not the interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of MSXI.

     "Officers' Certificate" means a certificate signed by two Officers of MSXI, at least one of whom shall be the principal financial officer of MSXI, and delivered to the Trustee.

     "Other Qualified Notes" means any outstanding Senior Subordinated Indebtedness of MSXI issued pursuant to an indenture having a provision substantially similar to the provision relating to Asset Dispositions contained in the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Holders" means the CVC Investors, MascoTech, the Management Investors and their respective Permitted Transferees; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citicorp, N. A. or any direct or indirect Subsidiary of CVC or Citicorp, N.A. or any other Person controlled by CVC or Citicorp, N. A.) shall not be a "Permitted Holder" if the Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of MSXI, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders' agreement as in effect on the Issue Date, and any amendment to the agreement that does not materially change the allocation of voting power provided in the agreement).

     "Permitted Investment" means an Investment by MSXI or any Restricted Subsidiary in (i) MSXI; (ii) a Restricted Subsidiary or a Person that will, upon the making of the Investment, become a Restricted Subsidiary; provided, however, that the primary business of the Restricted Subsidiary is a Related Business;
(iii) another Person if as a result


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



of the Investment the other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, MSXI or a Restricted Subsidiary; provided, however, that the Person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to MSXI or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that the trade terms may include concessionary trade terms as MSXI or any applicable Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees of MSXI or a Restricted Subsidiary in an aggregate amount not to exceed $1.5 million; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to MSXI or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business or property or assets to be used primarily in a Related Business, in an aggregate amount not to exceed $20.0 million (to the extent utilized for an Investment, this amount will be reinstated to the extent that MSXI or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of this Investment); provided, however, that at the time of any Investment pursuant to this clause (ix), MSXI and its Restricted Subsidiaries would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Incurrence of Indebtedness"; and (x) any Person to the extent the Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Investors" means (i) MascoTech and its Permitted Transferees,
(ii) the CVC Investors and (iii) the Management Investors and their Permitted Transferees; provided that the Management Investors and their Permitted Transferees do not in the aggregate beneficially own more than 30% of the aggregate voting power of the Voting Stock of MSXI (without giving effect to any attribution of beneficial ownership which may result from the Stockholders' Agreement and any amendment to the agreement that does not materially change the allocation of voting power provisions in the agreement).

     "Permitted Lien" means (a) Liens on property of a Person existing at the time the Person is merged into or consolidated with MSXI or any Restricted Subsidiary; provided that the Liens were not created in anticipation of the Person being so merged or consolidated; and (b) Liens to secure any Refinancing Indebtedness; provided the liens cover only property which are the subject of a lien securing the Indebtedness being Refinanced.

     "Permitted Transferee" means, (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly Owned Subsidiary of CVC, any spouse or lineal descendant (including by adoption) of the CVC Investor so long as CVC Investor shall be an employee, officer or director of CVC; (b) with respect to MascoTech, any direct or indirect Subsidiary or any other Person controlled by MascoTech; and (c) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of the Management Investor so long as Management Investor shall be an employee, officer or director of MSXI.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision of this government or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of corporation, over shares of Capital Stock of any other class of corporation.

     "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of MSXI pursuant to an effective registration statement under the Securities Act.

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

     "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of MSXI has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

     "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of the Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by MSXI or a Restricted Subsidiary of the asset, including additions and improvements; provided, however, that any Lien arising in connection with the Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which the asset is attached; and provided, further, however, that the Indebtedness is Incurred within 180 days after the acquisition of the asset by MSXI or Restricted Subsidiary.

     "Qualified Finance Subsidiary" means a Subsidiary of MSXI constituting a "finance subsidiary" within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or an issuer of asset-backed securities within the meaning of Rule 3a-7 of the 1940 Act or any other vehicle under a similar exemption, formed for the purpose of engaging in a Qualified TIPS Transaction and having no assets other than those necessary to consummate the Qualified TIPS Transaction.

     "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under these securities are Guaranteed by MSXI to the extent required by the 1940 Act, as amended, or customary for transactions of this type.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, the Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of MSXI or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) Refinancing Indebtedness has an Average Life at the time the Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) the Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of MSXI or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of MSXI and the Restricted Subsidiaries on the Issue Date.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of MSXI.

     "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including a payment in connection with any merger or consolidation involving this Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to MSXI or a Restricted Subsidiary (and, if the Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by MSXI or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of MSXI held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of MSXI (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of MSXI that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of MSXI that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby MSXI or a Restricted Subsidiary transfers the property to a Person and MSXI or a Restricted Subsidiary leases it from the Person and the lease is reflected on this Person's balance sheet as a Capital Lease Obligation.

     "Senior Credit Facility" means the Credit Agreement dated as of January 22, 1998, as amended and restated on April 14, 1998, and as subsequently amended from time to time, by and among MSXI, as borrower and guarantor, and certain subsidiaries, as borrowing subsidiaries, the Lenders referred to therein and Bank One, as agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under the Senior Credit Facility or any prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Senior Credit Facility" shall include all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents.

     "Senior Indebtedness" of MSXI means (i) Indebtedness of MSXI and all Bank Indebtedness, whether outstanding on January 16, 1998 or thereafter incurred and
(ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in this proceeding) in respect of (A) indebtedness of MSXI for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which MSXI is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that these obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of MSXI to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by MSXI, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees of these or instruments evidencing these liabilities), (4) any Indebtedness of MSXI, and any accrued and unpaid interest in respect of this Indebtedness, which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of MSXI, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" of MSXI means the Notes and any other Indebtedness of MSXI that specifically provides that Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of MSXI which is not Senior Indebtedness.

     "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of MSXI within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including pursuant to any mandatory redemption



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



provision (but excluding any provision providing for the repurchase of the security at the option of the holder this security upon the happening of any contingency unless the contingency has occurred).

     "Stockholders' Agreement" means the stockholders' agreement dated January 3, 1997 by and between MSXI, MascoTech, CVC, and certain executive officers and directors of MSXI, as amended from time to time.

     "Subordinated Obligation" means any Indebtedness of MSXI (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership, business trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests or trust interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of any of these entities is at the time owned or controlled, directly or indirectly, by (i) the Person, (ii) this Person and one or more Subsidiaries of this Person or (iii) one or more Subsidiaries of this Person.

     "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of MSXI's obligations with respect to the Notes.

     "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guarantee.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency of the U.S.A., or obligations Guaranteed by the United States of America or any agency of the U.S.A., (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition of these investments issued by a bank or trust company which is organized under the laws of the United States of America, any state of the U.S.A. or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent this amount) and has outstanding debt which is rated "A" (or a similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of MSXI) organized and in existence under the laws of the United States of America, any State of the U.S.A. or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority of the U.S.A, and rated at least "A" by Standard &Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Unrestricted Subsidiary" means (i) any Subsidiary of MSXI that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided above under "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries" and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in these obligations) of the United States of America, including any agency or instrumentality of the U.S.A, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of this Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees of this Person.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by MSXI and/or one or more Wholly Owned Subsidiaries.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Holders of exchange notes are not entitled to any registration rights with respect to the exchange notes. Holders of old notes are entitled to certain registration rights pursuant to the Registration Agreement. Pursuant to the Registration Agreement, MSXI has agreed to file with the SEC and have declared effective within 180 days after the Issue Date a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Offer. MSXI also agreed that, after the effectiveness of the Exchange Offer Registration Statement, it would, subject to certain conditions, offer to the holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes. In the event that applicable interpretations of the staff of the SEC do not permit MSXI to effect the Exchange Offer ("SEC Blockage") or do not permit any holder of old notes, subject to certain limitations, to participate in such Exchange Offer, MSXI has agreed to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the applicable old notes. The Registration Statement of which this prospectus is a part constitutes the Exchange Offer Registration Statement.

     The Registration Agreement provides that MSXI will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC within 180 days after the Issue Date. If the Exchange Offer has not been consummated within 210 days after the Issue Date (unless there exists an SEC Blockage) (this event, a "Registration Default"), during the first 90-day period immediately following the occurrence of the Registration Default interest will accrue on the Notes at a rate of 0.25% per annum and shall increase by 0.25% per annum at the end of each subsequent 90-day period until the Exchange Offer is consummated, but in no event shall this interest exceed 1.0% per annum.

     Holders of old notes will be required to make certain representations to MSXI (as described in the Registration Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Agreement in order to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding sentence. In addition, for so long as the Notes are outstanding, MSXI will continue to provide to holders of Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4). MSXI will provide a copy of the Registration Agreement to prospective investors upon request.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The exchange of old notes for exchange notes pursuant to the Exchange Offer will not result in any federal income tax consequences to U.S. Holders. When a U.S. Holder exchanges an old note for an exchange note pursuant to the Exchange Offer, the U.S. Holder will have the same adjusted basis and holding period in the exchange note as in the old note immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. Each of MSXI and the Subsidiary Guarantors has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with the resale for a period of 180 days after the expiration time. In addition, until
           , 1999 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     Neither MSXI nor the Subsidiary Guarantors will receive any proceeds from any sales of the exchange notes by broker-dealers. exchange notes received by brokers-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the- counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. The resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any the broker-dealer and/or the purchasers of the exchange notes. Any broker or dealer that resells exchange notes that were received by it for its own account pursuant to the Exchange Offer or participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any the resale of exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration time MSXI will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal.

     MSXI and each of the Subsidiary Guarantors has jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for MSXI by Davis Polk & Wardwell, New York, New York.

                                     EXPERTS

     The consolidated balance sheets of MSXI as of December 27, 1997 and January 3, 1999 and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended December 28, 1997 and January 3, 1999, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The balance sheet of Lexus Temporaries, Inc. as of October 31, 1998 and the related statements of income and cash flows for the ten month period then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The balance sheets of Lexstra International, Inc. as of October 31, 1998 and the related statements of income and cash flows for the ten month period then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The balance sheets of Lexstra International, Inc. as of December 31, 1997 and 1996 and the related statements of income and retained earnings and cash flows for the years then ended included in this Prospectus have been so included in reliance on the report of Urbach Kahn & Werlin PC, independent auditors, given on the authority of said firm as experts in accounting and auditing.

     The balance sheets of Lexus Temporaries, Inc. as of December 31, 1997 and 1996 and the related statements of income and retained earnings, and cash flows for the years then ended included in this Prospectus have been so included in reliance on the report of Urbach Kahn & Werlin PC, independent auditors, given on the authority of said firm as experts in accounting and auditing.

     The balance sheets of MegaTech Engineering, Inc. as of December 26, 1998 and December 31, 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended December 26, 1998 and December 31, 1997 and 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     MSXI and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated under the Act, covering the exchange notes being offered. This prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to MSXI, the Subsidiary Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

     MSXI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file periodic reports and other information with the Commission. In the event MSXI ceases to be subject to the informational requirements of the Exchange Act, it will be required under the Indenture to continue to file with the Commission the annual quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which could be required pursuant to the informational requirements of the Exchange Act. MSXI will also furnish such other reports as may be required by law.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                        PAGE
                                                                                                        ----
MSX INTERNATIONAL, INC. (INCLUDING ITS PREDECESSOR TSG) -- YEAR ENDED DECEMBER 31, 1996
    AND FISCAL YEARS ENDED DECEMBER 28, 1997 AND JANUARY 3, 1999
    Report of Independent Accountants ..............................................................    F-3
    Consolidated Balance Sheets as of December 28, 1997 and January 3, 1999 ........................    F-4
    Combined Statement of Operations for the year ended December 31, 1996 and Consolidated
           Statements of Operations for the fiscal years ended December 28,
    1997 and January 3, 1999 ........................................................................   F-5
    Combined Statement of Cash Flows for the year ended December 31, 1996 and Consolidated
           Statements of Cash Flows for the fiscal years ended December 28,
    1997 and January 3, 1999 ........................................................................   F-6
    Combined Statement of Shareholders' Equity (Deficit) for the year ended December 31, 1996 and
           Consolidated Statement of Shareholders' Equity (Deficit) for the fiscal years ended
           December 28, 1997 and January 3, 1999 ...................................................    F-7
    Notes to Combined and Consolidated Financial Statements ........................................    F-8

MSX INTERNATIONAL, INC. -- FISCAL QUARTERS ENDED APRIL 4, 1999 AND MARCH 29, 1998 (UNAUDITED)
    Condensed Consolidated Balance Sheets as of April 4, 1999 And January 3, 1999 ..................   F-34
    Condensed Consolidated Statements of Operations for the Fiscal Quarters
           ended April 4, 1999 and March 29, 1998 ..................................................   F-35
    Condensed Consolidated Statement of Cash Flows for the Fiscal Quarters
           ended April 4, 1999 and March 29, 1998                                                      F-36
    Condensed Consolidated Statement of Shareholders' Equity (Deficit) for the Fiscal Quarter
           ended April 4, 1999 .....................................................................   F-37
    Notes to Condensed Consolidated Financial Statements ...........................................   F-38

LEXSTRA INTERNATIONAL, INC.
    Report of Independent Accountants ..............................................................   F-48
    Balance Sheet as of October 31, 1998 ...........................................................   F-49
    Income Statement for the ten month period ended October 31, 1998 ...............................   F-50
    Statement of Cash Flows for the ten month period ended October 31, 1998 ........................   F-51
    Notes to Financial Statements ..................................................................   F-52

    Independent Auditors' Report ...................................................................   F-55
    Balance Sheets December 31, 1997 and 1996 ......................................................   F-56
    Statements of Income and Retained Earnings Years Ended December 31, 1997 and 1996 ..............   F-57
    Statements of Cash Flows Years Ended December 31, 1997 and 1996 ................................   F-58
    Notes to Financial Statements ..................................................................   F-59

LEXUS TEMPORARIES, INC.
    Report of Independent Accountants ..............................................................   F-62
    Balance Sheet as of October 31, 1998 ...........................................................   F-63
    Income Statement for the ten month period ended October 31, 1998 ...............................   F-64
    Statement of Cash Flows for the ten month period ended October 31, 1998  .......................   F-65
    Notes to Financial Statements ..................................................................   F-66
    Independent Auditors' Report ...................................................................   F-68
    Balance Sheets December 31, 1997 and 1996 ......................................................   F-69
    Statements of Income and Retained Earnings Years Ended December 31, 1997 and 1996 ..............   F-70
    Statements of Cash Flows Years Ended December 31, 1997 and 1996 ................................   F-71
    Notes to Financial Statements ..................................................................   F-72

MEGATECH ENGINEERING, INC.
    Report of Independent Accountants ..............................................................    F-74
    Balance Sheets December 26, 1998 and December 31, 1997 .........................................    F-75
    Statement of Operations for the Years Ended December 26, 1998 and December 31, 1997 and 1996....    F-76
    Statement of Cash Flows for the Years Ended December 26, 1998 and December 31, 1997 and 1996....    F-77
    Statement of Shareholders' Equity for the Years Ended December 26, 1998 and December 31, 1997
    and 1996........................................................................................    F-78
    Notes to Financial Statements ..................................................................    F-79

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of MSX International, Inc.:


In our opinion, the accompanying consolidated balance sheets at December 28, 1997 and January 3, 1999, and the related combined statements of operations, shareholders' equity and cash flows for the year ended December 31, 1996 and consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended December 28, 1997 and January 3, 1999 present fairly, in all material respects, the financial position of MSX International, Inc. and its subsidiaries at December 28, 1997 and January 3, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of MSXI's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 4,1999

                             MSX INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 28, 1997 AND JANUARY 3, 1999


                                                                                         DECEMBER 28,   JANUARY 3,
                                                                                             1997          1999
                                                                                         ------------   ----------
                                                                                          (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents ...........................................................  $     11,575   $     4,248
  Receivables, net ....................................................................       178,938       208,451
  Inventory ...........................................................................         1,239         2,362
  Prepaid expenses and other assets ...................................................         5,638         5,559
  Deferred income taxes, net ..........................................................         2,352           961
                                                                                         ------------   -----------
    Total current assets ..............................................................       199,742       221,581
Property and equipment, net ...........................................................        34,337        35,265
Buildings held for sale ...............................................................            --        15,000
Goodwill, net of accumulated amortization of $892 and $2,337, respectively ............        31,934        58,993
Other assets ..........................................................................         8,783        13,349
Deferred income taxes, net ............................................................        12,380        12,536
                                                                                         ------------   -----------
    Total assets ......................................................................  $    287,176   $   356,724
                                                                                         ============   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term debt .................................  $     87,930   $     4,581
  Accounts payable ....................................................................        80,366        89,886
  Accrued payroll and benefits ........................................................        16,984        23,286
  Other accrued liabilities ...........................................................        20,907        26,825
  Contractual acquisition obligation ..................................................            --        15,000
  Deferred income taxes, net ..........................................................           984         2,192
                                                                                         ------------   -----------
    Total current liabilities .........................................................       207,171       161,770
Long-term debt ........................................................................        65,000       180,356
Long-term deferred compensation liability and other ...................................         5,369         4,703
    Total liabilities .................................................................       277,540       346,829
                                                                                         ------------   -----------
Redeemable Series A Preferred Stock, authorized 500,000 shares, issued and outstanding 360,000 shares; New Preferred Stock, authorized 1,000,000 shares, no
  shares issued and outstanding........................................................        36,000        36,000
                                                                                         ------------   -----------
Shareholders' equity (deficit):
  Common Stock, $.01 par, authorized 2,000,000 shares aggregate of Class A and Class B
   Common Stock; issued and outstanding 95,004 shares and 97,004 shares of Class A
   Common Stock, respectively..........................................................             1             1
  Additional paid-in capital ..........................................................       (22,251)      (24,764)
  Other comprehensive income (loss) ...................................................        (1,141)       (1,140)
  Accumulated deficit .................................................................        (2,973)         (202)
                                                                                         ------------   -----------
    Total shareholders' equity (deficit) ..............................................       (26,364)      (26,105)
                                                                                         ------------   -----------
    Total liabilities and shareholders' equity (deficit) ..............................  $    287,176   $   356,724
                                                                                         ============   ===========


    The accompanying notes are an integral part of the financial statements.

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)


                        COMBINED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE FISCAL YEARS ENDED DECEMBER 28, 1997 AND JANUARY 3, 1999




                                                                      PREDECESSOR     FISCAL YEAR     FISCAL YEAR
                                                                       YEAR ENDED        ENDED           ENDED
                                                                      DECEMBER 31,    DECEMBER 28,    JANUARY 3,
                                                                          1996           1997           1999
                                                                      ------------    ------------    -----------
                                                                                 (DOLLARS IN THOUSANDS)
Net sales .......................................................     $    228,260    $    564,546    $ 1,081,042
Cost of sales ...................................................         (192,510)       (514,019)      (997,014)
                                                                      ------------    ------------    -----------
  Gross profit ..................................................           35,750          50,527         84,028


Selling, general and administrative expenses ....................          (26,240)        (36,007)       (57,257)
Michigan Single Business Tax ....................................           (1,510)         (2,868)        (3,516)
Restructuring costs .............................................               --          (2,000)            --
                                                                      ------------    ------------    -----------
  Operating income ..............................................            8,000           9,652         23,255
                                                                      ------------    ------------    -----------
Other income (expense), net:
  Interest expense, net .........................................             (170)         (4,383)       (16,858)
  Interest expense, related parties .............................           (1,140)         (8,017)          (558)
  Other (expense), net ..........................................              (70)             --             --
                                                                      ------------    ------------    -----------

                                                                            (1,380)        (12,400)       (17,416)
                                                                      ------------    ------------    -----------
    Income (loss) before income taxes ...........................            6,620          (2,748)         5,839
Income tax provision ............................................            2,800             225          3,068
                                                                      ------------    ------------    -----------

Net income (loss)................................................     $      3,820    $     (2,973)   $     2,771
                                                                      ============    ============    ===========


    The accompanying notes are an integral part of the financial statements.

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

                        COMBINED STATEMENT OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE FISCAL YEARS ENDED DECEMBER 28, 1997 AND JANUARY 3, 1999


                                                                            PREDECESSOR   FISCAL YEAR  FISCAL YEAR
                                                                            YEAR ENDED       ENDED        ENDED
                                                                            DECEMBER 31,  DECEMBER 28,  JANUARY 3,
                                                                               1996          1997          1999
                                                                           ------------   ------------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income (loss) ..................................................     $      3,820   $     (2,973) $     2,771
  Adjustments to reconcile net income (loss)
    to net cash from (used for) operating activities:
  Depreciation  ......................................................            4,970          8,967       11,908
  Amortization  ......................................................               --            892        2,201
  Deferred taxes .....................................................               --             --        1,038
  (Gain) loss on sale of property and equipment ......................               --             --          162
  (Increase) decrease in receivables, net ............................            1,380        (36,343)     (11,829)
  (Increase) decrease in inventory ...................................              530           (309)         (36)
  (Increase) decrease in prepaid expenses and other assets ...........              210         (1,513)         367
  Increase (decrease) in current liabilities .........................               10         30,487       19,902
  Other, net .........................................................           (3,130)         2,576          (14)
                                                                           ------------   ------------  -----------
  Net cash from operating activities .................................            7,790          1,784       26,470
                                                                           ------------   ------------  -----------
Investing activities:
  Capital expenditures ...............................................           (4,840)       (11,518)     (11,559)
  Acquisition of businesses, net of cash received ....................               --       (159,137)     (42,940)
  Proceeds from sale of property and equipment .......................               --             --        1,231
  Other, net .........................................................               70             (5)          --
                                                                           ------------   ------------  -----------
  Net cash (used for) investing activities ...........................           (4,770)      (170,660)     (53,268)
                                                                           ------------   ------------  -----------
Financing activities:
  Proceeds from issuance of debt .....................................              650         70,000      180,356
  Debt issuance costs ................................................               --             --       (4,637)
  Payment of Senior Subordinated Notes and Bridge Loans ..............               --             --      (70,000)
  Changes in revolving debt ..........................................               --         73,399      (78,577)
  Changes in book overdraft ..........................................               --           (669)      (7,963)
  Sale of Redeemable Preferred Stock .................................               --         36,000           --
  Sale of Common Stock ...............................................               --          3,800           80
  Increase in MascoTech, Inc net investment and advances .............            4,110             --           --
  Other, net .........................................................             (610)          (938)         213
                                                                           ------------   ------------  -----------
  Net cash from financing activities .................................            4,150        181,592       19,472
                                                                           ------------   ------------  -----------
Effect of foreign exchange rate changes on cash ......................           (1,900)        (1,141)          (1)
                                                                           ------------   ------------  -----------

Cash:
  Increase (decrease) for the period .................................            5,270         11,575       (7,327)
  Balance, beginning of period .......................................            1,800             --       11,575
                                                                           ------------   ------------  -----------
  Balance, end of period .............................................     $      7,070   $     11,575  $     4,248
                                                                           ============   ============  ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest .............................................     $        500   $      7,400  $    16,800
  Cash paid for income taxes .........................................     $      3,600   $      1,600  $       800
  Non-cash investing and financing activities:
    Contractual acquisition obligation ...............................     $         --   $         --  $    15,000

    The accompanying notes are an integral part of the financial statements.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

              COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
        FOR THE FISCAL YEARS ENDED DECEMBER 28, 1997 AND JANUARY 3, 1999

                                                                                                                         TOTAL
                                      MASCOTECH, INC.                ADDITIONAL      OTHER                             SHAREHOLDERS'
                                       NET INVESTMENT    COMMON        PAID-IN    COMPREHENSIVE     ACCUMULATED          EQUITY
                                        AND ADVANCES     STOCK         CAPITAL    INCOME (LOSS)       DEFICIT           (DEFICIT)
                                      ---------------    ------      ----------   -------------     -----------        ------------
                                                                      (DOLLARS IN THOUSANDS)

Balance at December 31, 1995.............  $63,650       $    --     $     --       $  (890)        $      --             $62,760
Comprehensive income (loss)
  Net income.............................    3,820                                                                          3,820
  Cumulative translation adjustment......                                            (1,900)                               (1,900)
                                                                                                                         --------
Total comprehensive income (loss)........                                                                                   1,920

MascoTech, Inc. additional net
  investment and advances................    4,770                                                                          4,770
                                            ------       -------     --------       -------         ---------            --------
Balance at December 31, 1996.............   72,240            --           --        (2,790)               --              69,450

Comprehensive income (loss)
  Net (loss).............................                                                              (2,973)             (2,973)
  Cumulative translation adjustment......                                            (1,141)                               (1,141)
                                                                                                                         --------
Total comprehensive income (loss)........                                                                                  (4,114)

Payment to MascoTech, Inc. for book
  value of TSG...........................  (72,240)                                   2,790                               (69,450)

Payment to MascoTech, Inc. in excess
  of book value of TSG...................                             (26,050)                                            (26,050)

Sale of Common Stock.....................                      1        3,799                                               3,800
                                           -------       -------     --------       -------         ----------           --------
Balance at December 28, 1997.............       --             1      (22,251)       (1,141)           (2,973)            (26,364)

Comprehensive income (loss)
  Net income.............................                                                               2,771               2,771
  Cumulative translation adjustment......                                                 1                                     1

Total comprehensive income (loss)........                                                                                   2,772


Adjustment due to the final
  allocation of taxable temporary
  differences established with the TSG
  Acquisition............................                              (2,593)                                             (2,593)

Sale of Common Stock.....................                                  80                                                  80
                                           -------   -----------      -------       -------          ---------           --------
Balance at January 3, 1999...............  $    --   $         1      (24,764)      $(1,140)         $   (202)           $(26,105)
                                           =======   ===========      =======       =======          =========           ========


     The accompanying notes are an integral part of the financial statements.

                            MSX INTERNATIONAL, INC.

                        (INCLUDING ITS PREDECESSOR TSG)

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

1. ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements represent the consolidated assets and liabilities and operations of MSX International, Inc. and its subsidiaries ("MSXI" or the "Company") in fiscal 1998 and fiscal 1997, and in 1996 the combined assets and liabilities and operations of certain subsidiaries and divisions of subsidiaries of MascoTech, Inc. ("MascoTech") which constituted the Technical Services Group of MascoTech ("TSG"). MSXI is a holding company formed and owned by Citicorp Venture Capital, Ltd. ("CVC"), MascoTech and certain members of management. MSXI was formed to consummate the acquisition of TSG ("TSG Acquisition"), in which it acquired selected assets and operations of TSG owned by MascoTech and MascoTech Automotive Systems Group ("MASG"), as well as the net assets of APX International ("APX"), a design and engineering services provider, which had been acquired by MASG effective November 6, 1996. The TSG Acquisition was effective on January 3, 1997. Effective August 31, 1997, MSXI acquired certain service-providing operations of Ford Motor Company ("Ford") through the acquisition of Geometric Results Incorporated ("GRI"), a wholly-owned subsidiary of Ford. The results of operations of APX and GRI have been included in the results of operations of MSXI from January 3, 1997 and September 1, 1997, respectively. As a result of these acquisitions and new basis of accounting (See Note 3), MSXI's financial statements for the periods subsequent to the acquisitions are not comparable to the Predecessor's financial statements for the periods prior to the acquisitions.

     MSXI is principally engaged in providing purchasing support services and outsourcing services, primarily to automobile manufacturers and suppliers in the United States and Europe.

     Until it was sold, TSG paid MascoTech a management fee for various corporate support staff and administrative services. Such fees approximated one percent of domestic net sales and amounted to approximately $1.5 million in 1996. Certain of TSG's employee benefit plans and insurance coverages were administered by MascoTech. These costs, as well as other costs incurred on TSG's behalf, were charged directly to TSG. Interest expense was also charged at various rates for TSG's European operations on the average amounts due MascoTech. This charge aggregated $1.1 million in 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. Principles of Consolidation/Combination: The accompanying financial statements include the accounts of MSXI and TSG, as appropriate. Significant intercompany transactions have been eliminated. Beginning in 1997, MSXI adopted a 52-53 week fiscal year which ends on the Sunday nearest December 31.

     b. Cash and Cash Equivalents: All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

     c. Receivables: Receivables are presented net of aggregate allowances for doubtful accounts of $1.2 million at December 28, 1997 and $3.4 million (including $2.0 million of allowance accounts from acquired businesses) at January 3, 1999.

     d. Inventory: Inventory is comprised of raw materials, parts and supplies which are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method.

     e. Property and Equipment: Property and equipment, including significant betterments to existing facilities, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Maintenance and repair costs are charged to expense as incurred.

     f. Goodwill: The excess of the purchase price over the estimated fair values of acquired assets and assumed liabilities is being amortized using the straight-line method over the period estimated to be benefitted, ranging from 20 to 30 years.

                            MSX INTERNATIONAL, INC.

                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     At each balance sheet date, management assesses whether there has been a permanent impairment of goodwill by comparing anticipated undiscounted future cash flows from operating activities with the carrying amount of the excess of cost over net assets of acquired companies. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, competitive activities and other economic factors. Based on this assessment, there was no permanent impairment related to goodwill at January 3, 1999.

     g. Fair Value of Financial Instruments: The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term debt approximate their carrying amounts. The estimated fair value and carrying amounts of long-term debt borrowings are reported in Note 8.

     h. Foreign Currency Translation: Net assets of operations outside of the United States are translated into U.S. dollars using current exchange rates with the effects of translation adjustments included in Shareholders' Equity (Deficit) as a separate component of comprehensive income (loss). Revenues and expenses of operations outside of the United States are translated at the average rates of exchange during the period.

     i. Revenue Recognition: Outsourcing Services revenue is primarily comprised of revenue from fixed price contracts and time and material contracts. Revenues from fixed price contracts are recognized using the percentage of completion method, measured by comparing the percentage of labor costs incurred to date to the estimated total labor costs for each contract. Revenues from time and material contracts are valued at selling price based on contractual billing rates. Revenues from Purchasing Support Services are recorded at the completion of each individual service.

     Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to estimates of costs and revenues and are recognized in the period in which the revisions are determined.

     j. Depreciation: Depreciation is computed using the straight-line method over the estimated useful lives of assets as follows:

                                                              USEFUL LIVES
                                                                IN YEARS
                                                              ------------
    Buildings and improvements...........................         10-15
    Machinery and equipment..............................          3-12
    Computers, peripherals and software..................          2-5
    Automobiles and trucks...............................          3-5


     Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the term of the lease, whichever is shorter.

     k. Income Taxes: Deferred income taxes are recorded to reflect the tax liability or benefit on future years of differences between the tax basis and financial reporting amounts of assets and liabilities at each fiscal year end.

     As of December 31, 1996, the domestic operations of TSG were included in the consolidated federal income tax return of MascoTech. For the year ended December 31, 1996, income tax expense and credits were computed on a separate return basis.

     l. Reclassification: Certain prior year amounts have been reclassified to conform with current year presentation.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     m. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods.
Actual results may differ from such estimates and assumptions.

     n. Segments: In fiscal 1998, MSXI adopted Statement of Financial Accounting Standards ("FAS") 131, "Disclosures about Segments of an Enterprise and Related Information". FAS 131 superceded FAS 14, "Financial Reporting for Segments of a Business Enterprise" replacing the "industry segment" approach with the "management" approach. The management approach reports segment information based on how the internal organization makes operating decisions and assesses performance. FAS 131 also requires disclosure about products and services, geographic areas of business and major customers. The adoption of FAS 131 has also been retroactively applied for fiscal 1997 and 1996.

     o. Comprehensive Income: In fiscal 1999, MSXI adopted FAS 130, "Reporting Comprehensive Income". This statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. This statement also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. Annual financial statements for prior periods have been reclassified.

     p. Recently Issued Financial Accounting Standards: In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use", and SOP 98-5, "Reporting the Cost of Start-Up Activities", both of which are effective for fiscal 1999. MSXI believes the adoption of these statements will have no material impact on MSXI's financial statements.

3. ACQUISITIONS OF BUSINESSES:

     On January 3, 1997, MSXI acquired selected assets and operations of the former engineering and technical business service units of MASG and MascoTech, as well as the net assets of APX, a design and engineering services provider which had been acquired by MASG effective November 6, 1996 (the "TSG Acquisition").

     The purchase price of the TSG Acquisition was $145.6 million which was financed through $3.8 million of common equity, $36 million of redeemable preferred stock, a $20 million bridge loan provided by CVC, a $20 million bridge loan provided by MascoTech, the issuance of a $30 million Senior Subordinated Note to MascoTech and $35.8 million of borrowings under the Old Credit Facility (See Note 8). The acquisition of TSG was accounted for, using the purchase method of accounting, at carryover basis as no change in control resulted from the acquisition. The amount paid in excess of book value for TSG of $26.1 million was recorded as a reduction of additional paid-capital. In accordance with FAS 109, "Accounting for Income Taxes", MSXI established deferred taxes related to the TSG Acquisition by recording an increase in additional paid-in capital in the amount of $10.4 million. The acquisition of APX was accounted for using the purchase method of accounting and, accordingly, the purchase price of the acquisition was allocated to the acquired assets and assumed liabilities based upon the estimated fair value as of the closing of the acquisition. The excess of purchase price over the acquired net assets of APX resulted in goodwill of $19.8 million. The determination of the purchase price for the APX acquisition was finalized upon the resolution of certain contractual matters during 1998 resulting in a decrease in goodwill of $4.8 million from the prior year.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


3. ACQUISITIONS OF BUSINESSES: -- (CONTINUED)

     MSXI acquired certain service-providing operations of Ford through the acquisition of GRI, a wholly-owned subsidiary of Ford, pursuant to the stock purchase agreement dated August 31, 1997. As part of Ford, GRI used automated processes to manage the procurement of staffing, training and other professional services for Ford. The purchase price of $60 million was financed with borrowings under the Old Credit Facility, offset in part by substantial cash balances acquired. The acquisition of GRI was accounted for using the purchase method of accounting and, accordingly, the purchase price of the acquisition was allocated to the acquired assets and assumed liabilities based upon the estimated fair values as of the closing of the acquisition. The excess of purchase price over the acquired net assets of GRI resulted in goodwill of $13.3 million. The allocation of the purchase price of GRI was completed during fiscal year 1998, resulting in an increase in goodwill from the prior year of $5.1 million. The increase in goodwill will be amortized to expense over the remaining amortization period.

     Effective October 31, 1998, MSXI consummated its acquisition of Lexstra International, Inc. and Lexus Temporaries, Inc. (the "Lexus Acquisition") pursuant to an Asset Purchase Agreement dated October 23, 1998. These companies are providers of contract computer consultants, systems analysts, and network support personnel. Under the Asset Purchase Agreement, a wholly-owned subsidiary of MSX International, Inc. purchased substantially all of the assets and assumed substantially all of the operating liabilities of Lexstra International, Inc. and Lexus Temporaries, Inc. MSXI did not assume any bank debt. The total purchase price for these net assets was $24 million at the closing with additional payments due contingent on achieving certain operating results for the years 1998 through 2000. No such contingent payments have been accrued as of January 3, 1999. Funding for the transaction was provided by borrowings under the Credit Facility (See Note 8). The acquisition was accounted for under the purchase method of accounting, resulting in goodwill of $15.1 million.

     Effective December 26, 1998, MSXI consummated its acquisition of MegaTech Engineering, Inc. ("MEI") from Johnson Controls, Incorporated ("JCI") pursuant to the Stock Purchase Agreement dated as of December 22, 1998. MEI offers technical staffing and product development services specializing in vehicle interiors, HVAC and electrical design. Under the Stock Purchase Agreement, a wholly-owned subsidiary of MSX International, Inc. purchased one hundred percent of the outstanding shares of MEI from Becker Group, Inc., a wholly-owned subsidiary of Johnson Controls, Inc. (the "MegaTech Acquisition"). MSXI did not assume any bank debt. The total purchase price for the stock of MEI was $30 million of which $15 million was paid at the closing using borrowings under the Credit Facility. The remaining $15 million (which is non-interest bearing) is due to JCI no later than June 30, 1999, and is expected to be provided by the proceeds from the sale of the real property acquired. Such real property has been presented as buildings held for sale and the related amount due to JCI has been presented as a contractual acquisition obligation. The acquisition was accounted for under the purchase method of accounting, resulting in goodwill of $5.4 million.

     Also during 1998, MSXI acquired Pilot Computer Services, Inc. (the "Pilot Acquisition") and Gold Arrow Contract Services, Ltd. (the "Gold Arrow Acquisition") for an aggregate purchase price of $9.4 million. Pilot Computer Services, Inc. is a provider of computer professionals experienced in all aspects of systems development, systems enhancement and project management, which is headquartered in Concord, California. Gold Arrow Contract Services, Ltd. is an information technology and technical staffing company, which is headquartered in Basildon, Essex, England. The Pilot and Gold Arrow Acquisitions were accounted for under the purchase method of accounting resulting in goodwill of $7.9 million.

     The following unaudited pro forma consolidated results of operations for the fiscal years ended December 28, 1997 and January 3, 1999 are presented as if the GRI, Lexus, MegaTech, Gold Arrow and Pilot Acquisitions had been made at the beginning of each period presented. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the acquisitions been made during the period presented or the future results of the combined operations.

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)




                                                       FISCAL YEAR         FISCAL YEAR ENDED
                                                    ENDED DECEMBER 28,        JANUARY 3,
                                                          1997                   1999
                                                      (UNAUDITED)            (UNAUDITED)
                                                    ------------------     -----------------
Net sales......................................      $1,066,675            $1,180,271
Income before income taxes ....................           3,191                 9,586
Net income.....................................             507                 5,182

4.   ACCOUNTS RECEIVABLE, NET:

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. The primary users of MSXI's and TSG's services are manufacturers in the automotive industry. Sales to one customer were 25.5%, 56.8% and 74.4% of total sales in 1996, fiscal 1997 and fiscal 1998, respectively; sales to a second customer were 21.7%, 13.7% and 8.1% of total sales in 1996, fiscal 1997 and fiscal 1998, respectively; and sales to a third customer were 19.9%, 13.3% and 7.7% of total sales in 1996, fiscal 1997 and fiscal 1998, respectively. At December 31, 1996, December 28, 1997 and January 3, 1999, the foregoing three customers accounted for approximately 67%, 69% and 67%, respectively, of the billed accounts receivable balance.

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables amounted to $74.9 million and $82.2 million at December 28, 1997 and at January 3, 1999, respectively. All such billings are expected to be collected within the ensuing year.

5.   PROPERTY AND EQUIPMENT, NET:

                                                          AT DECEMBER 28,     AT JANUARY 3,
                                                               1997               1999
                                                          --------------      ------------
Cost:
  Land and improvements..............................     $      108          $    1,309
  Buildings and improvements.........................          9,927               9,095
  Machinery and equipment............................         45,972              48,389
  Computers, peripherals and software................         21,146              26,514
  Automobiles and trucks.............................          1,609               1,821
                                                          ----------          ----------
                                                              78,762              87,128
  Less accumulated depreciation......................        (44,425)            (51,863)
                                                          ----------          ----------
                                                              34,337              35,265
                                                          ==========         ===========

Buildings held for sale..............................     $       --         $    15,000
                                                          ==========         ===========

     Buildings held for sale represent the estimated fair value (based on appraisals dated December 1998) of the buildings acquired in the purchase of MegaTech less the estimated selling costs. MSXI intends to sell and lease back these buildings pursuant to an operating lease and does not anticipate any significant gain or loss on disposition.

                             MSX INTERNATIONAL, INC.
                         (Including its Predecessor TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

6.   OTHER ACCRUED LIABILITIES:

                                           AT DECEMBER 28,   AT JANUARY 3,
                                                 1997             1999
                                         -----------------  ---------------
Income and other taxes .............     $       911        $      1,283
Restructuring costs ................           6,097               1,272
Deferred income ....................           4,078              11,224
Interest ...........................           4,979               5,639
Other ..............................           4,842               7,407
                                         -----------        ------------
                                         $    20,907        $     26,825
                                         ===========        ============

7.   RESTRUCTURING ACTIONS:

     During fiscal 1997, restructuring costs aggregated $6.7 million. These costs were comprised of $2.7 million of severance pay for certain employees of an acquired business, facility closure costs of $2.0 million which were primarily remaining operating lease obligations of acquired facilities closed subsequent to the acquisition, and $2.0 million of remaining lease obligations and other costs related to the closure of MSXI facilities. Restructuring costs accounted for in the purchase of the related businesses and costs charged to operations were $4.7 million and $2.0 million, respectively. Restructuring charges were accounted for in accordance with approved management plans and are expected to be completed in fiscal 1999. Remaining accrued restructuring costs totaled $1.3 million as of January 3, 1999, which are expected to be paid in fiscal 1999.

8.   DEBT:

     Debt is comprised of the following:


                                                                                                    Outstanding at
                                                                                            -----------------------------
                                                                    Interest Rates at       December 28,     January 3,
                                                                     January 3, 1999           1997             1999
                                                                   -------------------     --------------  --------------
Senior Subordinated Notes .....................................                 11.375%    $           --  $      100,000
Credit Facilities, as amended and restated:
  Revolving line of credit notes.................................          7.03 - 7.75%             40,000         26,238
  Swingline notes ...............................................          6.75 - 7.81%             35,450         24,118
  Term Notes.....................................................                 7.29%                 --         30,000

Bridge loans due to:
  CVC ...........................................................                   --              20,000             --
  MascoTech .....................................................                   --              20,000             --
MascoTech Senior Subordinated Notes ...........................                     --              30,000             --
Ford Motor Company Limited, line of credit. ...................                   8.69%              7,480          4,581
                                                                                           --------------- --------------
                                                                                                   152,930        184,937
Less current  portion .........................................                                     87,930          4,581
                                                                                           --------------- --------------

Total long-term debt...........................................                            $        65,000 $      180,356
                                                                                           =============== ==============

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


8.DEBT: -- (CONTINUED)

     Senior Subordinated Notes

     On January 22, 1998, MSXI issued, in a private placement, $100 million aggregate principal amount of 11 3/8% unsecured senior subordinated notes maturing January 15, 2008. On August 20, 1998, MSXI consummated an offer to exchange 11 3/8% Senior Subordinated Notes which had been registered under the Securities Act of 1933 for any and all outstanding Notes. MSXI's Registration Statement on Form S-4 with the Securities and Exchange Commission became effective on July 22, 1998. Interest on the Notes is payable semi-annually at 11 3/8% per annum and commenced July 15, 1998. The Notes may be redeemed subsequent to January 15, 2003 at premiums, which begin at 105.6875% and decline each year to face for redemptions taking place after January 15, 2006. In addition, at any time prior to January 15, 2001, MSXI may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more public equity offerings at a redemption price of 111.375% plus accrued and unpaid interest, if any. Also, upon the occurrence of a Change of Control, as defined in the Indenture (the "Indenture"), the Notes may be redeemed at the option of the Note holders at a premium of one percent, plus accrued and unpaid interest, if any. The Notes contain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions and asset dispositions of certain subsidiaries.

     In connection with the Notes offering, each of MSXI's domestic restricted subsidiaries, as defined in the Indenture (the "Guarantor Subsidiaries"), irrevocably and unconditionally guarantee MSXI's performance under the Notes as primary obligors.

     Credit Facilities

     Concurrently with the private placement, MSXI entered into a Credit Facility with Bank One Corporation (the "Credit Facility"), with a borrowing base of up to $100 million, as defined, to replace the prior Credit Facility (the "Old Credit Facility"). On April 14, 1998, MSXI syndicated the Credit Facility to add additional commercial lenders and amended and restated the Credit Facility to add a $30 million term loan portion. On the same date, MSXI borrowed the full amount available under the term loan and used the funds to reduce outstanding balances under the revolving loan portion of the Credit Facility as amended and restated. Term loan borrowings are subject to satisfaction of the same borrowing base requirements and financial reporting and operating covenants as are other borrowings under the Credit Facility. The Credit Facility provides for borrowings as revolving credit loans, letters of credit, swingline loans and term loans. This Facility expires January 22, 2003. Revolving credit loans, swingline loans and letters of credit (collectively "Revolving Debt") are payable on demand. Term loans are issued with a five-year maturity. Interest on the loans under the Credit Facility is payable quarterly or, if earlier, at the end of each interest period and accrues at an annual rate equal to a floating rate, as defined, or except for swingline loans which accrue at an annual rate equal to a fixed or floating rate as negotiated at the time of borrowing.

     Each significant domestic subsidiary of MSXI guarantees all obligations of MSXI under the Credit Facility. In addition, MSXI has pledged the stock of such domestic subsidiaries and 65% of the stock of the significant foreign subsidiaries. Additionally, a first lien exists on substantially all assets of such domestic subsidiaries. The obligations of MSXI under the Credit Facility rank senior to all other indebtedness of MSXI, including the Notes.

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)


     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


8.   DEBT: -- (CONTINUED)

     The Credit Facility contains certain reporting covenants, customary affirmative covenants and various negative covenants including, but not limited to, certain limitations on mergers, sales of assets, acquisitions, liens, investments, indebtedness, contingent obligations, dividends, subsidiaries' ability to agree to dividend restrictions, affiliate transactions and changes of business. The Credit Facility also contains certain covenants with respect to employee benefit arrangements and environmental matters and certain financial covenants including, but not limited to, a ratio of total debt to EBITDA, a fixed charge coverage ratio and a minimum net worth requirement, each as defined.

     The net proceeds from the issuance of Senior Subordinated Notes and the Credit Facility were used to retire the bridge loans to CVC and MascoTech, the Senior Subordinated Notes and the outstanding amount under the Old Credit Facility.

     As of January 3, 1999, $80.4 million was outstanding under the Credit Facility and has been classified as long-term debt as MSXI has both the ability and intent to refinance such amounts under the Credit Facility.

     Fair Value of Debt

     The estimated fair values and carrying amounts of debt borrowings are as follows:


                                             AT DECEMBER 28,     AT JANUARY 3,
                                                   1997               1999
                                             ---------------     --------------
Fair value.................................  $  65,000           $  177,856
Carrying amounts...........................  $  65,000           $  180,356

     The fair value of $100 million aggregate principle amount of 11 3/8% Senior Subordinated Notes as of January 3, 1999 was determined to be approximately $97.5 million based on a quoted market price. The fair values of amounts outstanding under the Credit Facility of $65.0 million and $80.4 million as of December 28, 1997 and January 3, 1999, respectively, approximate their carrying amounts as the variable rates inherent in the related financial instrument reflect changes in the overall market interest rates.

9.   BOOK OVERDRAFTS:

     Book overdrafts represent checks drawn on zero balance accounts that have not yet been presented to MSXI's banks for funding. Such overdrafts are funded when the related checks are presented and are not subject to finance charges. There were aggregate book overdrafts of $21.9 million and $14.3 million at December 28, 1997 and January 3, 1999, respectively. Such balances are included in Accounts Payable in the Consolidated Balance Sheets.

10.  LEASE COMMITMENTS:

     MSXI and its subsidiaries have leases for real estate and equipment utilized in its business. In most cases, management expects that in the normal course of business these leases will be renewed or replaced by other leases. Future minimum rental payments required under leases that have an initial or remaining non-cancelable lease term in excess of one year are as follows:

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


                                                                             OTHER
                                                              CAPITAL      OPERATING
                                                    TOTAL      LEASES        LEASES
                                                  ---------  ---------    -----------
Fiscal year ended:
1999............................................. $ 21,672     $  69       $21,603
2000.............................................   16,531        68        16,463
2001.............................................   10,937        27        10,910
2002.............................................    4,493        --         4,493
2003.............................................    3,611        --         3,611
Thereafter.......................................    8,901        --         8,901
                                                  --------     -----       -------
                                                  $ 66,145       164       $65,981
                                                  ========                 =======
Less amount representing interest ...............                 20
                                                               -----
Present value of minimum payments................              $ 144
                                                               =====

     Rental expense was approximately $17.6 million and $22.3 million for the fiscal years ended December 28, 1997 and January 3, 1999, respectively. Rental expense for the Technical Service Group was approximately $5.4 million in 1996.

11.  PREFERRED STOCK:

     In connection with the TSG Acquisition, MSXI issued 360,000 shares of 12% Series A Cumulative Redeemable Preferred Stock ("the Preferred Stock") with a stated value and redemption value of $100 per share or $36 million. MSXI is authorized to issue up to 1,500,000 shares of Preferred Stock, divided into two classes: 500,000 shares of Redeemable Series A Preferred Stock, par value $0.01, and 1,000,000 shares of New Preferred Stock, par value $0.01.

     Dividends on the issued Preferred Stock are payable in cash at the rate per annum equal to 12% of the stated value plus an amount equal to any accrued and unpaid dividends. As of January 3, 1999, MSXI has not declared any dividends. Accordingly, no dividends have been paid or accrued. Dividends accumulated, but not declared, aggregate approximately $9.4 million as of January 3, 1999. MSXI may not declare or pay any dividends or other distribution with respect to any common stock or other class or series of stock ranking junior to the Preferred Stock without first complying with restrictions specified in the Stockholders' Agreement. The Preferred Stock, which has no voting rights, is mandatorily redeemable at the earlier of December 31, 2008 or the date on which a sale transaction, as defined, occurs. MSXI may redeem any or all of the Preferred Stock at its election prior to December 31, 2008. MSXI may also elect to acquire shares of the Preferred Stock from time to time without redeeming or otherwise acquiring all or any other issued shares of the Preferred Stock pursuant to the terms of the Stockholders' Agreement. As of January 3, 1999, no Preferred Stock has been redeemed or acquired by MSXI.

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)


     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


12.  SHAREHOLDERS' EQUITY (DEFICIT):

     MSXI is authorized to issue 2,000,000 shares of common stock, divided into two classes: Class A Common Stock and Class B Common Stock. Class A Common Stock is divided into five series consisting of 125,000 shares each. Class B Common Stock is divided into five series consisting of 125,000 shares of each and 500,000 shares of Series II Common Stock. The holders of Class A stock are entitled to one vote for each share held; the holders of Class B stock have no voting rights except as required by law. The shares issued and outstanding at December 28, 1997 and January 3, 1999 were Class A Common Stock.

     Holders of Class A Common Stock can convert their shares into Class B Common Stock and holders of Class B Common Stock can convert their shares into Class A Common Stock, within each respective series. The holders of all classes of Common Stock receive dividends ratably.

     The common stock at par value resulted from the initial capitalization of MSXI by MascoTech, CVC and certain members of management. The additional paid-in capital amount at December 28, 1997 of approximately $(22.3) million represented amounts received from the issuance of common stock in excess of par value of $3.8 million, reduced by amounts paid to MascoTech for the acquisition of TSG in excess of book value as of December 31, 1996 of $(26.1) million. As the acquisition of TSG did not involve a change in control, the acquisition was recorded at carryover basis. In accordance with FAS 109, "Accounting for Income Taxes", MSXI established deferred taxes related to the TSG Acquisition by recording an increase in additional paid-in capital in the amount of $10.4 million. In 1998, in connection with preparing the initial tax returns of MSXI, which incorporated the opening balance sheet of TSG, certain adjustments to the estimated tax assets and liabilities acquired were identified when the final allocation of taxable temporary differences related to the acquisition was completed. These adjustments have been reflected as a change in additional paid-in capital.

13.  EMPLOYEE BENEFIT PLANS:

     MSXI maintains a qualified cash or deferred compensation plan under Section 401(k) of the Internal Revenue Code. Participation in this plan is available to substantially all salaried employees and to certain groups of hourly employees. Under the plan, employees may elect to defer up to 20 percent of their annual wages, subject to the limitations of the Internal Revenue Code. Third party administrative costs paid by the plan approximated $0.1 million for fiscal 1998.

     Contributions to union-sponsored, multi-employer pension plans were approximately $0.5 million in 1996, $0.7 million for the fiscal year ended December 28, 1997 and $0.7 million for the fiscal year ended January 3, 1999. These plans are not administered by MSXI and contributions are determined in accordance with provisions of negotiated labor contracts. MSXI has no present intention of withdrawing from any of these plans, nor has MSXI been informed that there is any intention to terminate such plans.

     MSXI has an unfunded deferred compensation plan for certain salaried employees. Individual participants make pre-tax contributions to the plan and MSXI matches up to 5 percent of the individual's annual salary. MSXI contributions vest over a period of time. Individuals may elect to receive lump sum or defined payments of vested balances upon retirement or termination. The deferred compensation plan liability at December 28, 1997 and January 3, 1999 was $3.2 million and $3.4 million, respectively. This is an unfunded and unsecured obligation of MSXI. However, MSXI has, through deposits to a grantor trust, restricted certain corporate assets having a fair value of $1.6 million at both December 28, 1997 and January 3, 1999 that are intended to be used to settle a portion of the obligation.

     With the APX Acquisition, MSXI acquired certain obligations with respect to a frozen defined benefit pension plan. The plan was frozen in 1988 and covers certain union and non-union employees who were employed by Autodynamics Corporation of America, Inc., a company acquired previously by one of the companies that comprised APX. This plan is not administered by MSXI. Contributions are determined in accordance with provisions of the plan.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)



13.  EMPLOYEE BENEFIT PLANS: -- (CONTINUED)

     The Autodynamics plan status as of June 30, 1998, the date of the most recent actuarial report, was as follows:

               Actuarial present value of benefit obligation:
                Vested benefit obligation..................................  $ 767
                                                                             =====

                Accumulated benefit obligation.............................  $ 767
                                                                             =====
                Projected benefit obligation...............................  $ 767
                Plan assets at fair value..................................  $ 829
                                                                             -----
                Plan assets in excess of projected benefit obligation......  $  62
                                                                             =====

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)



     14.  INCOME TAXES:



                                                                  YEAR        FISCAL YEAR     FISCAL YEAR
                                                                  ENDED          ENDED           ENDED
                                                              DECEMBER 31,    DECEMBER 28,     JANUARY 3,
                                                                  1996           1997            1999
                                                              ------------    ------------    -----------
Income (loss) before income taxes
  Domestic....................................................$   1,700       $   3,236       $   2,898
  Foreign.....................................................    4,920          (5,984)          2,941
                                                              ---------       ---------       ---------
                                                              $   6,620       $  (2,748)      $   5,839
                                                              =========       =========       =========
Provision for income taxes (benefit):
  Currently payable:
    Federal...................................................$   2,810       $   1,049       $    (573)
    Foreign...................................................    1,950            (640)          2,178
    State.....................................................       --              --             104
  Deferred:
    Federal...................................................   (2,170)            315           1,871
    Foreign...................................................      210            (499)           (512)
                                                              ---------       ---------       ---------
                                                              $   2,800       $     225       $   3,068
                                                              =========       =========       =========
Deferred tax assets (liabilities):
  Amortizable goodwill........................................$      --       $   9,111       $   7,890
  Accrued interest expense....................................       --           2,023           1,019
  Accrued liabilities and deferred compensation...............    3,480             863         (1,662)
  Net operating loss..........................................       --             360           3,604
  German tax benefit..........................................      240             332              --
  Property and equipment......................................     (700)          1,937           1,264
  Contractual advances........................................    1,300              --              --
  Accounts receivable.........................................     (800)           (984)           (587)
  Valuation allowance.........................................       --            (535)           (736)
  Unrealized foreign gain.....................................       --              --             181
  Other net...................................................       70             641             332
                                                              ---------       ---------       ---------
    Net deferred tax asset....................................$   3,590       $  13,748       $  11,305
                                                              =========       =========       =========

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


     14.      INCOME TAXES: -- (CONTINUED)

     The following is a reconciliation of the tax at the U.S. federal statutory rate to the provision for income taxes allocated to income before income taxes:


                                            YEAR      FISCAL YEAR  FISCAL YEAR
                                            ENDED        ENDED        ENDED
                                        DECEMBER 31, DECEMBER 28,   JANUARY 3,
                                            1996         1997          1999
                                        ------------ ------------  -----------
                                             35%          35%          35%
Tax at U.S. statutory rate ...........     $2,320       $(961)       $2,043
Valuation allowance ..................         --         535           201
Higher effective foreign taxes .......        440         351           367
Other, net ...........................         40         300           457
                                           ------       -----        ------
                                           $2,800       $ 225        $3,068
                                           ======       =====        ======

     As of December 31, 1996, December 28, 1997 and January 3, 1999, a provision had not been made for U.S. or additional foreign taxes on approximately $8.7 million, $1.4 million, and $2.3 million, respectively, of undistributed earnings of foreign subsidiaries, as those earnings were intended to be permanently reinvested. Generally, such earnings become taxable upon the remittance of dividends and under certain other circumstances. It was not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

     Income taxes paid were approximately $3.6 million, $1.6 million and $0.8 million in 1996, fiscal 1997 and fiscal 1998, respectively.

15.  SEGMENT INFORMATION:

     MSXI has adopted FAS 131, "Disclosures about Segments of an Enterprise and Related Information" for 1996, fiscal 1997 and fiscal 1998. MSXI has two reportable segments which are Purchasing Support Services and Outsourcing Services. In 1996 MSXI's operations were comprised totally of Outsourcing Services.

     In its Purchasing Support Services segment, MSXI provides administrative support to large companies for the purchase of various services. The customers in this segment use MSXI and its automated processes to manage the procurement of staffing, training and other professional services. Sales for this segment include the billings from sub-suppliers for their services rendered, plus a small mark-up for management and processing.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


15.  SEGMENT INFORMATION: -- (CONTINUED)

     In its Outsourcing Services segment, MSXI provides technical support services, including technical and professional contract staffing, product development support and other business services. Sales in this segment are based principally on fees charged for resources provided to support customers' development, manufacturing and distribution of their products and services.

     The segment data includes intersegment sales as well as charges allocating corporate selling, general and administrative expenses to each of the operating segments. MSXI evaluates performance based on earnings before interest and taxes, including the Michigan Single Business Tax and other (expense), net
(EBIT), as defined.

     Summarized below is the segment information for 1996, fiscal 1997 and fiscal 1998:


                       YEAR ENDED
                      DECEMBER 31,          FISCAL YEAR ENDED                       FISCAL YEAR ENDED
                          1996              DECEMBER 28, 1997                        JANUARY 3, 1999
                      -----------   ----------------------------------      ----------------------------------
                                    PURCHASING                              PURCHASING
                      OUTSOURice CohenNG     SUPPORT    OUTSOURice CohenNG                  SUPPORT    OUTSOURice CohenNG
                        SERVICES     SERVICES     SERVICES       TOTAL       SERVICES     SERVICES      TOTAL
                      -----------   ----------   -----------   --------     -----------  ----------- ----------
Sales................  $228,260     $197,186     $374,207      $571,393     $591,538     $515,880    $1,107,418

EBIT.................  $  9,440     $  2,152     $ 10,368      $ 12,520     $  4,432     $ 22,339    $   26,771


     During fiscal 1997, the Outsourcing Services segment incurred $2 million of restructuring costs which are included in the above operating results. Refer to
Note 7 for more details.

     A reconciliation of total segment sales and EBIT to MSXI's consolidated sales and EBIT are as follows:


                                                              YEAR ENDED    FISCAL YEAR ENDED  FISCAL YEAR ENDED
                                                             DECEMBER 31,     DECEMBER 28,         JANUARY 3,
                                                                 1996             1997                1999
                                                             ------------   -----------------  -----------------
SALES
Total segment sales                                            $228,260         $571,393         $1,107,418
Elimination of intersegment sales                                    --           (6,847)           (26,376)
                                                               --------         --------         ----------
Consolidated sales                                             $228,260         $564,546         $1,081,042
                                                               ========         ========         ==========

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                 (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)


15.  SEGMENT INFORMATION: -- (CONTINUED)

                                               YEAR ENDED    FISCAL YEAR ENDED   FISCAL YEAR ENDED
                                               DECEMBER 31,    DECEMBER 28,         JANUARY 3,
                                                   1996            1997                1999
                                               ------------  -----------------   -----------------
EBIT
Total EBIT................................       $ 9,440         $ 12,520            $ 26,771
Interest expense...........................       (1,310)         (12,400)            (17,416)
Michigan Single Business Tax...............       (1,510)          (2,868)             (3,516)
                                                 -------         --------            --------
Consolidated income (loss) before taxes....      $ 6,620         $ (2,748)           $  5,839
                                                 =======         ========            ========

     Sales and long-lived asset information by geographic area are as follows:

                                                    SALES                               LONG-LIVED ASSETS
                            ------------------------------------------------------------------------------------
                               YEAR       FISCAL YEAR    FISCAL YEAR
                               ENDED          ENDED          ENDED        AS OF          AS OF         AS OF
                            DECEMBER 31,   DECEMBER 28,   JANUARY 3,    DECEMBER 31,  DECEMBER 28,    JANUARY 3,
                               1996           1997           1999          1996          1997           1999
                            ------------------------------------------------------------------------------------
United States.............  $140,770       $463,141     $  909,803       $15,861        $63,436       $106,580
Foreign:
  United Kingdom .........    72,118         72,105        110,362         5,089          7,593         12,144
  Other Foreign ..........    15,372         29,300         60,877         2,740          4,025          3,883
                            --------       --------     ----------       -------        -------       --------
                            $228,260       $564,546     $1,081,042       $23,690        $75,054       $122,607
                            ========       ========     ==========       =======        =======       ========

     Major Customers

     MSXI's Purchasing Support Services segment obtains its sales from primarily one customer. The Outsourcing Services segment obtains its sales from various customers of which three customers account for 25.2%, 21.5% and 19.7% of the segment's total sales in 1996; 34.7%, 20.7% and 20.0% of the segment's total sales in fiscal 1997; and 47.0%, 17.0% and 16.2% of the segment's total sales in fiscal 1998.

16.  SUBSEQUENT EVENT:

     Cadform Investment

     On January 8,1999, MSXI acquired an approximate 25% interest in Cadform GmbH ("Cadform"), a German company with sales of approximately $22 million that provides product design and tooling services to the automotive industry. Based in Homberg (Ohm), Germany, Cadform specializes in automotive interior systems and cast aluminum products. Cadform plans to engage in joint projects with MSXI. As part of the investment, MSXI obtained an option to acquire an additional interest in Cadform.

                            MSX INTERNATIONAL, INC.
                        (INCLUDING ITS PREDECESSOR TSG)

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              (DOLLARS IN THOUSANDS UNLESS STATED OTHERWISE)

17.  GUARANTOR AND NON-GUARANTOR SUBSIDIARIES:

     In connection with the Notes Offering on January 22, 1998, each of MSXI's domestic restricted subsidiaries, as defined in the Indenture ("the Guarantor Subsidiaries")that is an obligor or Guarantor w/ respect to any obligations under one or more Bank Credit Agreements, irrevocably and unconditionally guaranteed MSXI's performance under the Notes as primary obligors. The following condensed consolidating and combining financial data provides information regarding the financial position, results of operations and cash flows of the Issuer and Guarantor Subsidiaries (including Predecessor combining financial data for the year ended December 31, 1996) as set forth. Separate financial statements of the Guarantor Subsidiaries are not presented because management has determined those would not be material to the holders of the Notes.

     Seller and the Guarantor Subsidiaries account for their investments in subsidiaries, if any, on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions.

     GRI is a guarantor subsidiary. The statements of operations and of cash flows for the year ended December 31, 1996 and for the eight months in the period ended August 31, 1997 are separately included on a consolidated basis with its subsidiaries.

                             MSX INTERNATIONAL, INC.


                      CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JANUARY 3, 1999


                                                       MSXI         GUARANTOR     NON-GUARANTOR                     MSXI
                                                     (ISSUER)      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                     --------      ------------   ------------   ------------   ------------
                                                                              (DOLLARS IN THOUSANDS)
ASSETS

Current assets:
  Cash and cash equivalents......................   $      --       $   1,690      $   2,558      $      --       $   4,248
  Receivables, net...............................          --         145,715         62,736             --         208,451
  Inventory......................................          --           2,315             47             --           2,362
  Prepaid expenses and other assets..............         530           3,499          1,530             --           5,559
  Deferred income taxes..........................          --              --            961             --             961
                                                    ---------       ---------      ---------      ---------       ---------
    Total current assets.........................         530         153,219         67,832             --         221,581
Property and equipment, net......................          --          23,255         12,010             --          35,265
Buildings held for sale..........................          --          15,000             --             --          15,000
Goodwill, net....................................          --          55,335          3,658             --          58,993
Investment in subsidiaries.......................     157,918          33,703             --       (191,621)             --
Other assets.....................................       4,801           8,189            359             --          13,349
Deferred income taxes............................         911           8,800          2,825             --          12,536
                                                    ---------       ---------      ---------      ---------       ---------
    Total assets.................................   $ 164,160       $ 297,501      $  86,684      $(191,621)      $ 356,724
                                                    =========       =========      =========      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Notes payable and current portion of
    long-term debt...............................   $      --       $      --      $   4,581      $      --       $   4,581
Accounts payable.................................          --          74,705         15,181             --          89,886
  Accrued liabilities............................         695          40,362          9,086            (32)         50,111
  Contractual acquisition obligation.............          --          15,000             --             --          15,000
  Deferred income taxes..........................          --             930          1,262             --           2,192
                                                    ---------       ---------      ---------      ---------       ---------
  Total current liabilities......................         695         130,997         30,110            (32)        161,770
Long-term debt...................................     173,238              --          7,118             --         180,356
Intercompany accounts............................     (55,748)         26,916         28,832             --              --
Long-term deferred compensation liability
  and other......................................          --           4,629             74             --           4,703
                                                    ---------       ---------      ---------      ---------       ---------
    Total liabilities............................     118,185         162,542         66,134            (32)        346,829
                                                    ---------       ---------      ---------      ---------       ---------
Redeemable Series A Preferred Stock..............      36,000              --             --             --          36,000
                                                    ---------       ---------      ---------      ---------       ---------
Shareholders' equity (deficit)...................       9,975         134,959         20,550       (191,589)        (26,105)
                                                    ---------       ---------      ---------      ---------       ---------
    Total liabilities and
       shareholders' equity (deficit)............   $ 164,160       $ 297,501      $  86,684      $(191,621)      $ 356,724
                                                    =========       =========      =========      =========       =========

                             MSX INTERNATIONAL, INC.


                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 28, 1997


                                                       MSXI          GUARANTOR    NON-GUARANTOR                     MSXI
                                                     (ISSUER)      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                     --------      ------------   ------------    ------------  ------------
                                                                             (DOLLARS IN THOUSANDS)
ASSETS

Current assets:
Cash and cash equivalents ....................      $      --       $   2,449      $   9,126      $      --       $  11,575
Receivables, net .............................             --         130,404         48,534             --         178,938
  Inventory ..................................             --           1,204             35             --           1,239
  Prepaid expenses and other assets ..........             --           2,106          3,532             --           5,638
  Deferred income taxes ......................             --             863          1,489             --           2,352
                                                    ---------       ---------      ---------      ---------       ---------
    Total current assets .....................             --         137,026         62,716             --         199,742
Property and equipment, net ..................             --          23,208         11,129             --          34,337
Goodwill, net ................................             --          31,934             --             --          31,934
Investment in subsidiaries ...................        144,588          20,583             --       (165,171)             --
Other assets .................................             --           8,294            489             --           8,783
Deferred income taxes ........................             --          11,036          1,344             --          12,380
                                                    ---------       ---------      ---------      ---------       ---------
    Total assets .............................      $ 144,588       $ 232,081      $  75,678      $(165,171)      $ 287,176
                                                    =========       =========      =========      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Notes payable and current portion of
    long-term debt............................      $  71,275       $       5      $  16,650      $      --       $  87,930
  Accounts payable ...........................             --          73,726          6,640             --          80,366
  Accrued liabilities ........................            900          30,852          6,171            (32)         37,891
  Deferred income taxes ......................             --              --            984             --             984
                                                    ---------       ---------      ---------      ---------       ---------
    Total current liabilities ................         72,175         104,583         30,445            (32)        207,171
Long-term debt ...............................         65,000              --             --             --          65,000
Intercompany accounts ........................        (38,959)          7,570         31,389             --              --
Long-term deferred compensation liability
  and other...................................             --           4,970            399             --           5,369
                                                    ---------       ---------      ---------      ---------       ---------
    Total liabilities ........................         98,216         117,123         62,233            (32)        277,540
                                                    ---------       ---------      ---------      ---------       ---------
Redeemable Series A Preferred Stock ..........         36,000              --             32            (32)         36,000
                                                    ---------       ---------      ---------      ---------       ---------
Shareholders' equity (deficit) ...............         10,372         114,958         13,413       (165,107)        (26,364)
                                                    ---------       ---------      ---------      ---------       ---------
    Total liabilities and shareholders'
      equity (deficit) .......................      $ 144,588       $ 232,081      $  75,678      $(165,171)      $ 287,176
                                                    =========       =========      =========      =========       =========

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

                   CONDENSED COMBINING STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
        FOR THE FISCAL YEARS ENDED DECEMBER 28, 1997 AND JANUARY 3, 1999



                                                     MSXI         GUARANTOR     NON-GUARANTOR                      MSXI
                                                   (ISSUER)      SUBSIDIARIES   SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                  --------       ------------   ------------     ------------   ------------
                                                                           (DOLLARS IN THOUSANDS)
1996

Net sales ....................................    $      --       $ 140,770       $  87,490       $      --      $  228,260
Cost of sales ................................           --        (120,614)        (71,896)             --        (192,510)
                                                  ---------       ---------       ---------       ---------      ----------
  Gross profit ...............................           --          20,156          15,594              --          35,750
Selling, general and administrative expenses..           --         (16,775)         (9,465)             --         (26,240)
Michigan Single Business Tax .................           --          (1,510)             --              --          (1,510)
                                                  ---------       ---------       ---------       ---------      ----------
  Operating income ...........................           --           1,871           6,129              --           8,000
Other (expense), net .........................           --            (171)         (1,209)             --          (1,380)
                                                  ---------       ---------       ---------       ---------      ----------
  Income before income taxes .................           --           1,700           4,920              --           6,620
Income tax provision .........................           --             640           2,160              --           2,800
                                                  ---------       ---------       ---------       ---------      ----------
  Net income .................................    $      --       $   1,060       $   2,760       $      --      $    3,820
                                                  =========       =========       =========       =========      ==========
FISCAL YEAR ENDED DECEMBER 28, 1997

Net sales ....................................    $      --       $ 463,141       $ 101,405       $      --      $  564,546
Cost of sales ................................           --        (420,999)        (93,020)             --        (514,019)
                                                  ---------       ---------       ---------       ---------      ----------
  Gross profit ...............................           --          42,142           8,385              --          50,527
Selling, general and administrative expenses..           --         (24,572)        (11,435)             --         (36,007)
Michigan Single Business Tax .................           --          (2,868)             --              --          (2,868)
Restructuring costs ..........................           --          (2,000)             --              --          (2,000)
                                                  ---------       ---------       ---------       ---------      ----------
  Operating income (loss) ....................           --          12,702          (3,050)             --           9,652
Other (expense), net .........................       (9,542)             76          (2,934)             --         (12,400)

Equity in subsidiary earnings (loss) .........        3,324          (4,845)             --           1,521              --
                                                  ---------       ---------       ---------       ---------      ----------
  Loss before income taxes ...................       (6,218)          7,933          (5,984)          1,521          (2,748)
Income tax provision (benefit) ...............       (3,245)          4,609          (1,139)             --             225
                                                  ---------       ---------       ---------       ---------      ----------
  Net (loss) .................................    $  (2,973)      $   3,324       $  (4,845)      $   1,521      $   (2,973)
                                                  =========       =========       =========       =========      ==========
FISCAL YEAR ENDED JANUARY 3, 1999

Net sales ....................................    $      --       $ 909,803       $ 171,239       $      --      $1,081,042
Cost of sales ................................           --        (850,859)       (146,155)             --        (997,014)
                                                  ---------       ---------       ---------       ---------      ----------
  Gross profit ...............................           --          58,944          25,084              --          84,028
Selling, general and administrative expenses..           --         (38,540)        (18,717)             --         (57,257)
Michigan Single Business Tax .................           --          (3,516)             --              --          (3,516)
                                                  ---------       ---------       ---------       ---------      ----------
  Operating income ...........................           --          16,888           6,367              --          23,255
Other (expense), net .........................      (16,064)          2,074          (3,426)             --         (17,416)
Equity in subsidiary earnings ................       13,334           1,274              --         (14,608)             --
                                                  ---------       ---------       ---------       ---------      ----------
  Income before income taxes .................       (2,730)         20,236           2,941         (14,608)          5,839
Income tax provision (benefit) ...............       (5,501)          6,902           1,667              --           3,068
                                                  ---------       ---------       ---------       ---------      ----------
   Net income ................................    $   2,771       $  13,334       $   1,274       $ (14,608)     $    2,771
                                                  =========       =========       =========       =========      ==========

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)


                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                    FOR THE FISCAL YEAR ENDED JANUARY 3, 1999


                                                        MSXI         GUARANTOR      NON-GUARANTOR                       MSXI
                                                      (ISSUER)      SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                      --------      ------------    ------------    ------------    ------------
                                                                               (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
    Net income (loss) .........................      $ (10,563)      $  12,060       $   1,274       $      --       $   2,771
    Equity in earning of subsidiaries .........         13,334           1,274              --         (14,608)             --
  Adjustments to reconcile net income (loss)
    to net cash from (used for) operating
    activities:
    Depreciation ..............................             --           7,607           4,301              --          11,908
    Amortization ..............................            511           1,583             107              --           2,201
  Deferred taxes ..............................           (911)          3,217          (1,268)             --           1,038
  (Gain) loss of sale of property and
    equipment .................................             --             194             (32)             --             162
  (Increase) decrease in receivables, net .....             --           1,249         (13,078)             --         (11,829)
  (Increase) decrease in inventory ............             --             (25)            (11)             --             (36)
  (Increase) decrease in prepaid expenses
    and other assets ..........................           (530)         (1,264)          2,161              --             367
  Increase (decrease) in current liabilities ..            695          13,155           6,052              --          19,902
Other, net ....................................           (676)          1,039           2,470          (2,847)            (14)
                                                     ---------       ---------       ---------       ---------       ---------
  Net cash from (used for) operating activities          1,860          40,089           1,976         (17,455)         26,470
                                                     ---------       ---------       ---------       ---------       ---------

Investing activities:
  Capital expenditures ........................             --          (6,025)         (5,534)             --         (11,559)
  Acquisition of businesses, net of cash
    received ..................................             --         (38,460)         (4,480)             --         (42,940)
  Proceeds from sale of property and
    equipment .................................             --             764             467              --           1,231
                                                     ---------       ---------       ---------       ---------       ---------
  Net cash used for investing activities ......             --         (43,721)         (9,547)             --         (53,268)
                                                     ---------       ---------       ---------       ---------       ---------

Financing activities:
  Intercompany ................................        (20,933)         23,524          (2,591)             --              --
  Investment in subsidiaries ..................             --         (15,970)         10,645           5,325              --
  Equity of subsidiaries ......................        (13,334)          6,780          (4,174)         10,728              --
  Proceeds from the issuance of debt ..........        173,239              --           7,117              --         180,356
  Debt issuance costs .........................         (4,637)             --              --              --          (4,637)
  Payment of Senior Subordinated Notes
    and Bridge Loans ..........................        (70,000)             --              --              --         (70,000)
  Changes in revolving debt ...................        (66,275)           (234)        (12,068)             --         (78,577)
  Changes in book overdraft ...................             --          (9,762)          1,799              --          (7,963)
  Sale of Common Stock ........................             80              --              --              --              80
  Other, net ..................................             --               1             212              --             213
                                                     ---------       ---------       ---------       ---------       ---------
  Net cash from financing activities ..........         (1,860)          4,339             940          16,053          19,472
                                                     ---------       ---------       ---------       ---------       ---------
Effect of foreign exchange rates changes on
  cash ........................................             --          (1,466)             63           1,402              (1)
                                                     ---------       ---------       ---------       ---------       ---------
Cash:
  (Decrease) for the period ...................             --            (759)         (6,568)             --          (7,327)
  Balance, beginning of period ................             --           2,449           9,126              --          11,575
                                                     ---------       ---------       ---------       ---------       ---------
  Balance, end of period ......................      $      --       $   1,690       $   2,558       $      --       $   4,248
                                                     =========       =========       =========       =========       =========

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)



                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997


                                                      MSXI         GUARANTOR     NON-GUARANTOR                           MSXI
                                                     (ISSUER)    SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS      CONSOLIDATED
                                                     --------    ------------    ------------      ------------      ------------
                                                                              (DOLLARS IN THOUSANDS)
Cash from (used for):
Operating activities:
  Net income (loss) .............................    $  (6,297)      $   8,169      $   (4,845)      $      --       $  (2,973)
  Equity in earnings of subsidiaries ............        3,324          (4,845)             --           1,521              --
  Adjustments to reconcile net income
    (loss) to net cash from (used for)
    operating activities:
  Depreciation ..................................           --           5,523           3,444              --           8,967
  Amortization ..................................           --             892              --              --             892
  (Increase) decrease in receivables, net .......           --         (28,394)         (7,949)             --         (36,343)
  (Increase) decrease in inventory ..............           --            (310)              1              --            (309)
  (Increase) decrease in prepaid expenses and
    other assets.................................           --            (828)           (685)             --          (1,513)
  (Increase) decrease in current liabilities ....        4,144          28,414          (2,071)             --          30,487
    Other net ...................................           --           2,861            (285)             --           2,576
                                                     ---------       ---------      ----------       ---------       ---------
  Net cash from (used for) operating activities..        1,171          11,482         (12,390)          1,521           1,784
                                                     ---------       ---------      ----------       ---------       ---------

Investing activities:
  Capital expenditures ..........................           --          (7,433)         (4,085)             --         (11,518)
  Acquisition of business, net of cash received..     (141,260)         18,454         (30,327)         (6,004)       (159,137)
  Investment in foreign subsidiaries ............           --         (24,378)             --          24,378              --
  Other, net ....................................           --              (8)              3              --              (5)
                                                     ---------       ---------      ----------       ---------       ---------
  Net cash (used for) investing activities ......     (141,260)        (13,365)        (34,409)         18,374        (170,660)
                                                     ---------       ---------      ----------       ---------       ---------

Financing activities:
  Intercompany ..................................      (32,662)          2,052          30,610              --              --
  Investment in subsidiaries ....................           --               8          19,385         (19,393)             --
  Equity of subsidiaries ........................       (3,324)          3,794              --            (470)             --
  Proceeds from the issuance of debt ............       70,000              --              --              --          70,000
  Changes in revolving debt .....................       66,275              --           7,124              --          73,399
  Change in book overdraft ......................           --            (669)             --              --            (669)
  Sale of Redeemable Preferred Stock ............       36,000              --              --              --          36,000
  Sale of Common Stock ..........................        3,800              --              --              --           3,800
  Other, net ....................................           --            (830)            (76)            (32)           (938)
                                                     ---------       ---------      ----------       ---------       ---------
  Net cash from financing activities ............      140,089           4,355          57,043         (19,895)        181,592
                                                     ---------       ---------      ----------       ---------       ---------
Effect of foreign exchange rates changes ........           --             (23)         (1,118)             --          (1,141)
                                                     ---------       ---------      ----------       ---------       ---------

Cash:
  Increase for the period .......................           --           2,449           9,126              --          11,575
  Balance, beginning of period ..................           --              --              --              --              --
                                                     ---------       ---------      ----------       ---------       ---------
  Balance, end of period ........................    $      --       $   2,449      $    9,126       $      --       $  11,575
                                                     =========       =========      ==========       =========       =========

                             MSX INTERNATIONAL, INC.
                         (INCLUDING ITS PREDECESSOR TSG)

                  CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996


                                                                              GUARANTOR        NON-GUARANTOR          MSXI
                                                                            SUBSIDIARIES        SUBSIDIARIES        COMBINED
                                                                            ------------        ------------        --------
                                                                                          (DOLLARS IN THOUSANDS)
Cash from (used for):

Operating activities:
  Net income (loss) .....................................................   $ 1,060             $ 2,760             $ 3,820
  Adjustments to reconcile net income (loss) to net cash from (used for) operating activities:
    Depreciation and amortization .......................................     2,373               2,597               4,970
    Decrease in receivables, net ........................................       412                 968               1,380
    (Increase) decrease in inventory ....................................       533                  (3)                530
    (Increase) decrease in prepaid expenses and other assets ............       630                (420)                210
    Increase (decrease) in current liabilities ..........................     2,800              (2,790)                 10
    Other, net ..........................................................    (1,537)             (1,593)             (3,130)
                                                                            -------             -------             -------

  Net cash from operating activities ....................................     6,271               1,519               7,790
                                                                            -------             -------             -------

Investing activities:
  Capital expenditures, net .............................................    (2,178)             (2,592)             (4,770)
                                                                            -------             -------             -------
Net cash used for investing activities ..................................    (2,178)             (2,592)             (4,770)
                                                                            -------             -------             -------
Financing activities:
  Proceeds from the issuance of debt ....................................      --                   650                 650
  Increase (decrease) in MascoTech Inc., net investment and
    advances ............................................................    (3,237)              7,347               4,110
  Other, net ............................................................      (670)                 60                (610)
                                                                            -------             -------             -------
  Net cash from (used for) financing activities .........................    (3,907)              8,057               4,150
                                                                            -------             -------             -------
Effect of foreign exchange rates changes on cash ........................      --                (1,900)             (1,900)
                                                                            -------             -------             -------
Cash:
  Increase for the period ...............................................       186               5,084               5,270
  Balance, beginning of period ..........................................       154               1,646               1,800
                                                                            -------             -------             -------
  Balance, end of period ................................................   $   340             $ 6,730             $ 7,070
                                                                            =======             =======             =======

                    GEOMETRIC RESULTS INCORPORATED - SERVICES
   (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

            CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                FOR THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997

                                                                    FOR THE
                                                 FOR THE          EIGHT MONTH
                                                YEAR ENDED         PERIOD ENDED
                                                DECEMBER 31,       AUGUST 31,
                                                   1996               1997
                                                ------------      -------------
                                                     (DOLLARS IN THOUSANDS)
Net sales .....................................  $ 690,468         $ 431,134
Cost of sales .................................   (665,661)         (411,518)
                                                 ---------         ---------
Gross profit ..................................     24,807            19,616
Selling, general and administrative expenses...   (21,576)           (13,636)
Michigan Single Business Tax ..................      (251)              (239)
                                                 ---------         ---------
Operating income ..............................      2,980             5,741
Other income, net .............................      2,511             1,136
                                                 ---------         ---------
Income before income taxes ....................      5,491             6,877
Income tax provision ..........................      2,530             2,908
                                                 ---------         ---------
Net income ....................................  $   2,961         $   3,969
                                                 =========         =========

                   GEOMETRIC RESULTS INCORPORATED -- SERVICES
   (A FORMER BUSINESS UNIT OF GEOMETRIC RESULTS INCORPORATED AND SUBSIDIARIES)

                   CONDENSED CONSOLIDATED CARVE-OUT CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                FOR THE EIGHT-MONTH PERIOD ENDED AUGUST 31, 1997


                                                                                            FOR THE
                                                                           FOR THE         EIGHT MONTH
                                                                         YEAR ENDED        PERIOD ENDED
                                                                        DECEMBER 31,        AUGUST 31,
                                                                            1996               1997
                                                                        ------------        -----------
                                                                            (DOLLARS IN THOUSANDS)

Cash from (used for):
Operating Activities:
         Net income ....................................................   $ 2,961          $ 3,969
Adjustment to reconcile net income to net cash from (used for) operating activities:
         Depreciation ..................................................     5,111            3,960
         Loss on disposal of assets ....................................       481                8
         Provision for doubtful accounts ...............................       (62)              (2)
         Deferred income taxes .........................................      (101)             262
         (Increase) decrease in receivables ............................   (15,602)          39,865
         (Increase) decrease in prepaid expenses and other assets ......    (2,588)          (1,071)
         Increase (decrease) in accounts payable .......................    (8,571)         (10,750)
         Increase (decrease) in accrued payroll and benefits ...........     2,162           (1,962)
         Increase (decrease) in income taxes due to parent .............     4,618            2,192
         Increase (decrease) in accrued expenses .......................      (656)            (248)
                                                                           -------          -------
                  Net cash from (used for) operating activities ........   (12,247)          36,223
                                                                           -------          -------
Investing activities:
         Proceeds from sale of assets ..................................       333               --
         Capital expenditures ..........................................    (3,676)          (4,047)
                                                                           -------          -------
                  Net cash used for investing activities ...............    (3,343)          (4,047)
                                                                           -------          -------
Financing activities:
         Net borrowings on lines of credit from parent .................    (3,231)           2,135
         Divisional equity transfer ....................................    10,215            1,007
         Increase in cash overdraft ....................................     9,273            4,221
                                                                           -------          -------
                  Net cash from financing activities ...................    16,257            7,363
Effect of exchange rate change on cash .................................       117             (441)
                                                                           -------          -------
Cash and cash investments:
         Increase for the period .......................................       784           39,098
         At January 1 ..................................................    16,496           17,280
                                                                           -------          -------
         At end of period ..............................................   $17,280          $56,378
                                                                           =======          =======

                                APX INTERNATIONAL

                   CONDENSED COMBINING STATEMENT OF OPERATIONS
              FOR THE PERIOD DECEMBER 31, 1995 TO NOVEMBER 6, 1996

                                                      FOR THE PERIOD DECEMBER 31, 1995 TO
                                                               NOVEMBER 6, 1996
                                                   -----------------------------------------
                                                   GUARANTOR       NON-GUARANTOR      APX
                                                  SUBSIDIARIES     SUBSIDIARIES     COMBINED
                                                  ------------     ------------     --------
                                                               (DOLLARS IN THOUSANDS)


Net Sales ..................................        $126,853          $ 8,197      $ 135,050
Cost of sales ..............................        (118,566)          (8,554)      (127,120)
                                                    --------          -------      ---------
         Gross profit (loss) ...............           8,287             (357)         7,930
Selling, general and administrative expenses          (7,357)            (528)        (7,885)
Michigan Single Business Tax ...............            (806)              --           (806)

         Operating profit (loss) ...........             124             (885)          (761)
                                                    --------          -------      ---------
Other expense, net .........................          (2,126)              (3)        (2,129)
                                                    --------          -------      ---------
         Loss before income tax benefit ....          (2,002)            (888)        (2,890)
Income tax benefit .........................             195               --            195
                                                    --------          -------      ---------
         Net loss ..........................        $ (1,807)         $  (888)     $  (2,695)
                                                    ========          =======      =========


                                APX INTERNATIONAL

                   CONDENSED COMBINING STATEMENT OF CASH FLOWS
              FOR THE PERIOD DECEMBER 31, 1995 TO NOVEMBER 6, 1996

                                                                        FOR THE PERIOD DECEMBER 31, 1995 TO
                                                                                NOVEMBER 6, 1996
                                                                        -----------------------------------
                                                                        GUARANTOR        NON-GUARANTOR       APX
                                                                       SUBSIDIARIES      SUBSIDIARIES     COMBINED
                                                                       ------------      -------------    --------
                                                                                    (DOLLARS IN THOUSANDS)


Cash from (used for):
Operating Activities:
  Net loss .........................................................      $(1,807)          $  (888)        $(2,695)
  Adjustments to reconcile net income to net cash from (used for)
    operating activities:
    Depreciation and amortization ..................................        1,745                97           1,842
    Loss on disposal of fixed assets ...............................          633                --             633
  Changes in assets and liabilities:
    Accounts receivable ............................................        2,914            (1,153)          1,761
    Inventory ......................................................        1,503                --           1,503
    Prepaid expenses and other current assets ......................         (834)              170            (664)
    Accounts payable ...............................................          764                 2             766
    Accrued expenses ...............................................        3,980               (25)          3,955
                                                                          -------           -------         -------

    Net cash provided (used) by operating activities ...............        8,898            (1,797)          7,101
                                                                          -------           -------         -------
Investing Activities:
Purchases of equipment .............................................         (444)             (162)           (606)
                                                                          -------           -------         -------
    Net cash used for investing activities .........................         (444)             (162)           (606)
                                                                          -------           -------         -------
Financing activities:
  Advances from affiliates .........................................       (9,969)            1,802          (8,167)
  Capital lease payments ...........................................         (394)               --            (394)
  Bank overdraft ...................................................        1,455                --           1,455
  Other ............................................................         (164)              164              --
                                                                          -------           -------         -------
    Net cash from (used for) financing activities ..................       (9,072)            1,966          (7,106)
                                                                          -------           -------         -------
Net increase (decrease) in cash ....................................         (618)                7            (611)
Cash, beginning of period ..........................................          657                80             737
                                                                          -------           -------         -------
Cash, end of period ................................................      $    39           $    87         $   126
                                                                          =======           =======         =======


                            MSX INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                    AS OF APRIL 4, 1999 AND JANUARY 3, 1999


                                                                  APRIL 4,     JANUARY 3,
                                                                    1999          1999
                                                                 ------------------------
                                                                    (DOLLARS IN THOUSANDS)
                                                                        (UNAUDITED)


ASSETS
Current assets:
  Cash and cash equivalents .....................................  $  3,642     $  4,248
  Receivables, net ..............................................   230,905      208,451
  Inventory .....................................................     1,435        2,362
  Prepaid expenses and other assets .............................     7,951        5,559
  Deferred income taxes .........................................       900          961
                                                                   --------     --------
     Total current assets .......................................   244,833      221,581

Property and equipment, net of accumulated depreciation .........    35,500       35,265
  of $54,513 and $51,863, respectively
Buildings held for sale .........................................    15,000       15,000
Goodwill, net of accumulated amortization .......................    58,369       58,993
  of $2,952 and $2,337, respectively
Other assets ....................................................    15,645       13,349
Deferred income taxes ...........................................    12,318       12,536
                                                                   --------     --------
     Total assets ...............................................  $381,665     $356,724
                                                                   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of long-term debt ...........  $  4,572     $  4,581
  Accounts payable ..............................................    98,967       89,886
  Accrued payroll and benefits ..................................    25,318       23,286
  Other accrued liabilities .....................................    21,733       26,825
  Contractual acquisition obligation ............................    15,000       15,000
  Deferred income taxes .........................................     1,736        2,192
                                                                   --------     --------
     Total current liabilities ..................................   167,326      161,770
Long-term debt ..................................................   198,754      180,356
Long-term deferred compensation liability and other .............     4,394        4,703
                                                                   --------     --------
     Total liabilities ..........................................   370,474      346,829
                                                                   --------     --------
Redeemable Series A Preferred Stock, authorized 500,000 shares;
  issued and outstanding, 360,000 shares                             36,000       36,000

Shareholders' equity (deficit):
  Common stock, $.01 par, authorized 2,000,000 shares; issued ...          1           1
    and outstanding 100,003 shares and 97,004 shares, respectively
  Additional paid-in capital ....................................    (24,644)    (24,764)
  Accumulated other comprehensive income (loss) .................     (2,414)     (1,140)
  Retained earnings (accumulated deficit) .......................      2,248        (202)
                                                                    --------    --------
     Total shareholders' equity (deficit) .......................    (24,809)    (26,105)
                                                                    --------    --------
     Total liabilities and shareholders' equity (deficit) .......   $381,665    $356,724
                                                                    ========    ========

     The accompanying notes are an integral part of the condensed consolidated financial statements.

                            MSX INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE FISCAL QUARTERS ENDED APRIL 4, 1999 AND MARCH 29, 1998


                                                                                            1999          1998
                                                                                            ----          ----
                                                                                          (DOLLARS IN THOUSANDS)
                                                                                                (UNAUDITED)
Net sales..............................................................                  $ 339,488      $ 255,056
Cost of sales..........................................................                   (315,184)      (236,719)
                                                                                         ---------      ---------
  Gross profit.........................................................                     24,304         18,337
Selling, general and administrative expenses...........................                    (14,151)       (12,504)
Michigan Single Business Tax...........................................                     (1,315)          (772)
                                                                                         ---------      ---------
  Operating income.....................................................                      8,838          5,061
                                                                                         ---------      ---------
Interest expense, net..................................................                     (4,659)        (3,755)
Interest expense, related parties......................................                         --           (558)
                                                                                         ---------      ---------
                                                                                            (4,659)        (4,313)
                                                                                         ---------      ---------
  Income before income taxes...........................................                      4,179            748
Income tax provision...................................................                      1,729            370
                                                                                         ---------      ---------
  Net income...........................................................                  $   2,450      $     378
                                                                                         =========      =========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                             MSX INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE FISCAL QUARTERS ENDED APRIL 4, 1999 AND MARCH 29, 1998


                                                                                            1999          1998
                                                                                            ----          ----
                                                                                          (DOLLARS IN THOUSANDS)
                                                                                                (UNAUDITED)
Cash from (used for) operating activities:
  Net income...............................................................              $  2,450        $   378
  Adjustments to reconcile net income to net cash from (used for) operating activities:
   Depreciation............................................................                 2,731          3,487
   Amortization............................................................                   775            352
   Deferred taxes..........................................................                  (177)            --
   (Increase) decrease in receivables, net.................................               (22,454)         1,002
   (Increase) decrease in inventory........................................                   927             64
   (Increase) decrease in prepaid expenses and other assets................                (2,392)           966
   Increase (decrease) in current liabilities..............................                 7,485         (6,292)
   Other, net..............................................................                  (229)          (165)
                                                                                         --------        -------
     Net cash (used for) investing activities..............................               (10,884)          (208)
                                                                                         --------        -------

Cash from (used for) investing activities:
  Capital expenditures.....................................................                (3,010)        (1,763)
  Acquisition of businesses, net of cash received..........................                (2,429)            --
  Proceeds from sale of property and equipment.............................                    38             --
                                                                                         --------        -------
     Net cash (used for) investing activities..............................                (5,401)        (1,763)
                                                                                         --------        -------
Cash from (used for) financing activities:
  Proceeds from long-term debt issues......................................                    --         96,778
  Payment of long-term debt................................................                    --        (70,000)
  Changes in revolving debt................................................                18,503        (22,083)
  Changes in book overdraft................................................                (1,463)         1,839
  Sale of common stock.....................................................                   120             --
  Other, net...............................................................                  (207)          (324)
                                                                                         --------        -------
     Net cash from financing activities....................................                16,953          6,210
                                                                                         --------        -------

Effect of foreign exchange rate changes on cash............................                (1,274)          (776)
                                                                                         --------        -------

Cash:
  Increase (decrease) for the period.......................................                  (606)         3,463
  Balance, beginning of period.............................................                 4,248         11,575
                                                                                         --------        -------

  Balance, end of period...................................................              $  3,642        $15,038
                                                                                         ========        =======

                             MSX INTERNATIONAL, INC.

       CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                   FOR THE FISCAL QUARTER ENDED APRIL 4, 1999


                                                                                            RETAINED
                                                                               OTHER        EARNINGS         TOTAL
                                             COMMON       ADDITIONAL       COMPREHENSIVE  (ACCUMULATED    SHAREHOLDERS'
                                              STOCK     PAID-IN CAPITAL    INCOME (LOSS)    DEFICIT)     EQUITY (DEFICIT)
                                             ------     ---------------    -------------   -----------    ---------------
                                                                        (DOLLARS IN THOUSANDS)
                                                                              (UNAUDITED)
Balance at January 3, 1999................   $    1     $     (24,764)     $      (1,140)   $     (202)    $     (26,105)

Comprehensive income (loss)...............
  Net income..............................                                                       2,450             2,450
  Cumulative translation adjustment.......                                        (1,274)                         (1,274)
                                             ------     -------------      -------------    ----------     -------------
Total comprehensive income (loss).........                                                                         1,176
Sale of common stock......................                        120                                                120
                                             ------     -------------      -------------    ----------     -------------

Balance at April 4, 1999..................   $    1     $     (24,644)     $      (2,414)   $    2,248     $     (24,809)
                                             ======     =============      =============    ==========     =============


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                             MSX INTERNATIONAL, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE STATED)
                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION:

     The accompanying financial statements represent the consolidated assets and liabilities and operations of MSX International, Inc. and its subsidiaries ("MSXI"). MSXI is principally engaged in the business of providing technical support services, primarily to automobile manufacturers and suppliers in the United States and Europe.

     MSXI adopted a 52-53 week fiscal year which ends on the Sunday nearest December 31.

     In the opinion of MSXI, the accompanying unaudited condensed consolidated financial statements contain all adjustments which are normal and recurring in nature necessary to present fairly its financial position at April 4, 1999, its shareholders' equity (deficit) as of April 4, 1999, its results of operations for the fiscal quarters ended April 4, 1999 and March 29, 1998 and its cash flows for the fiscal quarters ended April 4, 1999 and March 29, 1998. The operating results for the fiscal quarters ended April 4, 1999 and March 29, 1998 are not necessarily indicative of the results of operations for the entire year. Reference should be made to the consolidated financial statements included for the fiscal year ended January 3, 1999 included in this Registration Statement.

2.  REDEEMABLE SERIES A PREFERRED STOCK:

     Dividends on preferred stock are payable in cash at a rate per annum equal to 12 percent of the stated value plus an amount equal to any accrued and unpaid dividends. As of April 4, 1999, MSXI had not declared any dividends. Accordingly, no dividends have been paid or accrued. Dividends accumulated but not declared aggregated approximately $10.8 million as of April 4, 1999.

3.  DEBT:

     Debt is comprised of the following:


                                                           INTEREST RATE AT                  OUTSTANDING AT
                                                     --------------------------       -------------------------
                                                     APRIL 4,        JANUARY 3,        APRIL 4,       JANUARY 3,
                                                       1999             1999            1999            1999
                                                     --------        ----------       ---------       ----------
Senior Subordinated Notes.........................     11.375%         11.375%        $100,000         $100,000
Credit Facilities, as amended and restated:
Revolving line of credit notes....................  6.34-7.75%      7.03-7.75%          46,393           26,238
Swingline notes...................................  6.44-7.06%      6.75-7.81%          22,361           24,118
Term notes........................................       6.69%           7.29%          30,000           30,000

Ford Motor Company Limited, line of credit........       7.34%           8.69%           4,572            4,581
                                                                                      --------         --------
                                                                                       203,326          184,937
Less current portion..............................                                       4,572            4,581
                                                                                      --------         --------
Total long-term debt..............................                                    $198,754         $180,356
                                                                                      ========         ========

                             MSX INTERNATIONAL, INC.

                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE STATED)
                                  (UNAUDITED)

     Senior Subordinated Notes

     On January 22, 1998, MSXI issued, in a private placement, $100 million aggregate principal amount of 11-3/8% unsecured senior subordinated notes maturing January 15, 2008 (the "Series A Notes"). On August 20, 1998, MSXI consummated an offer to exchange 11-3/8% Senior Subordinated Notes which had been registered under the Securities Act of 1933 for any and all outstanding Series A Notes. MSXI's Registration Statement on Form S-4 with the Securities and Exchange Commission became effective on July 22, 1998. Interest on the Series A Notes is payable semi-annually at 11- 3/8% per annum. The Series A Notes may be redeemed subsequent to January 15, 2003 at premiums, which begin at 105.6875% and decline each year to face for redemptions taking place after January 15, 2006. In addition, at any time prior to January 15, 2001, MSXI may redeem up to 35% of the original aggregate principal amount of the Series A Notes with the proceeds of one or more public equity offerings at a redemption price of 111.375% plus accrued and unpaid interest, if any. Also, upon the occurrence of a Change of Control, as defined in the Indenture dated January 15, 1998 (the "Indenture"), the Series A Notes may be redeemed at the option of the Note holders at a premium of one percent, plus accrued and unpaid interest, if any. The Series A Notes contain covenants which, among others, limit the incurrence of additional indebtedness and restrict capital transactions, distributions and asset dispositions of certain subsidiaries.

     In connection with the Series A Notes offering, each of MSXI's domestic restricted subsidiaries, as defined in the Indenture (the "Guarantor Subsidiaries"), irrevocably and unconditionally guarantee MSXI's performance under the Notes as primary obligors.

     Credit Facilities

     Concurrently with the private placement, MSXI entered into a credit facility with Bank One Corporation (the "Credit Facility"), with a borrowing base of up to $100 million, as defined, to replace the prior Credit Facility (the "Old Credit Facility"). On April 14, 1998, MSXI syndicated the Credit Facility to add additional commercial lenders and amended and restated the Credit Facility to add a $30 million term loan portion. On the same date, MSXI borrowed the full amount available under the term loan and used the funds to reduce outstanding balances under the revolving loan portion of the Credit Facility as amended and restated. Term loan borrowings are subject to satisfaction of the same borrowing base requirements and financial reporting and operating covenants as are other borrowings under the Credit Facility. The Credit Facility provides for borrowings as revolving credit loans, letters of credit, swingline loans and term loans. This Facility expires January 22, 2003. Revolving credit loans, swingline loans and letters of credit (collectively "Revolving Debt") are payable on demand. The term loan was issued with a five-year maturity. Interest on the loans under the Credit Facility is payable quarterly or, if earlier, at the end of each interest period and accrues at an annual rate equal to a floating rate, as defined, for swingline loans which accrue at an annual rate equal to a fixed or floating rate as negotiated at the time of each borrowing.

     Each significant domestic subsidiary of MSXI guarantees all obligations of MSXI under the Credit Facility. In addition, MSXI has pledged the stock of such domestic subsidiaries and 65% of the stock of the significant foreign subsidiaries. Additionally, a first lien exists on substantially all assets of such domestic subsidiaries. The obligations of MSXI under the Credit Facility rank senior to all other indebtedness of MSXI.

     The Credit Facility contains certain reporting covenants, customary affirmative covenants and various negative covenants including, but not limited to, certain limitations on mergers, sales of assets, acquisitions, liens, investments, indebtedness, contingent obligations, dividends, subsidiaries' ability to agree to dividend restrictions, affiliate

                             MSX INTERNATIONAL, INC.

                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE STATED)
                                  (UNAUDITED)

transactions and changes of business. The Credit Facility also contains certain covenants with respect to employee benefit arrangements and environmental matters and certain financial covenants including, but not limited to, a ratio of total debt to EBITDA, a fixed charge coverage ratio and a minimum net worth requirement, each as defined.

     The net proceeds from the issuance of Series A Notes and the Credit Facility were used to retire the bridge loans with CVC and MascoTech, the MascoTech Subordinated Notes and the outstanding amount under the Old Credit Facility.

     As of April 4, 1999, $98.8 million was outstanding under the Credit Facility and has been classified as long-term debt as MSXI has both the ability and intent to refinance such amounts under the Credit Facility.

4.  BOOK OVERDRAFTS:

     Book overdrafts represent checks drawn on zero balance accounts that have not yet been presented to MSXI's banks for funding. Such overdrafts are funded when the related checks are presented and are not subject to finance charges. Accordingly, there were negative book balances of $12.8 million and $14.3 million at April 4, 1999 and January 3, 1999, respectively. Such balances are included in Accounts Payable in the Condensed Consolidated Balance Sheets.

5.  INCOME TAXES:

     For the fiscal quarters ended April 4, 1999 and March 29, 1998, the effective income tax rate was 41.4% and 49.5%, respectively. The decrease in MSXI's effective income tax rate resulted from the expected increased ratio of earnings to non-deductible expenses and a decrease in certain foreign statutory income tax rates.

6.  SEGMENT INFORMATION:

     MSXI has two reportable segments: Purchasing Support Services and Outsourcing Services.

     In its Purchasing Support Services segment, MSXI provides administrative support to large companies for the purchase of various services. The customers in this segment use MSXI and its automated processes to manage the procurement of staffing, training and other professional services. Sales for this segment include the billings from sub-suppliers for their services rendered, plus a small mark-up for management and processing.

     In its Outsourcing Services segment, MSXI provides technical support services, including technical and professional contract staffing, product development support and other business services. Sales in this segment are based principally on fees charged for resources provided to support customers' development, manufacturing and distribution of their products and services.

     The segment data includes intersegment sales as well as charges allocating corporate selling, general and administrative expenses to each of the operating segments. MSXI evaluates performance based on earnings before interest and taxes
(EBIT), including the Michigan Single Business Tax.

     Summarized below is the segment information for fiscal quarters ended April 4, 1999 and March 29, 1998:

                             MSX INTERNATIONAL, INC.

                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE STATED)
                                  (UNAUDITED)

                                             FISCAL QUARTER ENDED                    FISCAL QUARTER ENDED
                                                APRIL 4, 1999                           MARCH 29, 1998
                                    ------------------------------------    -------------------------------------
                                    PURCHASING                              PURCHASING
                                      SUPPORT    OUTSOURICE COHENNG           SUPPORT     OUTSOURICE COHENNG
                                     SERVICES     SERVICES        TOTAL      SERVICES     SERVICES       TOTAL
                                     --------     --------        -----      --------     --------       -----
Sales...........................     $170,312     $178,375      $348,687     $145,240     $114,698      $259,938
EBIT............................     $  1,272     $  8,881      $ 10,153     $    637     $  5,196      $  5,833

    A reconciliation of total segment sales and EBIT to MSXI'S consolidated sales and EBIT are as follows:

                                                         FISCAL QUARTER         FISCAL QUARTER
                                                        ENDED APRIL 4, 1999   ENDED MARCH 29, 1998
                                                        -------------------   --------------------
SALES
Total segment sales....................                      $348,687                $259,938
Elimination of intersegment sales......                        (9,199)                 (4,882)
                                                             --------                --------
Consolidated sales.....................                      $339,488                $255,056
                                                             ========                ========

                                                          FISCAL QUARTER         FISCAL QUARTER
                                                       ENDED APRIL 4, 1999     ENDED MARCH 29, 1998
                                                       -------------------     --------------------
EBIT
Total EBIT..................................                 $ 10,153                $  5,833
Interest expense............................                   (4,659)                 (4,313)
Michigan Single Business Tax................                   (1,315)                   (772)
                                                             --------                --------
Consolidated income before income taxes.....                 $  4,179                $    748
                                                             ========                ========


7.  SUBSEQUENT EVENTS:

     On May 18, 1999, MSXI issued, in a private placement, $30 million aggregate principal amount of 11-3/8% unsecured senior subordinated notes maturing January 15, 2008 (the "Series B Notes"). The Series B Notes were issued, net of discount, at an aggregate amount of $29.4 million. These Series B Notes are substantially identical to, and rank pari passu in right of payment with, the Series A Notes issued by the Company on January 22, 1998. These Series B Notes and the previously issued Series A Notes will trade as separate securities prior to the consummation of an Exchange Offer (an "Exchange Offer"). It is anticipated that an Exchange Offer will be consummated pursuant to an effective registration statement within 210 days of the issuance of the Series B Notes. The net proceeds received from the issuance of the notes were used to repay outstanding indebtedness under MSXI's Credit Facility.

      In early April 1999, MSXI acquired Rice Cohen International, a permanent placement staffing company based in Yardley, Pennsylvania with annual sales of approximately $5 million.

                             MSX INTERNATIONAL, INC.

                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE STATED)
                                  (UNAUDITED)


8.  GUARANTOR AND NON-GUARANTOR SUBSIDIARIES:

     In connection with the Series A Notes offering on January 22, 1998, each of MSXI's domestic restricted subsidiaries that is an obligor or Guarantor with respect to any obligations under one or more Bank Credit Agreements, as defined in the Indenture (the "Guarantor Subsidiaries"), irrevocably and unconditionally guaranteed the Company's performance under the Series A Notes as primary obligors. The following condensed consolidating financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries as set forth below. Separate financial statements of the Guarantor Subsidiaries are not presented because management has determined those would not be material to the holders of the Series A Notes.

     The Guarantor Subsidiaries account for their investments in the non-guarantor subsidiaries, if any, on the equity method. The principal elimination entries are to eliminate the investments in subsidiaries and intercompany balances and transactions.

                            MSX INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                               AS OF APRIL 4, 1999
                                  (UNAUDITED)



                                                   MSXI       GUARANTOR     NON-GUARANTOR                       MSXI
                                                 (ISSUER)    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                 --------    ------------   -------------   ------------    ------------
                                                                      (DOLLARS IN THOUSANDS)
                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents ....................   $      --    $    480        $  3,162    $      --         $   3,642
  Receivables, net .............................          --     169,937          60,968           --           230,905
  Inventory ....................................          --       1,390              45           --             1,435
  Prepaid expenses and other assets ............         490       5,008           2,453           --             7,951
  Deferred income taxes ........................          --         807              93           --               900
                                                   ---------    --------        --------    ---------         ---------
    Total current assets .......................         490     177,622          66,721           --           244,833
Property and equipment, net ....................          --      22,666          12,834           --            35,500
Buildings held for sale ........................          --      15,000              --           --            15,000
Goodwill, net ..................................          --      54,794           3,575           --            58,369
Investment in subsidiaries .....................     163,277      33,593           3,697     (200,567)               --
Other assets ...................................       4,656       8,138           2,851           --            15,645
Deferred income taxes ..........................       1,071       8,430           2,817           --            12,318
                                                   ---------    --------        --------    ---------         ---------
    Total assets ...............................   $ 169,494    $320,243        $ 92,495    $(200,567)        $ 381,665
                                                   =========    ========        ========    =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable and current portion of
    long-term debt ...........................     $      --    $     --        $  4,572    $      --         $   4,572
  Accounts payable ...........................            --      84,130          14,837           --            98,967
  Accrued liabilities ........................        (3,197)     41,453           8,827          (32)           47,051
  Contractual acquisition obligation .........            --      15,000              --           --            15,000
  Deferred income taxes ......................            --       1,738              (2)          --             1,736
                                                   ---------    --------        --------    ---------         ---------
    Total current liabilities ................        (3,197)    142,321          28,234          (32)          167,326
Long-term debt ...............................       186,450          --          12,304           --           198,754
Intercompany accounts ........................       (62,304)     33,839          28,465           --                --
Long-term deferred compensation
  liability and other ........................            --       4,394              --           --             4,394
                                                   ---------    --------        --------    ---------         ---------
    Total liabilities ........................       120,949     180,554          69,003          (32)          370,474
                                                   ---------    --------        --------    ---------         ---------
Redeemable Series A Preferred Stock ..........        36,000          --              --           --            36,000
                                                   ---------    --------        --------    ---------         ---------
Shareholders' equity (deficit) ...............       (12,545)    139,689          23,492     (200,535)          (24,809)
                                                   ---------    --------        --------    ---------         ---------
    Total liabilities and shareholders'
      equity (deficit) .......................     $ 169,494    $320,243        $ 92,495    $(200,567)        $ 381,665
                                                   =========    ========        ========    =========         =========

                             MSX INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JANUARY 3, 1999




                                                   MSXI       GUARANTOR    NON-GUARANTOR                       MSXI
                                                 (ISSUER)    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                 --------    ------------  -------------    ------------    ------------
                                                                      (DOLLARS IN THOUSANDS)
                                                                            (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents ................     $     --       $  1,690        $ 2,558     $       --       $  4,248
   Receivables, net .........................           --        145,715         62,736             --        208,451
   Inventory ................................           --          2,315             47             --          2,362
   Prepaid expenses and other assets ........          530          3,499          1,530             --          5,559
   Deferred income taxes ....................           --             --            961             --            961
                                                  --------       --------        -------     ----------       --------
      Total current assets ..................          530        153,219         67,832             --        221,581
Property and equipment, net .................           --         23,255         12,010             --         35,265
Buildings held for sale .....................           --         15,000             --             --         15,000
Goodwill, net ...............................           --         55,335          3,658             --         58,993
Investment in subsidiaries ..................      157,918         33,703             --       (191,621)            --
Other assets ................................        4,801          8,189            359             --         13,349
Deferred income taxes .......................          911          8,800          2,825             --         12,536
                                                  --------       --------        -------     ----------       --------
      Total assets                                $164,160       $297,501        $86,684     $ (191,621)      $356,724
                                                  ========       ========        =======     ==========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Notes payable and current portion of
      long-term debt ........................     $     --       $     --        $ 4,581     $      --        $  4,581
   Accounts payable .........................           --         74,705         15,181             --         89,886
   Accrued liabilities ......................          695         40,362          9,086           (32)         50,111
   Contractual acquisition obligation .......           --         15,000             --             --         15,000
   Deferred income taxes ....................           --            930          1,262             --          2,192
                                                  --------       --------        -------     ----------       --------
      Total current liabilities .............          695        130,997         30,110           (32)        161,770
Long-term debt ..............................      173,238             --          7,118             --        180,356
Intercompany accounts .......................      (55,748)        26,916         28,832             --             --
Long-term deferred compensation
   liability and other ......................           --          4,629             74             --          4,703
                                                  --------       --------        -------     ----------       --------
      Total liabilities .....................      118,185        162,542         66,134           (32)        346,829
                                                  --------       --------        -------     ----------       --------
Redeemable Series A Preferred Stock .........       36,000             --             --            --          36,000
                                                  --------       --------        -------     ----------       --------
Shareholders' equity (deficit) ..............        9,975        134,959         20,550       (191,589)       (26,105)
                                                  --------       --------        -------     ----------       --------
      Total liabilities and shareholders'
         equity (deficit) ...................     $164,160       $297,501        $86,684     $ (191,621)      $356,724
                                                  ========       ========        =======     ==========       ========

                             MSX INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
         FOR THE FISCAL QUARTERS ENDED APRIL 4, 1999 AND MARCH 29, 1998



                                                                           1999
                                           ----------------------------------------------------------------------
                                              MSXI       GUARANTOR     NON-GUARANTOR                      MSXI
                                            (ISSUER)    SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                           ----------   ------------   --------------  ------------  ------------
                                                                  (DOLLARS IN THOUSANDS)
                                                                        (UNAUDITED)

Net sales .............................    $     --     $ 287,855       $  51,633        $     --     $ 339,488
Cost of sales .........................          --      (271,204)        (43,980)             --      (315,184)
                                           --------     ---------       ---------        --------     ---------
  Gross profit ........................          --        16,651           7,653              --        24,304
Selling, general and administrative
  expenses ............................          --        (9,045)         (5,106)             --       (14,151)
Michigan Single Business Tax ..........          --        (1,315)             --              --        (1,315)
                                           --------     ---------       ---------        --------     ---------
  Operating income ....................          --         6,291           2,547              --         8,838
Interest expense, net .................      (4,321)          261            (599)             --        (4,659)
Equity in subsidiary earnings .........       5,358         1,246              --          (6,604)           --
                                           --------     ---------       ---------        --------     ---------
  Income before income taxes ..........       1,037         7,798           1,948          (6,604)        4,179
Income tax provision (benefit).........      (1,413)        2,440             702              --         1,729
                                           --------     ---------       ---------        --------     ---------
  Net income ..........................    $  2,450     $   5,358       $   1,246        $ (6,604)    $   2,450
                                           ========     =========       =========        ========     =========




                                                                           1998
                                           ---------------------------------------------------------------------
                                              MSXI       GUARANTOR     NON-GUARANTOR                    MSXI
                                            (ISSUER)   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                           ----------  ------------   --------------  ------------  ------------
                                                                  (DOLLARS IN THOUSANDS)
                                                                        (UNAUDITED)
Net sales .............................    $     --     $ 217,966       $  37,090        $     --     $ 255,056
Cost of sales .........................          --      (205,300)        (31,419)             --      (236,719)
                                           --------     ---------       ---------        --------     ---------
  Gross profit ........................          --        12,666           5,671              --        18,337
Selling, general and administrative
  expenses ............................          --        (8,638)         (3,866)             --       (12,504)
Michigan Single Business Tax ..........          --          (772)             --              --          (772)
                                           --------     ---------       ---------        --------     ---------
  Operating income ....................          --         3,256           1,805              --         5,061
Interest expense, net .................      (3,412)           32            (933)             --        (4,313)
Equity in subsidiary earnings .........       2,596           450              --          (3,046)           --
                                           --------     ---------       ---------        --------     ---------
  Income before income taxes ..........        (816)        3,738             872          (3,046)          748
Income tax provision (benefit) ........      (1,194)        1,142             422              --           370
                                           --------     ---------       ---------        --------     ---------
  Net income ..........................    $    378     $   2,596       $     450        $ (3,046)    $     378
                                           ========     =========       =========        ========     =========

                            MSX INTERNATIONAL, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE FISCAL QUARTER ENDED APRIL 4, 1999



                                                  MSXI        GUARANTOR    NON-GUARANTOR                     MSXI
                                                (ISSUER)     SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                               ----------    ------------  -------------  ------------   ------------
                                                                      (DOLLARS IN THOUSANDS)
                                                                           (UNAUDITED)
Cash from (used for) operating activities:
  Net income .................................    $ (2,909)     $  4,113       $  1,246       $     --     $    2,450
  Equity in earnings of subsidiaries .........       5,359         1,246             --         (6,605)            --
  Adjustments to reconcile net income to
    net cash from (used for) operating
    activities:
  Depreciation ...............................          --         2,218            513             --          2,731
  Amortization ...............................         147           582             46             --            775
  Deferred taxes .............................        (161)          372           (388)            --           (177)
  (Increase) decrease in receivables, net ....          --       (24,385)         1,931             --        (22,454)
  (Increase) decrease in inventory ...........          --           926              1             --            927
  (Increase) decrease in prepaid expenses
    and other assets .........................          39        (1,517)          (914)            --         (2,392)
Increase (decrease) in current liabilities ...      (3,892)       10,267          1,110             --          7,485
Other, net ...................................          --          (259)           176           (146)          (229)
                                                 ---------      --------       --------       --------     ----------
    Net cash (used for) operating activities..      (1,417)       (6,437)         3,721         (6,751)       (10,884)
                                                 ---------      --------       --------       --------     ----------
Cash from (used for) investing activities:                                                          --
  Capital expenditures .......................          --        (1,730)        (1,280)            --         (3,010)
  Acquisition of businesses, net of cash
    received .................................          --           (77)        (2,352)            --         (2,429)
  Proceeds from sale of property and
    equipment ................................          --            --             38             --             38
                                                 ---------      --------       --------       --------     ----------
    Net cash (used for) investing activities            --        (1,807)        (3,594)            --         (5,401)
                                                 ---------      --------       --------       --------     ----------
Cash from (used for) financing activities:
  Intercompany ...............................      (6,556)        7,963         (1,407)            --             --
  Investment in subsidiaries .................          --        (3,545)          (146)         3,691             --
  Equity in subsidiaries .....................      (5,359)        3,406           (205)         2,158             --
  Changes in revolving debt ..................      13,212           113          5,178             --         18,503
  Changes in book overdraft ..................          --            (1)        (1,462)            --         (1,463)
  Sale of Common Stock .......................         120            --             --             --            120
  Other, net .................................          --            --           (207)            --           (207)
                                                 ---------      --------       --------       --------     ----------
    Net cash from financing activities .......       1,417         7,936          1,751          5,849         16,953
                                                 ---------      --------       --------       --------     ----------
Effect of foreign exchange rate changes on
  cash .......................................          --          (902)        (1,274)           902         (1,274)
                                                 ---------      --------       --------       --------     ----------
Cash:                                                                                               --
  Increase (decrease) for the period .........          --        (1,210)           604             --           (606)
  Balance, beginning of period ...............          --         1,690          2,558             --          4,248
                                                 ---------      --------       --------       --------     ----------
  Balance, end of period .....................   $      --      $    480       $  3,162       $     --     $    3,642
                                                 =========      ========       ========       ========     ==========

                             MSX INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE FISCAL QUARTER ENDED MARCH 29, 1998





                                                    MSXI      GUARANTOR    NON-GUARANTOR                     MSXI
                                                  (ISSUER)   SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                 ----------  ------------  -------------  ------------   ------------
                                                                      (DOLLARS IN THOUSANDS)
                                                                           (UNAUDITED)

Cash from (used for) operating activities:
  Net income ..................................  $ (2,218)     $  2,146      $     450        $    --       $    378
  Equity in earnings of subsidiaries ..........     2,596           450             --         (3,046)            --
  Adjustments to reconcile net income to
    net cash from (used for) operating
    activities:
  Depreciation ................................        --         2,158          1,329             --          3,487
  Amortization ................................        --           352             --             --            352
  (Increase) decrease in receivables ..........        --         9,051         (8,049)            --          1,002
  (Increase) decrease in inventory ............        --            64             --             --             64
  (Increase) decrease in prepaid expenses
     and other assets .........................      (337)         (873)         2,176             --            966
  Increase (decrease) in current liabilities ..     1,040       (14,812)         7,480             --         (6,292)
  Other, net ..................................        --           199           (315)           (49)          (165)
                                                 --------      --------      ---------        -------       --------
    Net cash (used for) operating activities ..     1,081        (1,265)         3,071         (3,095)          (208)
                                                 --------      --------      ---------        -------       --------
Cash from (used for) investing activities:
  Capital expenditures ........................        --          (895)          (868)            --         (1,763)
                                                 --------      --------      ---------        -------       --------
    Net cash (used for) investing activities ..        --          (895)          (868)            --         (1,763)
                                                 --------      --------      ---------        -------       --------
Cash from (used for) financing activities:
  Intercompany ................................      (579)         (985)         1,564             --             --
  Investment in subsidiaries ..................        --          (210)           101            109             --
  Equity in subsidiaries ......................    (2,596)         (450)            --          3,046             --
  Payment of long-term debt issues ............    96,339           439             --             --         96,778
  Payment of long-term debt ...................   (70,000)           --             --             --        (70,000)
  Changes in revolving debt ...................   (24,245)         (307)         2,469             --        (22,083)
  Changes in book overdraft ...................        --         1,839             --             --          1,839
  Other, net ..................................        --          (321)            (3)            --           (324)
                                                 --------      --------      ---------        -------       --------
    Net cash from financing activities ........    (1,081)            5          4,131          3,155          6,210
                                                 --------      --------      ---------        -------       --------
Effect of foreign exchange rate changes on
  cash ........................................        --           (18)          (698)           (60)          (776)
                                                 --------      --------      ---------        -------       --------
Cash:
  Increase (decrease) for the period ..........        --        (2,173)         5,636             --          3,463
  Balance, beginning of period ................        --         2,449          9,126             --         11,575
                                                 --------      --------      ---------        -------       --------
  Balance, end of period ......................  $     --      $    276      $  14,762        $    --       $ 15,038
                                                 ========      ========      =========        =======       ========

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Lexstra International, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income and cash flows present fairly, in all material respects, the financial position of Lexstra International, Inc. at October 31, 1998, and the results of its operations and its cash flows for the ten month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of MSXI's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
January 7, 1999

                          LEXSTRA INTERNATIONAL, INC.

                                 BALANCE SHEET
                             AS OF OCTOBER 31, 1998


ASSETS
Current assets:
  Cash and cash equivalents ................................................................   $1,582,941
  Accounts receivable, net .................................................................    5,038,461
  Prepaid expenses and other current assets ................................................       29,255
  Due from Lexus Temporaries, Inc. .........................................................      757,250
                                                                                               ----------
    Total current assets ...................................................................    7,407,907
Furniture and equipment, net ...............................................................       92,634
Due from employees .........................................................................       10,449
Due from stockholders ......................................................................       62,782
Other assets ...............................................................................       33,365
                                                                                               ----------
                                                                                               $7,607,137
                                                                                               ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .........................................................................   $  530,639
  Commissions payable ......................................................................      458,459
  Discounts payable ........................................................................      406,220
  Accrued payroll and benefits .............................................................      636,476
                                                                                               ----------
    Total current liabilities ..............................................................    2,031,794
Stockholders' equity:
  Common stock, no par value; 200 shares authorized, 100 shares issued and outstanding......       50,000
  Retained earnings ........................................................................    5,525,343
                                                                                               ----------
    Total stockholders' equity .............................................................    5,575,343
                                                                                               ----------
                                                                                               $7,607,137
                                                                                               ==========


    The accompanying notes are an integral part of the financial statements.

                          LEXSTRA INTERNATIONAL, INC.


                                INCOME STATEMENT
                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1998



Net revenues ......................................................      $21,268,061
Cost of revenues ..................................................       15,859,015
                                                                         -----------
   Gross profit ...................................................        5,409,046
                                                                         -----------
Operating expenses:
   Officers salaries and related benefits..........................          343,655
   Selling ........................................................        2,242,465
   General and administration .....................................          642,451
   Interest .......................................................            3,750
                                                                         -----------
     Total operating expenses .....................................        3,232,321
                                                                         -----------
     Net income ...................................................      $ 2,176,725
                                                                         ===========





    The accompanying notes are an integral part of the financial statements.

                          LEXSTRA INTERNATIONAL, INC.


                            STATEMENT OF CASH FLOWS
                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1998


Cash flows from (used in) operating activities:
  Net income .....................................................................   $ 2,176,725
  Adjustments to reconcile net income to net cash used by operating activities:
    Depreciation .................................................................        24,148
    Bad debt expense .............................................................        58,000
    Changes in:
      Accounts receivable ........................................................      (504,937)
      Prepaid expenses and other current assets ..................................        56,861
      Accounts payable, accrued expenses and other current liabilities ...........       724,794
                                                                                     -----------
    Net cash provided by operating activities ....................................     2,535,591
                                                                                     -----------

Cash flows used in investing activities, acquisitions of property and equipment...       (51,372)
                                                                                     -----------
    Net cash used in investing activities ........................................       (51,372)
                                                                                     -----------

Cash flows from (used in) financing activities:
  Due from bank ..................................................................       583,412
  Advances to related party ......................................................    (1,500,000)
  Due from employees .............................................................       (10,449)
                                                                                     -----------
    Net cash used in financing activities ........................................      (927,037)
                                                                                     -----------
Net increase in cash and cash equivalents ........................................     1,557,182
Cash and cash equivalents, beginning of period ...................................        25,759
                                                                                     -----------
Cash and cash equivalents, end of period .........................................   $ 1,582,941
                                                                                     ===========
Supplemental disclosures of cash flow information:
  Cash payments for:
    Interest .....................................................................   $     3,750
                                                                                     ===========
    Income taxes .................................................................   $     8,236
                                                                                     ===========


    The accompanying notes are an integral part of the financial statements.

                           LEXSTRA INTERNATIONAL, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

      a. Nature of Business: Lexstra International, Inc. ("Lexstra") provides computer consulting services for high technical content positions in the computer software development field. Services are provided to a diverse corporate client base located primarily in the Northeastern United States.

   Effective October 31, 1998, the stockholders of Lexstra sold substantially all of the assets and liabilities of Lexstra to MSX International, Inc.

      b. Cash and Cash Equivalents: Lexstra considers all short-term investments with an original maturity of three months or less to be cash equivalents.

      c. Revenue Recognition: Revenues are recognized as contract costs are incurred, and are valued at selling price based on contractual billing rates. Contract costs include direct labor costs and reimbursable expenses.

      d. Income Taxes: Lexstra, with the consent of its stockholders, has elected to be taxed under Subchapter-S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro rata share of Lexstra's taxable income. Accordingly, no provision or liability for federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are not material, have been included in general and administration expenses.

      e. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

      f. Advertising: Lexstra charges advertising costs to expense as incurred. Advertising costs charged to expense for the ten month period ended October 31, 1998 were approximately $45,000.

2.   ACCOUNTS RECEIVABLE, NET:

     Receivables are presented net of aggregate allowances for doubtful accounts of $758,000 at October 31, 1998. Receivables arise from services provided pursuant to contracts or agreements with customers for such services. Accounts receivable include both billed and unbilled receivables. Unbilled receivables amounted to $2,021,925 at October 31, 1998. All billings are expected to be collected within the ensuing year.

3.   NOTE PAYABLE:

     Lexstra was involved in a banking agreement with a commercial lender. Under that agreement, Lexstra could borrow up to 80 percent of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bore interest at the lender's base rate plus two percent were collateralized by substantially all of Lexstra's assets and were guaranteed by the stockholders. The note was paid in full during 1998 and the banking agreement has been terminated.

                           LEXSTRA INTERNATIONAL, INC.

4.   COMMITMENT:

     Lexstra leases office space for its corporate headquarters in New York City under a ten year lease agreement which expires in 2007. Lexstra also leases office space in several other locations which expire between April 1999 and January 2000.

     Aggregate annual rentals under the agreement are as follows:


                                                                      Amount
                                                                      ------
1998 remaining.................................................... $   26,167
1999..............................................................    148,317
2000..............................................................    128,770
2001..............................................................    131,817
2002..............................................................    135,771
Thereafter........................................................    742,473




     Rent expense for the ten months ended October 31, 1998 was approximately $65,000.

5.   COMMON STOCK:

     Eight shares of the issued and outstanding common stock have no voting rights.

6.   MAJOR CUSTOMERS AND CREDIT RISK CONCENTRATION:

     For the ten months ended October 31, 1998, two clients, engaged in the banking and financial services industries, respectively, accounted for, in aggregate, approximately 34 percent of total revenues. Amounts due from these clients represented approximately 40 percent of total accounts receivable at October 31, 1998.

7.   RELATED PARTY TRANSACTIONS:

      a. Lexus Temporaries, Inc.: Lexstra shares office space and certain other resources with Lexus Temporaries, Inc. ("Lexus"), an entity which is owned by two stockholders of Lexstra. Due from Lexus Temporaries, Inc. represents net non-interest bearing advances made to Lexus.

      b. Due from Stockholders: Due from stockholders represents non-interest bearing advances made by Lexstra to certain stockholders.

8.   STOCKHOLDERS' EQUITY:


                                                               AT OCT 31, 1998
                                                               ---------------
Balance, beginning of period...................................   $ 3,398,618
Net income.....................................................     2,176,725
                                                                  -----------
Balance, end of period.........................................   $ 5,575,343
                                                                  ===========

                           LEXSTRA INTERNATIONAL, INC.

9.   RETIREMENT PLAN:

     Lexstra maintains a 401(k) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. Lexstra is not obligated to contribute to the Plan. Lexstra made no contributions to the Plan during the ten months ended October 31, 1998.

10.  SUBSEQUENT EVENT:

     The stockholders of Lexstra entered into an agreement dated October 23, 1998, whereby the stockholders sold substantially all of the assets and liabilities of Lexstra, effective October 31, 1998. The sale price was in excess of book value.

     No effect has been given to this transaction in the accompanying financial statements.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
Lexstra International, Inc.


     We have audited the accompanying balance sheets of Lexstra International, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of Lexstra's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexstra International, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ URBACH KAHN & WERLIN PC

New York, New York
March 27, 1998

                          LEXSTRA INTERNATIONAL, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996







                                                                                          1997                    1996
                                                                                          ----                    ----
ASSETS
CURRENT ASSETS
   Cash and cash equivalents .................................................        $   25,759              $  190,823
   Accounts receivable-- trade, net of allowances of $180,000 -- 1997 and
      $194,000 - 1996                                                                  4,591,524               3,006,575
   Prepaid expenses and other current assets .................................            86,116                  37,890
   Due from bank .............................................................           583,412                      --
   Due from stockholders .....................................................            62,782                      --
                                                                                      ----------              ----------
      Total current assets ...................................................         5,349,593               3,235,288
FURNITURE AND EQUIPMENT, net .................................................            65,410                  17,262
OTHER ASSETS .................................................................            33,365                      --
                                                                                      ----------              ----------
      Total assets ...........................................................        $5,448,368              $3,252,550
                                                                                      ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Note payable, bank ...........................................................        $       --              $  350,000
Due to Lexus Temporaries, Inc. ...............................................           742,750                  75,000
Due to stockholders ..........................................................                --                  34,670
Accounts payable and accrued expenses ........................................         1,307,000                 761,792
                                                                                      ----------              ----------
       Total current liabilities .............................................         2,049,750               1,221,462
                                                                                      ----------              ----------
COMMITMENTS ..................................................................                --                      --
STOCKHOLDERS' EQUITY
Common stock, no par value; 200 shares authorized, 100 shares issued and
   outstanding................................................................            50,000                  50,000
Retained earnings ............................................................         3,348,618               1,981,088
                                                                                      ----------              ----------
       Total stockholders' equity ............................................         3,398,618               2,031,088
                                                                                      ----------              ----------
       Total liabilities and stockholders' equity ............................        $5,448,368              $3,252,550
                                                                                      ==========              ==========

    The accompanying notes are an integral part of the financial statements.

                           LEXSTRA INTERNATIONAL, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                       1997            1996
                                                       ----            ----
Revenues:
   Consulting .................................... $ 19,003,678    $ 11,152,164
   Commissions ...................................      398,116         168,510
                                                   ------------    ------------
                                                     19,401,794      11,320,674
                                                   ------------    ------------
Cost of revenues
   Personnel .....................................   13,785,713       8,807,186
   Referral fees and recruiting expenses .........      660,577         431,317
                                                   ------------    ------------
                                                     14,446,290       9,238,503
                                                   ------------    ------------
          Gross profit ...........................    4,955,504       2,082,171
                                                   ------------    ------------
Operating expenses:
   Officers' salaries and related benefits .......    1,115,069         272,595
   Selling .......................................    1,671,886         743,124
   General and administration ....................      768,128         328,333
   Interest ......................................       32,891          11,561
                                                   ------------    ------------
           Total operating expenses ..............    3,587,974       1,355,613
                                                   ------------    ------------
Income from operations ...........................    1,367,530         726,558
Other income:
   Interest ......................................           --          11,710
                                                   ------------    ------------
Net income .......................................    1,367,530         738,268
Retained earnings, beginning of year .............    1,981,088       1,674,338
Distributions ....................................           --        (431,518)
                                                   ------------    ------------
Retained earnings, end of year ................... $  3,348,618    $  1,981,088
                                                   ============    ============


    The accompanying notes are an integral part of the financial statements.

                           LEXSTRA INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                      1997          1996
                                                                                      ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income ..................................................................  $ 1,367,530  $   738,268
   Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
     Depreciation ..............................................................       17,300        6,025
     Changes in:
        Accounts receivable ....................................................   (1,584,949)  (1,406,523)
        Prepaid expenses and other current assets ..............................      (48,226)     (22,515)
        Accounts payable and accrued expenses and other accrued liabilities ....      545,208      521,101
                                                                                  -----------  -----------
           Net cash provided by (used in) operating activities .................      296,863     (163,644)
                                                                                  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of property and equipment ......................................      (65,448)     (10,159)
   Other assets ................................................................      (33,365)          --
                                                                                  -----------  -----------
        Net cash provided by (used in) investing activities ....................      (98,813)     (10,159)
                                                                                  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on notes payable, net ............................................     (933,412)     350,000
   Repayments to stockholders, net .............................................      (97,452)     (50,000)
   Advances from related party, net ............................................      667,750       75,000
   Stockholders' distributions .................................................           --     (431,518)
                                                                                  -----------  -----------
        Net cash provided by (used in) financing activities ....................     (363,114)     (56,518)
                                                                                  -----------  -----------
Net increase (decrease) in cash and cash equivalents ...........................     (165,064)    (230,321)
Cash and cash equivalents, beginning of year ...................................      190,823      421,144
                                                                                  -----------  -----------
Cash and cash equivalents, end of year .........................................  $    25,759  $   190,823
                                                                                  ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
         Interest ..............................................................  $    32,891  $    11,562
                                                                                  ===========  ===========
         Income taxes ..........................................................  $    21,982  $    60,656
                                                                                  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                           LEXSTRA INTERNATIONAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Lexstra International, Inc. ("Lexstra") provides per diem computer software development field consulting services for high technical content positions to a diverse client base located primarily in the Northeastern United States.

REVENUE RECOGNITION

     Consulting revenues are recognized as the related services are provided.

CASH AND CASH EQUIVALENTS

     Lexstra considers all short-term investments with an original maturity of three months or less to be cash equivalents.

INCOME TAXES

     Lexstra, with the consent of its stockholders, has elected to be taxed as an "S" Corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of Lexstra's taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are not material, have been included in general and administration expenses.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING

     Lexstra charges advertising costs to expense as incurred. Advertising costs charged to expense for the year ended December 31, 1997 and 1996 was approximately $90,000 and $44,000.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the presentation for 1997.

NOTE 2.  NOTE PAYABLE/DUE FROM BANK

     Lexstra entered into a new banking agreement with a commercial lender in March, 1997. Under this agreement, Lexstra may borrow up to 80% of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bear interest at the lender's base rate plus 2% are collateralized by substantially all of Lexstra's assets and are guaranteed by the stockholders. Amounts due from bank represent collections of accounts receivable, which have not been remitted to Lexstra, and are being held as collateral for amounts due the bank from Lexus Temporaries, Inc. (Note 3).

                           LEXSTRA INTERNATIONAL, INC.

NOTE 3.  RELATED PARTY TRANSACTIONS

LEXUS TEMPORARIES, INC.

     Lexstra shares office space and certain other resources with Lexus Temporaries, Inc. ("Lexus"), an entity which is owned by shareholders of Lexstra. Amounts due to Lexus represent non-interest bearing advances made to Lexstra.

STOCKHOLDERS

     Due from stockholders at December 31, 1997 are non-interest bearing advances.

     Due to stockholders at December 31, 1996 consisted of non-interest bearing advances.

NOTE 4.  MAJOR CUSTOMERS AND CREDIT RISK CONCENTRATION

     For the year ended December 31, 1997 and 1996, two clients in the banking and financial services industries, accounted for approximately 44% and 24% of total revenues, respectively. Amounts due from these clients represented approximately 38% and 36% of total accounts receivable at December 31, 1997 and 1996, respectively.

NOTE 5.  COMMON STOCK

     Five shares of the issued and outstanding common stock have no voting rights.

NOTE 6.  RETIREMENT PLAN

     Lexstra maintains a 401(K) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. Lexstra is not obligated to contribute to the Plan. Lexstra made no contributions to the Plan during the years ended December 31, 1997 and 1996.

NOTE 7.  COMMITMENTS

LEASES

     Lexstra leases office space in New York City under a ten year lease agreement which expires in 2007. Lexstra also leases office space in Boston under a lease agreement which expires in 1998.

                           LEXSTRA INTERNATIONAL, INC.

     Aggregate annual rentals under the agreements are as follows:


YEAR                                    AMOUNT
----                                    ------
1998................................. $   60,624
1999................................. $   63,519
2000................................. $   65,433
2001................................. $   67,392
2002................................. $   69,414
Thereafter........................... $  318,795


     Rent expense for the year ended December 31, 1997 and 1996 was approximately $53,000 and $31,000.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Lexus Temporaries, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income and cash flows present fairly, in all material respects, the financial position of Lexus Temporaries, Inc. at October 31, 1998, and the results of its operations and its cash flows for the ten month period then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

January 7, 1999

                             LEXUS TEMPORARIES, INC.

                                  BALANCE SHEET
                             AS OF OCTOBER 31, 1998



ASSETS
Current assets:
   Cash and cash equivalents ........................................................ $  322,478
   Accounts receivable, net .........................................................  4,199,442
   Prepaid expenses and other current assets ........................................     15,064
                                                                                      ----------
      Total current assets ..........................................................  4,536,984
Furniture and equipment, net ........................................................     20,035
Other assets ........................................................................     33,000
Due from stockholder ................................................................     30,000
Due from employees ..................................................................      2,851
                                                                                      ----------
                                                                                      $4,622,870
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Due to Lexstra International, Inc. .............................................. $  757,250
    Accounts payable ................................................................     73,132
    Accrued payroll and benefits ....................................................    403,474
    Accrued, other ..................................................................     21,000
                                                                                      ----------
       Total current liabilities ....................................................  1,254,856
Stockholders' equity:
    Common stock, no par value; 100 shares authorized, issued and outstanding .......     45,000
    Retained earnings ...............................................................  3,323,014
                                                                                      ----------
        Total stockholders' equity ..................................................  3,368,014
                                                                                      ----------
                                                                                      $4,622,870
                                                                                      ==========



    The accompanying notes are an integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

                                INCOME STATEMENT
                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1998

Net revenues ..........................................   $17,509,456
Cost of revenues ......................................    14,799,296
                                                          -----------
   Gross profit .......................................     2,710,160
                                                          -----------
Operating expenses:
   Officers salaries and related benefits .............       391,842
   Selling ............................................       108,958
   General and administration .........................       765,055
   Interest ...........................................        89,786
                                                          -----------
       Total operating expenses .......................     1,355,641
                                                          -----------
       Net income .....................................   $ 1,354,519
                                                          ===========




    The accompanying notes are an integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

                             STATEMENT OF CASH FLOWS
                 FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1998

Cash flows from (used in) operating activities:
   Net income ....................................................................... $ 1,354,519
   Adjustments to reconcile net income to net cash used by operating activities:
      Depreciation ..................................................................       5,793
      Bad debt expense ..............................................................     361,000
   Changes in:
      Accounts receivable ...........................................................  (1,566,307)
      Accounts payable, accrued expenses and other current liabilities ..............    (135,110)
                                                                                      -----------
   Net cash provided by operating activities ........................................      19,895
                                                                                      -----------

Cash flows used in investing activities, acquisitions of property and equipment .....      (6,042)
                                                                                      -----------
   Net cash used in investing activities ............................................      (6,042)
                                                                                      -----------

Cash flows from (used in) financing activities:
   Repayment of note payable, bank, net .............................................  (1,236,362)
   Advances from related party ......................................................   1,500,000
   Due from employee ................................................................      (2,851)
                                                                                      -----------
       Net cash provided by financing activities ....................................     260,787
                                                                                      -----------
Net increase in cash and cash equivalents ...........................................     274,640
Cash and cash equivalents, beginning of period ......................................      47,838
                                                                                      -----------
Cash and cash equivalents, end of period ............................................ $   322,478
                                                                                      ===========
Supplemental disclosures of cash flow information:
   Cash payments for:
        Interest .................................................................... $    89,786
                                                                                      ===========
        Income taxes ................................................................ $     5,204
                                                                                      ===========



    The accompanying notes are an integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

     a. Nature of Business: Lexus Temporaries, Inc. ("Lexus") provides temporary services to corporations, including special technical content jobs, such as PC technicians and low technical content positions, such as secretarial and clerical.

     Effective October 31, 1998, the stockholders of Lexus sold substantially all of the assets and liabilities of Lexus to MSX International, Inc.

     b. Cash and Cash Equivalents: Lexus considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     c. Revenue Recognition: Revenues are recognized as contract costs are incurred and are valued at selling price based on contractual billing rates. Contract costs include direct labor costs and reimbursable expenses.

     d. Income Taxes: Lexus, with the consent of its stockholders, has elected to be taxed under Subchapter-S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of Lexus' taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are generally not material, have been included in general and administration expenses.

     e. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

     f. Advertising: Lexus charges advertising costs to expense as incurred. Advertising costs charged to expense for the ten month period ended October 31, 1998 were approximately $57,000.

2.   ACCOUNTS RECEIVABLE, NET:

     Receivables are presented net of aggregate allowances for doubtful accounts of $511,000 at October 31, 1998. Receivables arise from services provided pursuant to contracts or agreements with customers for such services.

3.   NOTE PAYABLE:

     Lexus was involved in a banking agreement with a commercial lender. Under that agreement, Lexus could borrow up to 80 percent of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bore interest at the lender's base rate plus two percent were collateralized by substantially all of Lexus' assets and were guaranteed by the stockholders. The note was paid in full during 1998 and the banking agreement has been terminated.

4.   COMMITMENT:

     Lexus leases office space for its corporate headquarters in New York City under a ten year lease agreement which expires in 2007. Lexus also leases office space in several other locations under leases which expire between April 1999 and January 2000.

                             LEXUS TEMPORARIES, INC.

Aggregate annual rentals under the agreement are as follows:

                                                       AMOUNT
                                                       ------
1998 remaining..................................... $     26,167
1999...............................................      148,317
2000...............................................      128,770
2001...............................................      131,817
2002...............................................      135,771
Thereafter.........................................      742,473


     Rent expense for the ten months ended October 31, 1998 was approximately $64,000.

5.   RELATED PARTY TRANSACTIONS:

     a. Lexstra International, Inc.: Lexus shares office space and certain other resources with Lexstra International, Inc. ("Lexstra"), an entity which is primarily owned by the two stockholders of Lexus. Due to Lexstra International, Inc. represents net non-interest bearing advances received from Lexstra.

     b. Due from Stockholders: Due from stockholders represents non-interest bearing advances made by Lexus to the stockholders.

6.   MAJOR CUSTOMER AND CREDIT RISK CONCENTRATION:

     Approximately 93 percent of Lexus' service fees for the ten months ended October 31, 1998, are attributable to one customer, a regional telephone company. Amounts due from this client represented approximately 92 percent of total accounts receivable at October 31, 1998.

7. STOCKHOLDERS' EQUITY:

                                                       AT OCT 31, 1998
                                                       ---------------
Balance, beginning of period.............................$2,013,495
Net income............................................... 1,354,519
Balance, end of period...................................$3,368,014

8.   RETIREMENT PLAN:

     Lexus maintains a 401(k) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. Lexus is not obligated to contribute to the Plan. Lexus made no contributions to the Plan during the 10 months ended October 31, 1998.

9.   SUBSEQUENT EVENT:

     The stockholders of Lexus entered into an agreement dated October 23, 1998, whereby the stockholders sold substantially all of the assets and liabilities of Lexus, effective October 31, 1998. The sale price was in excess of book value.

     No effect has been given to these transactions in the accompanying financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Lexus Temporaries, Inc.

     We have audited the accompanying balance sheets of Lexus Temporaries, Inc. as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of Lexus' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lexus Temporaries, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ URBACH KAHN & WERLIN PC

New York, New York
March 27, 1998

                             LEXUS TEMPORARIES, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                                      1997        1996
                                                                                      ----        ----
ASSETS
CURRENT ASSETS
         Cash and cash equivalents ............................................   $   47,838   $   70,018
         Accounts receivable - trade, net of allowances of $150,000 in
                  1997 and $57,000 in 1996 ....................................    2,994,135    2,240,963
         Prepaid expenses and other current assets ............................       15,066        1,924
         Due from Lexstra International, Inc. .................................      742,750       75,000
         Due from stockholders ................................................       30,000       30,000
                                                                                  ----------   ----------
                  Total current assets ........................................    3,829,789    2,417,905
FURNITURE AND EQUIPMENT, net ..................................................       19,783       20,449
OTHER ASSETS ..................................................................       33,000        5,805
                                                                                  ----------   ----------
                  Total assets ................................................   $3,882,572   $2,444,159
                                                                                  ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Note payable, bank ...................................................   $1,236,361   $  387,500
         Note payable, related party ..........................................           --      300,000
         Accounts payable and accrued expenses ................................      632,716      311,074
                                                                                  ----------   ----------
                  Total current liabilities ...................................    1,869,077      998,574
                                                                                  ----------   ----------
COMMITMENTS ...................................................................           --           --
STOCKHOLDERS' EQUITY
         Common stock, no par value; 100 shares authorized, issued and
                  outstanding .................................................       45,000       45,000
         Retained earnings ....................................................    1,968,495    1,400,585
                                                                                  ----------   ----------
                  Total stockholders' equity ..................................    2,013,495    1,445,585
                                                                                  ----------   ----------
                  Total liabilities and stockholders' equity ..................   $3,882,572   $2,444,159
                                                                                  ==========   ==========


    The accompanying notes are an Integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                      1997          1996
                                                      ----          ----
Revenues:
         Service fees ........................... $15,167,201   $ 9,261,261
                                                  -----------   -----------
Cost of revenues:
         Personnel ..............................  12,820,119     6,825,266
         Referral fees and recruiting expenses...      28,213        72,732
                                                  -----------   -----------
                                                   12,848,332     6,897,998
                                                  -----------   -----------
Gross profit ....................................   2,318,869     2,363,263
                                                  -----------   -----------
Operating expenses:
         Officers salaries and related benefits..     811,641     1,524,416
         Selling ................................     339,190       244,413
         General and administration .............     503,106       350,751
         Interest ...............................      97,022        28,938
                                                  -----------   -----------
                                                    1,750,959     2,148,518
                                                  -----------   -----------
Income from operations ..........................     567,910       214,745
Other income:
         Interest ...............................          --        12,883
                                                  -----------   -----------
Net income ......................................     567,910       227,628
Retained earnings, beginning of year ............   1,400,585     1,245,941
Distributions ...................................          --       (72,984)
                                                  -----------   -----------
Retained earnings, end of year .................. $ 1,968,495   $ 1,400,585
                                                  ===========   ===========


    The accompanying notes are an Integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                1997          1996
                                                                                ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income ......................................................   $ 567,910    $ 227,628
         Adjustments to reconcile net income to net cash provided by (used
            in) operating activities:
            Depreciation .................................................       9,054        8,965
         Changes in:
            Accounts receivable ..........................................    (753,172)    (790,249)
            Prepaid expenses and other current assets ....................     (13,142)         491
            Accounts payable and accrued expenses ........................     321,642      109,720
                                                                             ---------    ---------
            Net cash provided by (used in) operating activities ..........     132,292     (443,445)
                                                                             ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
         Acquisitions of property and equipment ..........................      (8,388)     (13,034)
         Other assets ....................................................     (27,195)      (1,005)
         Advances to related party, net ..................................    (667,750)     (75,000)
                                                                             ---------    ---------
            Net cash used in investing activities ........................    (703,333)     (89,039)
                                                                             ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
         Borrowings on note payable, bank, net ...........................     848,861      387,500
         Borrowings (repayments) on note from related party ..............    (300,000)     300,000
         Repayments on loans from stockholders, net ......................          --      (48,176)
                                                                             ---------    ---------
         Stockholders' distributions .....................................          --      (72,984)
                                                                             ---------    ---------
            Net cash provided by financing activities ....................     548,861      566,340
Net increase (decrease) in cash and cash equivalents .....................     (22,180)      33,856
Cash and cash equivalents, beginning of year .............................      70,018       36,162
                                                                             ---------    ---------
Cash and cash equivalents, end of year ...................................   $  47,838    $  70,018
                                                                             =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
         Cash payments for:
            Interest .....................................................   $  84,420    $  17,383
                                                                             =========    =========
            Income taxes .................................................   $  51,317    $  27,938
                                                                             =========    =========

    The accompanying notes are an Integral part of the financial statements.

                             LEXUS TEMPORARIES, INC.

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Lexus Temporaries, Inc. ("Lexus") provides temporary personnel services to business organizations, including special technical content jobs such as PC technicians, and low technical content positions such as secretarial and clerical. Substantially all of Lexus' service fees (97% in 1997 and 94% in 1996) were attributable to one client, a regional telephone company. Amounts due from this client represented approximately 96% and 90% of total accounts receivable at December 31, 1997 and 1996.

CASH AND CASH EQUIVALENTS

     Lexus considers all short-term investments with an original maturity of three months or less to be cash equivalents.

INCOME TAXES

     Lexus, with the consent of its stockholders, has elected to be taxed as an "S" Corporation under the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed individually on their pro-rata share of Lexus's taxable income. Accordingly, no provision or liability for Federal or certain state income taxes is reflected in the financial statements. State and local tax provisions, which are generally not material, have been included in general and administration expenses.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING

     Lexus charges advertising costs to expense as incurred. Advertising costs charged to expense for the year ended December 31, 1997 and 1996 was approximately $74,000 and $122,000.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the presentation for 1997.

NOTE 2.  NOTE PAYABLE, BANK

     Lexus entered into a new banking agreement with a commercial lender in March, 1997. Under this agreement, Lexus may borrow up to 80% of outstanding accounts receivable subject to certain limitations as defined in the agreement. The borrowings, which bear interest at the lenders base rate plus 2% are collateralized by substantially all of Lexus' assets and are guaranteed by the stockholders. At December 31, 1997, approximately $583,000 in cash collections from Lexstra International, Inc. (Note 3) were being held as collateral for Lexus borrowings.

                            LEXUS TEMPORARIES, INC.

NOTE 3.  RELATED PARTY TRANSACTIONS

LEXSTRA INTERNATIONAL, INC.

     Lexus shares office space and certain other resources with Lexstra International, Inc. ("Lexstra"), an entity which is owned by the stockholders of Lexus. Amounts due from related party represent non-interest bearing advances made by Lexus.

RELATED PARTY

     Note payable, related party, at December 31, 1996, represented a loan made to Lexus by a relative of one of the stockholders. The loan, with interest at 9%, was repaid in January, 1997.

DUE FROM STOCKHOLDERS

     Due from stockholders represents non-interest bearing advances made by Lexus.

NOTE 4.  RETIREMENT PLAN

     Effective November 1, 1996, Lexus established a 401(K) Retirement Plan for all of its employees. The Plan allows each employee the opportunity to contribute up to a maximum of $10,000 per year. Lexus is not obligated to contribute to the Plan. Lexus made no contributions to the Plan during the years ended December 31, 1997 and 1996

NOTE 5.  COMMITMENT

     Lexus leases office space in New York City under a ten year lease agreement which expires in 2007. Lexus also leases office space in Boston under a lease agreement which expires in 1998.

     Aggregate annual rentals under the agreements are as follows:

      YEAR                                  AMOUNT
      ----                                  ------
      1998.......................          $ 60,624
      1999.......................          $ 63,519
      2000.......................          $ 65,433
      2001.......................          $ 67,392
      2002.......................          $ 69,417
      Thereafter.................          $318,795

     Rent expense for the year ended December 31, 1997 and 1996 was approximately $41,000 and $19,000, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MSX International, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of MegaTech Engineering, Inc. at December 26, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years ended December 26, 1998 and December 31, 1997 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP

Detroit, Michigan
June 18, 1999

                           MEGATECH ENGINEERING, INC.
                            COMBINED BALANCE SHEETS
                  AS OF DECEMBER 26, 1998 AND DECEMBER 31, 1997

                                                                                   DECEMBER 26,  DECEMBER 31,
                                                                                      1998          1997
                                                                                   ------------  ------------
                                                                                    (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
   Cash .........................................................................    $     --     $    147
   Accounts receivable, (net of allowance for doubtful accounts of $114 and $0 at
   December 26, 1998 and December 31, 1997, respectively)........................       8,569        6,009
   Prepaid expenses and other current assets ....................................         120          475
   Federal income tax refund receivable .........................................          --        1,220
   Deferred income taxes ........................................................         201          253
                                                                                     --------     --------
        Total current assets ....................................................       8,890        8,104
Property, plant & equipment, net ................................................      21,535        3,391
Investment in EASi MegaTech Engineering LLC .....................................          --        1,738
Deferred income taxes ...........................................................       1,096        1,251
Other long-term assets ..........................................................          24          141
                                                                                     --------     --------
        Total assets ............................................................    $ 31,545     $ 14,625
                                                                                     ========     ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current portion of long-term debt ............................................    $     --     $    566
   Cash overdraft ...............................................................         304          105
   Accounts payable .............................................................         728        1,847
   Accrued payroll and benefits .................................................         950          596
   Accrued expenses .............................................................       1,081        1,256
                                                                                     --------     --------
        Total current liabilities ...............................................       3,151        4,370
Long-term debt ..................................................................          --        2,750

Stockholder's equity:
   Common stock .................................................................          78           78
   Additional paid-in capital ...................................................         935          935
   Retained earnings ............................................................      15,579       15,004
   Other comprehensive loss .....................................................          --         (104)
   Net investment and advances from (to) affiliates .............................      11,890       (8,408)
                                                                                     --------     --------
        Stockholder's equity ...................................................       28,482        7,505
                                                                                     --------     --------
        Total liabilities and stockholders equity...............................     $ 31,545     $ 14,625
                                                                                     ========     ========

The accompanying notes are an integral part of the combined financial statements.

                           MEGATECH ENGINEERING, INC.
                        COMBINED STATEMENT OF OPERATIONS
      FOR THE YEARS ENDED DECEMBER 26, 1998 AND DECEMBER 31, 1997 AND 1996

                                                                           1998          1997         1996
                                                                        --------      --------      --------
                                                                              (DOLLARS IN THOUSANDS)
Net sales .........................................................     $ 44,135      $ 44,759      $ 48,768
Rental income .....................................................        4,474         4,003         3,983
                                                                        --------      --------      --------
         Total revenue ............................................       48,609        48,762        52,751
Cost of sales .....................................................       39,937        44,270        42,068
                                                                        --------      --------      --------
             Gross profit .........................................        8,672         4,492        10,683
Selling, general and administrative expenses ......................        6,562         8,808         8,025
Michigan Single Business Tax ......................................          522           408           587
                                                                        --------      --------      --------
             Operating income (loss) ..............................        1,588        (4,724)        2,071
Other income (expense), net:
         Equity in net loss of EASi MegaTech LLC ..................         (280)          (99)         (133)
         Interest income (expense), net ...........................          (66)          464           754
         Other income .............................................           --             5           281
                                                                        --------      --------      --------
                                                                            (346)          370           902
                                                                        --------      --------      --------
             Income (loss) before income tax provision (benefit)...        1,242        (4,354)        2,973
Income tax provision (benefit) ....................................          667        (1,610)        1,035
                                                                        --------      --------      --------
             Net income (loss) ....................................     $    575      $ (2,744)     $  1,938
                                                                        ========      ========      ========


The accompanying notes are an integral part of the combined financial statements.

                           MEGATECH ENGINEERING, INC.
                             STATEMENT OF CASH FLOWS
      FOR THE YEARS ENDED DECEMBER 26, 1998 AND DECEMBER 31, 1997 AND 1996



                                                                                1998          1997          1996
                                                                                ----          ----          ----
                                                                                      (DOLLARS IN THOUSANDS)
Operating activities:
  Net income (loss)                                                           $   575       $(2,744)      $ 1,938
  Adjustments to reconcile net income (loss) to net cash from (used for)
    operating activities:
  Depreciation .........................................................        1,492         1,476         1,359
  Deferred taxes .......................................................          206          (492)         (207)
  Equity in net loss of EASi MegaTech Engineering LLC ..................          280            99           133
  Federal income tax refund ............................................                     (1,220)           --
  (Increase) decrease in accounts receivable, net ......................       (1,682)          430           (75)
  (Increase) decrease in prepaid expenses and other assets .............          160          (385)           27
  Increase (decrease) in accounts payable ..............................         (422)          765          (823)
  Increase (decrease) in accrued payroll and benefits ..................           89        (1,721)          142
  Increase (decrease) in accrued expenses ..............................          385           241          (793)
                                                                              -------       -------       -------
  Net cash provided by (used for) operating activities .................        1,083        (3,551)        1,701
                                                                              -------       -------       -------

Investing activities:
  Purchases of equipment ...............................................       (1,051)       (1,236)       (1,572)
  Investment in EASi MegaTech Engineering LLC ..........................           --          (151)       (1,818)
                                                                              -------       -------       -------
  Net cash used in investing activities ................................       (1,051)       (1,387)       (3,390)

Financing activities:
  Net investment and advances from affiliate ...........................           31         5,904         1,752
  Payments on long term debt ...........................................         (513)          (44)           --
  Dividends ............................................................           --          (840)           --
  Cash overdraft .......................................................          199          (160)          265
                                                                              -------       -------       -------
  Net cash provided by financing activities ............................         (283)        4,860         2,017
                                                                              -------       -------       -------

Effect of foreign exchange rates on cash ...............................          104           (66)          (38)

Net increase (decrease) in cash ........................................         (147)         (144)          290

Cash, beginning of period ..............................................          147           291             1
                                                                              -------       -------       -------
Cash, end of period ....................................................      $     0       $   147       $   291
                                                                              =======       =======       =======

Supplemental cash flow information :
  Non-cash transactions
  Seller contributed assets, net                                              $21,214       $     -       $     -
                                                                              =======       =======       =======



The accompanying notes are an integral part of the combined financial statements.

                           MEGATECH ENGINEERING, INC.
                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE YEARS ENDED DECEMBER 26, 1998 AND DECEMBER 31, 1997 AND 1996




                                                  ADDITIONAL                       OTHER        NET INVESTMENTS
                                                   PAID-IN                      COMPREHENSIVE   AND ADVANCES (TO)
                                    COMMON STOCK   CAPITAL   RETAINED EARNINGS  INCOME (LOSS)   FROM AFFILIATES     TOTAL
                                    ------------   -------   -----------------  -------------  -----------------  ---------
Balance, December 31, 1996 ........    $   78       $ 935       $ 21,948         $  (38)          $(14,312)      $  8,611
   Net loss .......................                               (2,744)                                          (2,744)
   Other comprehensive loss .......                                                 (66)                              (66)
                                                                                                                 --------
Total comprehensive loss ..........                                                                                (2,810)
Dividends paid ....................                               (4,200)                                          (4,200)
Other net advances from affiliate..                                                                  5,904          5,904
                                       ------       -----       --------         ------           --------       --------
Balance, December 31, 1997 ........        78         935         15,004           (104)            (8,408)         7,505
Net income ........................                                  575                                              575
Other comprehensive income ........                                                 104                               104
                                                                                                                 --------
Total comprehensive income ........                                                                                   679
Seller contributed assets, net.....                                                               $ 21,214       $ 21,214
Other net advances to affiliate....                                                                   (916)          (916)
                                       ------       -----       --------         ------           --------       --------
Balance, December 26, 1998 ........    $   78       $ 935       $ 15,579         $    0           $ 11,890       $ 28,482
                                       ======       =====       ========         ======           ========       ========


The accompanying notes are an integral part of the combined financial statements.

                           MEGATECH ENGINEERING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.   ORGANIZATION AND OPERATIONS:

     MegaTech Engineering, Inc. ("MEI") offers technical staffing and product development services specializing in vehicle interiors, HVAC and electrical design.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     a. Basis of Preparation: MEI was affiliated with Becker Group, Inc. ("Becker") through common stock ownership and management. The Company was included in the consolidating financial statements of Becker through June 30, 1998. Effective June 30, 1998, Becker was acquired by JCI. Subsequent to December 26, 1998, MEI was sold by JCI to MSX International, Inc. ("MSXI"). These financial statements include the accounts of the following companies and operations (collectively, MEI), all affiliated through common stock ownership and management that are engaged in the similar lines of business.

     MegaTech Engineering, Inc.

     MegaTech Engineering Europe GmbH

     Tooling Concepts (From December 22, 1998)

     Intercompany transactions and accounts have been eliminated.

     b. Revenue and Cost Recognition: Revenue consists of amounts recognized on time and material and fixed price contracts. Revenue from time and material contracts is based on time incurred at agreed upon billing rates. Revenue from fixed priced contracts is recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.

     Contract costs include all direct material and labor costs and indirect costs such as indirect labor, supplies, tools and repairs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in fixed price contracts may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     c. Property, Plant and Equipment: Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life. Upon retirement or disposal of property, plant and equipment, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

     d. Investment: The investment in EASi MegaTech Engineering LLC was a joint venture between Engineering Analysis Services, Inc. and MEI. Joint venture earnings and losses were recorded based on the provisions of the joint venture agreement.

     e. Foreign Currency Translation: The financial statements of foreign subsidiaries and affiliates are translated into U.S. dollars using the current exchange rate with the effects of translation adjustments included as other comprehensive income (loss). Revenues and expenses are translated at the average rates of exchange during the period. Gains and losses on foreign currency transactions are not significant.

     f. Income Taxes: Income tax expense and credits are computed on a separate return basis. Deferred income taxes result principally from temporary differences in the bases of assets and liabilities for tax and reporting purposes.

     g. Selling, General and Administrative Expenses: Selling, general and administrative expenses include costs for various corporate support staff, administration services and group costs charged to MEI by Becker and JCI. The charges aggregated $1,302, $3,707 and $3,387 in 1998, 1997 and 1996, respectively. The related advances are included in net investment and advances in the accompanying balance sheets.

     h. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the amounts reported in MEI's combined financial statements and accompanying notes. Actual results may differ from these estimates.

3.   ACCOUNTS RECEIVABLE:

     Receivables arise from services provided pursuant to contracts or agreements with customers for such services. The primary users of MEI's services are manufacturers in the automotive industry. At December 26, 1998 and December 31, 1997, General Motors, accounted for approximately 79 percent and 77 percent of MEI's accounts receivable balance, respectively. General Motors also accounted for 85.4 percent, 83.3 percent and 72.9 percent in total sales in 1998, 1997 and 1996, respectively.

     Accounts receivable include both billed and unbilled receivables. Unbilled receivables, which consist of amounts for services rendered under time and materials contracts which have not yet been billed and amounts for services rendered under fixed price contracts in excess of amounts already billed, totalled $3,275 and $1,039 as of December 26, 1998 and December 31, 1997, respectively. All such billings can be rendered and should be collected within the ensuing year. MEI generally does not bill in advance of providing services.

4.   PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment as of December 26, 1998 and December 31, 1997 consisted of the following:


                                                                             1998        1997
                                                                             ----        ----
          Land..........................................................  $  2,419     $    --
          Land improvements.............................................       547          --
          Buildings.....................................................    15,828          --
          Machinery and computer equipment..............................     9,515       3,778
          Office equipment..............................................     1,705       1,898
          Computer software.............................................       488          --
          Leasehold improvements........................................     5,613       4,561
                                                                          --------     -------
                                                                            36,115      10,237
            Less accumulated depreciation...............................    14,580       6,846
                                                                          --------     -------
                                                                          $ 21,535     $ 3,391
                                                                          ========     =======


5.   ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 26, 1998 and December 31, 1997 respectively:


                                                                           1998          1997
                                                                        ----------    -----------

          Accrued health insurance....................................    $   363       $  595
          Accrued taxes...............................................        626          151
          Other.......................................................         92          510
                                                                          -------       ------
                                                                          $ 1,081       $1,256
                                                                          =======       ======


6.   INCOME TAXES:

     The provision for income taxes for the years ended December 26, 1998, and December 31, 1997 and 1996 are as follows:


                                                          1998            1997           1996
                                                          ----            ----           ----
Income (loss) before income tax provision (benefit)
    Domestic ......................................      $     6        $(3,548)       $ 2,928
    Foreign .......................................        1,236           (806)            45
                                                         -------        -------        -------
                                                         $ 1,242        $(4,354)       $ 2,973
                                                         =======        =======        =======
Income tax provision (benefit)
  Current
    Domestic ......................................      $   236        $(1,118)       $ 1,218
    Foreign .......................................          225             --             24
  Deferred ........................................
    Domestic ......................................         (221)           (65)          (207)
    Foreign .......................................          427           (427)            --
                                                         -------        -------        -------
                                                         $   667        $(1,610)       $ 1,035
                                                         =======        =======        =======

U.S. federal statutory rate .......................        34%            34%            34%
Provision (benefit) at U.S. statutory rate ........      $   422        $(1,481)       $ 1,011
Higher effective foreign tax rate.................           235           (153)            --
Other .............................................           10             24             24
                                                         -------        -------        -------
Income tax provision (benefit) ....................      $   667        $(1,610)       $ 1,035
                                                         =======        =======        =======
Deferred tax assets:
  Property and equipment ..........................      $ 1,091        $   819        $   586
  Accrued liabilities .............................          240            245            420
  Accounts receivable .............................           39             --             --
  Net operating loss carryforward..................           --            427             --
  Other ...........................................          (73)            13              6
                                                         -------        -------        -------
    Net deferred tax asset ........................      $ 1,297        $ 1,504        $ 1,012
                                                         =======        =======        =======

7.   COMMITMENTS:

     The Company leases certain office and data processing equipment. The leases expire on various dates through 2000. Future minimum lease commitments in effect at December 26, 1998 under all noncancellable operating leases are as follows:


                                                                               OPERATING
                                                                                LEASES
                                                                                ------
Year ended December 31:
  1999                                                                         $   902
  2000                                                                             250
                                                                               -------
                                                                               $ 1,152
                                                                               =======



     Rent expense was approximately $1,766, $2,919 and $2,400 for the years ended December 26, 1998 and December 31, 1997 and 1996, respectively.

     MEI owns approximately 210,000 square feet of office and storage space which it leases to its primary customer, General Motors. Rental income resulting from these leases totaled $4.5 million, $4.0 million and $4.0 million for the fiscal year ended December 26, 1998 and for the years ended December 31, 1997 and 1996, respectively.

8.   RELATED-PARTY TRANSACTIONS:

     Concurrent with the sale, effective December 26, 1998, of MEI to MSXI, the seller contributed the net assets of certain businesses to MEI and retained certain net assets not acquired by MSXI. The book value of net assets contributed to MEI aggregate $21,214.

     Included in accounts receivable are amounts due from various affiliates aggregating $773 and $1,426 at December 26, 1998 and December 31, 1997, respectively. Included in accounts payable are amounts due to various affiliates aggregating $50 and $593 at December 26, 1998 and December 31, 1997, respectively.

9.   SUBSEQUENT EVENT:

     JCI entered into an agreement dated December 22, 1998, whereby JCI sold all of the shares of MEI to MSXI, effective December 26, 1998. The sales price was in excess of book value.

     No effect has been given to this transaction in the accompanying financial statements.

                                     PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General incorporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provisions elimination or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction form which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provision becomes effective.

     Article FOUR, Section 1 of the Company's By-laws provides as follows:

                    "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director of officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to be believed that his conduct was unlawful."

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------

  2.1   --     Stock Purchase Agreement dated as of December 22, 1998 among
               MegaTech Engineering, Inc., Becker Group, Inc. and MSX
               International Engineering Services, Inc. (4)
  3.1   --     Restated Certificate of Incorporation of the Company. (1)
  3.2   --     Amended and Restated By-laws of the Company. (1)
  4.1   --     Indenture dated as of January 15, 1998 by and between the
               Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust
               Company, as trustee, in respect of the 11 3/8% Senior
               Subordinated Notes due 2008. (1)
  4.2   --     Form of Old Notes issued pursuant to Rule 144A and Regulation S.
  4.3   --     Form of Exchange Notes to be issued the Exchange Offer.
  4.4   --     Registration Agreement dated as of May 18, 1999 by and among the
               Company, the Subsidiary Guarantors and Salomon Brothers Inc.,
               Lehman Brothers Inc. and First Chicago Capital Markets, Inc.
  5.1   --     Opinion of Davis Polk & Wardwell as to the validity of the
               Exchange Notes and the related guarantees.
 10.1   --     Stockholders' Agreement dated as of January 3, 1997 among the
               Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture Capital,
               Ltd. ("CVC") and certain executive officers and directors of the
               Company (1) and Amendment to Stockholders' Agreement dated August
               10, 1998. (3)
 10.2   --     Registration Rights Agreement dated as of January 3, 1997 among the Company, CVC, MascoTech and certain executive officers and directors of the Company. (1)
 10.3   --     Amended and Restated Credit Agreement dated as of April 14, 1998 among the Company, the Subsidiary Guarantors and NBD Bank as agent to the lenders party thereto. (1)
 10.4   --     Master Vendor Agreement dated as of August 31, 1997 between the
               Company and Ford Motor Company ("Ford"). (1)
 10.5   --     Master Supply Agreement dated as of August 31, 1997 between the
               Company and Ford. (1)
 10.6   --     MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech. (1)
 10.7   --     CVC Subscription Agreement dated as of January 3, 1997 between the Company and CVC. (1)
 10.8   --     Management Subscription Agreement dated as of January 3, 1997 between the Company and certain executive officers of the
               Company. (1)
 10.9   --     Stock Purchase Agreement dated as of July 25, 1997 between MSX
               International (Holdings), Inc. and Ford. (1)
 10.10  --     Acquisition Agreement dated as of November 12, 1996 among the
               Company, MascoTech and ASG Holdings Inc. (1)
 10.11  --     Employment Agreement dated as of January 3, 1997 between the
               Company and Ralph L. Miller (1) and the amendment thereto dated
               May 1, 1998 (3)
 10.12  --     Employment Agreement dated as of January 3, 1997 between the
               Company and Frederick K. Minturn. (1)
 10.13  --     Asset Purchase Agreement dated as of October 23, 1998, between
               MSX International Engineering Services, Inc. and Lexstra
               International, Inc. and Lexus Temporaries, Inc. (2)
 10.14  --     Deferred Compensation Plan. (1)

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
 10.15  --     Services Agreement dated as of May 21, 1998 between MSX
               International, Inc., and St. Clair Group, Inc. (3)
 12.1   --     Statement re: Computation of Ratio of Earnings to Fixed
               Charges.
 21.1   --     Subsidiaries of the Company. (3)
 23.1   --     Consent of PricewaterhouseCoopers LLP re: MSX International, Inc.
 23.2   --     Consent of PricewaterhouseCoopers LLP re: MegaTech Engineering,
               Inc.
 23.3   --     Consent of PricewaterhouseCoopers LLP re: Lexus Temporaries, Inc.
 23.4   --     Consent of PricewaterhouseCoopers LLP re: Lexstra International,
               Inc.
 23.5   --     Consent of Urbach Kahn & Werlin  re: Lexstra International, Inc.
 23.6   --     Consent of Urbach Kahn & Werlin  re: Lexus Temporaries, Inc.
 23.7   --     Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
 25.1   --     Statement of eligibility of Trustee on Form T-1. (1)
 99.1   --     Letter of Transmittal.
 99.2   --     Notice of Guaranteed Delivery.
 99.3   --     Instruction to Registered Holder and/or Book-entry transfer of
               Participant.
 99.4   --     Form of Letter to Clients.
 99.5   --     Form of Letter to Registered Holders and Depository Trust Company
               Participants.
-------------------
(1)  Incorporated by reference to the Exhibits filed with MSX
     International's Registration Statement on Form S-4 filed
     July 21, 1998, File No. 333-49821.

(2)  Incorporated by reference to the Exhibits filed with MSX
     International's Current Report on Form 8-K filed October 28,
     1998.

(3)  Incorporated by reference to the Exhibits filed with MSX
     International's Annual Report on Form 10-K for the year ended January 3, 1999.

(4)  Incorporated by reference to the Exhibits filed with MSX
     International's Current Report on Form 8-K filed June 30, 1999.


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                           MSX INTERNATIONAL, INC.

                                           By: /s/ FREDERICK K. MINTURN
                                               ---------------------------------
                                               Frederick K. Minturn
                                               Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

              NAME                                                TITLE
              ----                                                -----
       /s/ ERWIN H. BILLIG                    Chief Executive Officer; Chairman of the Board of
-------------------------------------------   Directors
           Erwin H. Billig

    /s/ FREDERICK K. MINTURN                  Executive Vice President and Chief Financial Officer
-------------------------------------------
         Frederick K. Minturn

    /s/ RICHARD A. MANOOGIAN                  Director
-------------------------------------------
        Richard A. Manoogian

   /s/ RICHARD M. CASHIN, JR.                 Director
-------------------------------------------
       Richard M. Cashin, Jr.

     /s/ MICHAEL A. DELANEY                   Director
-------------------------------------------
         Michael A. Delaney

        /s/ DAVID E. COLE                     Director
-------------------------------------------
            David E. Cole

         /s/ LEE GARDNER                      Director
-------------------------------------------
             Lee Gardner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                           MSX INTERNATIONAL TECHNOLOGY
                                           SERVICES, INC.


                                           By: /s/ FREDERICK K. MINTURN
                                               ---------------------------------
                                               Frederick K. Minturn
                                               Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

             NAME                                       TITLE
             ----                                       -----

      /s/ ERWIN H. BILLIG                    Chief Executive Officer; Director
-------------------------------------------
          Erwin H. Billig

      /s/ ROGER FRIDHOLM                     President; Director
-------------------------------------------
          Roger Fridholm

   /s/ FREDERICK K. MINTURN
-------------------------------------------  Vice President, Treasurer and Secretary; Director
       Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                      MSX INTERNATIONAL BUSINESS SERVICES, INC.

                                      By: /s/ JOHN W. RISK
                                          --------------------------------------
                                          John W. Risk
                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

            NAME                                           TITLE
            ----                                           -----
     /s/ ERWIN H. BILLIG                    Chief Executive Officer; Director
-------------------------------------------
         Erwin H. Billig

        /s/ JOHN W. RISK                    President; Director
-------------------------------------------
            John W. Risk

  /s/ FREDERICK K. MINTURN                  Vice President, Treasurer and Assistant Secretary;
------------------------------------------- Director
      Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                      MSX INTERNATIONAL ENGINEERING SERVICES,
                                         INC.

                                      By: /s/ FREDERICK K. MINTURN
                                          --------------------------------------
                                          Frederick K. Minturn
                                          Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

               NAME                                         TITLE
               ----                                         -----
        /s/ ERWIN H. BILLIG                    Chief Executive Officer; Director
-------------------------------------------
            Erwin H. Billig

        /s/ ROGER FRIDHOLM                     President; Director
-------------------------------------------
            Roger Fridholm

     /s/ FREDERICK K. MINTURN                  Vice President, Treasurer and Secretary; Director
-------------------------------------------
         Frederick K. Minturn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                             MSX INTERNATIONAL (HOLDINGS), INC.

                                             By: /s/ FREDERICK K. MINTURN
                                                 -----------------------------
                                                 Frederick K. Minturn
                                                 Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

             NAME                                                 TITLE
             ----                                                 -----
                                               Chief Executive Officer; Director
        /s/ ERWIN H. BILLIG
-------------------------------------------
          Erwin H. Billig

                                               President; Director
        /s/ ROGER FRIDHOLM
-------------------------------------------
          Roger Fridholm

     /s/ FREDERICK K. MINTURN                  Vice President, Treasurer and Secretary; Director
-------------------------------------------
       Frederick K. Minturn








                                      11-9

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, State of Michigan on June 30, 1999.

                                                 MSX INTERNATIONAL (USA), INC.

                                                 By: /s/ FREDERICK K. MINTURN
                                                     ---------------------------
                                                     Frederick K. Minturn
                                                     Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Mannino and Frederick K. Minturn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 30, 1999.

            NAME                                              TITLE
            ----                                              -----
                                            Chief Executive Officer; Director
     /s/ ERWIN H. BILLIG
-------------------------------------------
         Erwin H. Billig

                                            President; Director
     /s/ ROGER FRIDHOLM
-------------------------------------------
         Roger Fridholm

                                            Vice President, Treasurer and Secretary; Director
    /s/ FREDERICK K. MINTURN
-------------------------------------------
        Frederick K. Minturn

                                 EXHIBIT INDEX
                                 -------------

 EXHIBIT
 NUMBER                           DESCRIPTION
 -------                          -----------

  2.7   --     Stock Purchase Agreement dated as of December 22, 1998 among
               MegaTech Engineering, inc. and Becker Group, Inc. and MSX
               International Engineering Services, Inc. (4)
  3.1   --     Restated Certificate of Incorporation of the Company. (1)
  3.2   --     Amended and Restated By-laws of the Company. (1)
  4.1   --     Indenture dated as of January 15, 1998 by and between the
               Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust
               Company, as trustee, in respect of the 11 3/8% Senior
               Subordinated Notes due 2008. (1)
  4.2   --     Form of Old Notes issued pursuant to Rule 144A and Regulation S.
  4.3   --     Form of New Notes to be issued the Exchange Offer.
  4.4   --     Registration Agreement dated as of May 18, 1999 by and among the
               Company, the Subsidiary Guarantors and Salomon Brothers Inc.,
               Lehman Brothers Inc. and First Chicago Capital Markets, Inc.
  5.1   --     Opinion of Davis Polk & Wardwell as to the validity of the
               Exchange Notes and the related guarantees.
 10.1   --     Stockholders' Agreement dated as of January 3, 1997 among the
               Company, MascoTech, Inc. ("MascoTech"), Citicorp Venture Capital,
               Ltd. ("CVC") and certain executive officers and directors of the
               Company and Amendment to Stockholders' Agreement dated August 10,
               1998. (3)
 10.2   --     Registration Rights Agreement dated as of January 3, 1997 among the Company, CVC, MascoTech and certain executive officers and directors of the Company. (1)
 10.3   --     Amended and Restated Credit Agreement dated as of April 14, 1998 among the Company, the Subsidiary Guarantors and NBD Bank as agent to the lenders party thereto. (1)
 10.4   --     Master Vendor Agreement dated as of August 31, 1997 between the
               Company and Ford Motor Company ("Ford"). (1)
 10.5   --     Master Supply Agreement dated as of August 31, 1997 between the
               Company and Ford. (1)
 10.6   --     MascoTech Subscription Agreement dated as of January 3, 1997 between the Company and MascoTech. (1)
 10.7   --     CVC Subscription Agreement dated as of January 3, 1997 between the Company and CVC. (1)
 10.8   --     Management Subscription Agreement dated as of January 3, 1997 between the Company and certain executive officers of the
               Company. (1)
 10.9   --     Stock Purchase Agreement dated as of July 25, 1997 between MSX
               International (Holdings), Inc. and Ford. (1)
 10.10  --     Acquisition Agreement dated as of November 12, 1996 among the
               Company, MascoTech and ASG Holdings Inc. (1)
 10.11  --     Employment Agreement dated as of January 3, 1997 between the
               Company and Ralph L. Miller. (3)
 10.12  --     Employment Agreement dated as of January 3, 1997 between the
               Company and Frederick K. Minturn. (1)
 10.13  --     Asset Purchase Agreement dated as of October 23, 1998, between
               MSX International Engineering Services, Inc. and Lexstra
               International, Inc. and Lexus Temporaries, Inc. (2)
 10.14  --     Deferred Compensation Plan. (1)
 10.15  --     Services Agreement dated as of May 21, 1998 between MSX
               International, Inc., and St. Clair Group, Inc. (3)
 12.1   --     Statement re: Computation of Ratio of Earnings to Fixed
               Charges.
 21.1   --     Subsidiaries of the Company. (3)
 23.1   --     Consent of PricewaterhouseCoopers LLP re: MSX International, Inc.
 23.2   --     Consent of PricewaterhouseCoopers LLP re: MegaTech Engineering,
               Inc.
 23.3   --     Consent of PricewaterhouseCoopers LLP re: Lexus Temporaries, Inc.
 23.4   --     Consent of PricewaterhouseCoopers LLP re: Lexstra International,
               Inc.
 23.5   --     Consent of Urbach Kahn & Werlin re: Lexstra International, Inc.
 23.6   --     Consent of Urbach Kahn & Werlin re: Lexus Temporaries, Inc.
 23.7   --     Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).
 25.1   --     Statement of eligibility of Trustee on Form T-1. (1)
 99.1   --     Letter of Transmittal.
 99.2   --     Notice of Guaranteed Delivery.
 99.3   --     Instruction to Registered Holder and/or Book-entry transfer of
               Participant.
 99.4   --     Form of Letter to Clients.
 99.5   --     Form of Letter to Registered Holders and Depository Trust Company
               Participants.
-------------------
(1)  Incorporated by reference to the Exhibits filed with MSX
     International's Registration Statement on Form S-4 filed
     July 21, 1998, File No. 333-49821.

(2)  Incorporated by reference to the Exhibits filed with MSX
     International's Current Report on Form 8-K filed October 28,
     1998.

(3)  Incorporated by reference to the Exhibits filed with MSX
     International's Annual Report on Form 10-K for the year ended January 3, 1999.

(4)  Incorporated by reference to the Exhibits filed with MSX
     International's Current Report on Form 8-K filed June 30, 1999.